SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Big Lots, Inc.
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Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

April 13, 2010

Dear Shareholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of Big Lots, Inc. The Annual Meeting will be held at our corporate offices located at 300 Phillipi Road, Columbus, Ohio, on May 27, 2010, beginning at 9:00 a.m. EDT.

The following pages contain the Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are urged to vote as soon as possible. If you attend the Annual Meeting, you may revoke your proxy and vote in person, even if you have previously voted.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on March 29, 2010. At the same time, we provided those shareholders with Internet access to our proxy materials and filed our proxy materials with the Securities and Exchange Commission. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Thank you for your ongoing support of, and continued interest in, Big Lots, Inc.

Respectfully submitted,

STEVEN S. FISHMAN
Chairman, Chief Executive Officer and President

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2010

Notice is hereby given that the 2010 Annual Meeting of Shareholders of Big Lots, Inc. will be held at our corporate offices located at 300 Phillipi Road, Columbus, Ohio, on May 27, 2010, beginning at 9:00 a.m. EDT, for the following purposes:

1.	To elect nine directors of Big Lots, Inc.;

2.	To consider and vote upon a proposal to approve the amended and restated Big Lots 2005 Long-Term Incentive Plan;

3.	To consider and vote upon a proposal to approve the amended and restated Big Lots 2006 Bonus Plan;

4.	To consider and vote upon a proposal to amend our Amended Articles of Incorporation to institute majority voting in uncontested director elections;

5.	To consider and vote upon a proposal to amend our Code of Regulations to establish procedures for the advance notice of shareholder nominations of directors at shareholder meetings;

6.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010; and

7.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, March 29, 2010, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors,

CHARLES W. HAUBIEL II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary

April 13, 2010
Columbus, Ohio
____________________

Your vote is important. Shareholders are urged to vote online. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously voted.

BIG LOTS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
Purpose of the Annual Meeting	1
Shareholder Voting Rights	1
Registered Shareholders and Beneficial Shareholders	1
Internet Availability of Proxy Materials	2
Attendance at the Annual Meeting	2
How to Vote	2
Householding	3
Tabulation of Votes	3
Board’s Recommendations	3
Quorum	3
Vote Required to Approve a Proposal	4
Proposal One	4
Other Matters	4
PROPOSAL ONE: ELECTION OF DIRECTORS	4
GOVERNANCE	6
Board Leadership and Presiding Director	6
Board Meetings in Fiscal 2009	6
Role of the Board’s Committees	6
Audit Committee	7
Compensation Committee	7
Nominating / Corporate Governance Committee	7
Strategic Planning Committee	7
Selection of Nominees by the Board	8
Majority Vote Policy	8
Determination of Director Independence	9
Related Person Transactions	9
Board’s Role in Risk Oversight	10
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals	10
Compensation Committee Interlocks and Insider Participation	10
Communications with the Board	10

i

DIRECTOR COMPENSATION	11
Retainers and Fees	11
Restricted Stock	11
Director Compensation Table for Fiscal 2009	12
STOCK OWNERSHIP	13
Ownership of Our Common Shares by Certain Beneficial Owners and Management	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
EXECUTIVE COMPENSATION	14
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Overview of Our Executive Compensation Program	14
Philosophy and Objectives	14
Elements of In-Service Executive Compensation	17
Employment Agreements	19
Post-Termination and Change in Control Arrangements	20
Indemnification Agreements	21
Retirement Plans	21
Our Executive Compensation Program for Fiscal 2009	21
Salary for Fiscal 2009	22
Bonus for Fiscal 2009	23
Equity for Fiscal 2009	24
Performance Evaluation	26
Role of Management	28
Independent Compensation Consultant	28
Comparative Compensation Data	28
Tally Sheets and Wealth Accumulation	29
Internal Pay Equity	29
Minimum Share Ownership Requirements	30
Equity Grant Timing	30
Tax and Accounting Considerations	30
Our Executive Compensation Program for Fiscal 2010	31
Summary Compensation Table	32
Bonus and Equity Plans	34
Big Lots 2006 Bonus Plan	34
Big Lots 2005 Long-Term Incentive Plan	35

Grants of Plan-Based Awards in Fiscal 2009	36
Outstanding Equity Awards at 2009 Fiscal Year-End	37
Option Exercises and Stock Vested in Fiscal 2009	38
Pension Benefits	38
Pension Plan and Supplemental Pension Plan	38
Pension Benefits Table for Fiscal 2009	40
Nonqualified Deferred Compensation	40
Supplemental Savings Plan	40
Nonqualified Deferred Compensation Table for Fiscal 2009	41
Potential Payments Upon Termination or Change in Control	41
Rights Under Post-Termination and Change in Control Arrangements	41
Change in Control Described	43
Estimated Payments if Triggering Event Occurred at 2009 Fiscal Year-End	44
Steven S. Fishman	45
Joe R. Cooper	45
Brad A. Waite	46
John C. Martin	46
Lisa M. Bachmann	47
PROPOSAL TWO: APPROVAL OF THE AMENDED AND
RESTATED BIG LOTS 2005 LONG-TERM INCENTIVE PLAN	47
Background	47
Section 162(m) Approval Requirement	47
Proposed Amendments	48
Administration	48
Term, Termination and Amendment	48
Share Limitations	48
Eligibility and Participation	49
Awards	49
Stock Options	49
Stock Appreciation Rights	50
Restricted Stock	50
Restricted Stock Units	50
Performance Units	51
Performance-Based Awards	51
Effect of Change in Control	51

Limited Transferability	51
Equitable Adjustments	51
Plan Benefits	52
Tax Treatment of Awards	53
Incentive Stock Options	53
Non-Qualified Stock Options	53
Stock Appreciation Rights	53
Other Awards	54
Section 162(m)	54
Sections 280G and 4999	54
Section 83(b)	55
Section 409A	55
Market Value	55
Equity Compensation Plan Information	55
PROPOSAL THREE: APPROVAL OF THE AMENDED
AND RESTATED BIG LOTS 2006 BONUS PLAN	56
Background	56
Section 162(m) Approval Requirement	56
Proposed Amendments	57
Administration and Description of Bonus Awards	57
Eligibility	58
Amendment, Suspension or Termination	58
Plan Benefits	58
PROPOSAL FOUR: APPROVAL OF AMENDMENTS TO OUR
AMENDED ARTICLES OF INCORPORATION TO INSTITUTE
MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS	58
PROPOSAL FIVE: APPROVAL OF AMENDMENTS TO OUR
CODE OF REGULATIONS TO ESTABLISH PROCEDURES FOR
ADVANCE NOTICE OF SHAREHOLDER DIRECTOR NOMINATIONS	60
AUDIT COMMITTEE DISCLOSURE	61
General Information	61
Independent Registered Public Accounting Firm	62
Audit and Non-Audit Services Pre-Approval Policy	62
Fees Paid to Independent Registered Public Accounting Firm	62
Audit Committee Report	63

PROPOSAL SIX: RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010	63
SHAREHOLDER PROPOSALS	63
ANNUAL REPORT ON FORM 10-K	63
PROXY SOLICITATION COSTS	64
OTHER MATTERS	64
Executive Compensation Peer Groups for Fiscal 2009 Executive Compensation	APPENDIX A
Big Lots 2005 Long-Term Incentive Plan	APPENDIX B
Big Lots 2006 Bonus Plan	APPENDIX C
Proposed Amendments to our Amended Articles of Incorporation	APPENDIX D
Proposed Amendments to our Code of Regulations	APPENDIX E

v

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

______________________

PROXY STATEMENT
______________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Big Lots, Inc., an Ohio corporation (“we,” “us,” “our” and “Big Lots”), for use at the 2010 Annual Meeting of Shareholders to be held on May 27, 2010 (“Annual Meeting”), at our corporate offices located at 300 Phillipi Road, Columbus, Ohio at 9:00 a.m. EDT. On or about April 13, 2010, we began mailing to our shareholders of record at the close of business on March 29, 2010, a Notice of Internet Availability containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended January 30, 2010 (“fiscal 2009”).

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, the shareholders will be asked to: (i) elect nine directors to the Board; (ii) approve the amended and restated Big Lots 2005 Long-Term Incentive Plan (“2005 Incentive Plan”); (iii) approve the amended and restated Big Lots 2006 Bonus Plan (“2006 Bonus Plan”); (iv) approve amendments to our Amended Articles of Incorporation to institute majority voting in uncontested director elections; (v) approve amendments to our Code of Regulations to establish procedures for the advance notice of shareholder nominations of directors at shareholder meetings; (vi) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011 (“fiscal 2010”); and (vii) transact such other business as may properly come before the Annual Meeting.

Shareholder Voting Rights

Only those shareholders of record at the close of business on March 29, 2010, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting. At the record date, we had outstanding 81,087,990 common shares, $0.01 par value per share. Each of the outstanding common shares entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. The holders of common shares have no cumulative voting rights in the election of directors. All voting shall be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.

Registered Shareholders and Beneficial Shareholders

If our common shares are registered in your name directly with our transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those common shares, a registered shareholder. If our common shares are held for you in a brokerage account or by a bank or other holder of record, you are considered the beneficial shareholder of the common shares held in street name.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability for requesting such materials.

For beneficial shareholders, a notice directing you to the website at which you will find our proxy materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those common shares, the registered shareholder. Your broker, bank or other holder of record should also provide to you instructions on how you may request a paper or email copy of our proxy materials, if you prefer. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they received from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Attendance at the Annual Meeting

All of our shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 8:30 a.m. EDT, and the Annual Meeting will begin at 9:00 a.m. EDT. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your common shares as a beneficial shareholder, you will need to check in at the Annual Meeting registration desk and present a copy of a brokerage or bank statement reflecting your stock ownership as of the record date.

How to Vote

After receiving the Notice of Internet Availability (or proxy card, if you received printed copies of the proxy materials), registered shareholders are urged to visit www.proxyvote.com to access our proxy materials. You will have the opportunity to vote your common shares online at www.proxyvote.com until May 26, 2010 at 11:59 p.m. EDT. When voting online, you must follow the instructions posted on the website and you will need the control number included on your Notice of Internet Availability (or proxy card, if applicable). If, after receiving the Notice of Internet Availability, you request (via toll-free telephone number, e-mail or online) that we send you paper or electronic copies of our proxy materials, you may vote your common shares by completing, dating and signing the proxy card and returning it in accordance with the instructions provided. If you properly complete your proxy online or you complete, date, sign and return your proxy card on or before May 26, 2010 at 11:59 p.m. EDT, your common shares will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person.

A registered shareholder may revoke a proxy at any time before it is exercised by filing with our Corporate Secretary a written notice of revocation or duly executing a proxy bearing a later date. A registered shareholder may also revoke a proxy by attending the Annual Meeting and giving written notice of revocation to the secretary of the meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Beneficial shareholders should follow the procedures and directions set forth in the materials they will receive from the broker, bank or other holder of record who is the registered holder of their common shares (i) to instruct such registered holder how to vote those common shares or (ii) to revoke previously given voting instructions. Please contact your broker, bank or other holder of record to determine the applicable deadlines. Beneficial shareholders who wish to vote at the Annual Meeting will need to obtain a completed form of proxy from the broker, bank or other holder of record who is the registered holder of their common shares.

Brokers, banks and other holders of record who hold common shares for beneficial owners in “street name” may vote such common shares on “routine” matters, such as Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six, without specific voting instructions from the beneficial owner of such common shares. Such brokers, banks and other holders of record may not, however, vote such common shares on “non-routine” matters, such as the election of directors, without specific voting instructions from the beneficial owner of such common shares. Proxies that are signed and submitted by such brokers, banks and other holders of record that have not been voted on certain matters as described in the previous sentence are referred to as “broker non-votes.” Broker non-votes will not be counted for purposes of determining the number of common shares necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).

Householding

SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the annual report to shareholders, proxy statement and Notice of Internet Availability if they consent to do so (“householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC rules allow, your household may receive a single copy of the annual report to shareholders, proxy statement and Notice of Internet Availability. Upon request, we will promptly deliver a separate copy of the annual report to shareholders, proxy statement and Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.

You may revoke your consent for householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling 1-800-542-1061, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will be sent separate copies of these documents.

Beneficial shareholders can request more information about householding from their brokers, banks or other holders of record.

Tabulation of Votes

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge, as inspected by our duly appointed inspectors of election.

Board’s Recommendations

Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote: (i) FOR the election of its nominated slate of directors (see Proposal One); (ii) FOR the approval of the amended and restated 2005 Incentive Plan (see Proposal Two); (iii) FOR the approval of the amended and restated 2006 Bonus Plan (see Proposal Three); (iv) FOR the amendment to our Amended Articles of Incorporation (see Proposal Four); (v) FOR the amendment to our Code of Regulations (see Proposal Five); and (vi) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010 (see Proposal Six). If any other matter properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on such matter or for a substitute nominee as recommended by the Board.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to be voted at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of common shares considered to be represented at the Annual Meeting for purposes of establishing a quorum.

Vote Required to Approve a Proposal

Proposal One

For purposes of Proposal One, the nine director nominees receiving the greatest number of votes cast shall be elected as directors. A properly executed proxy marked as withholding authority with respect to the election of one or more nominees for director will not be voted with respect to the nominee or nominees for director indicated, although it will be counted for purposes of determining whether there is a quorum.

Under our Corporate Governance Guidelines, in an uncontested election (i.e., when all nominees are recommended by the Board and the number of nominees is equal to or less than the number of Board seats), any nominee for director who receives fewer votes “for” his or her election than votes “withheld” is required to promptly tender to the chair of the Nominating / Corporate Governance Committee a letter of resignation from the Board. See the “Governance — Majority Vote Policy” section of this Proxy Statement for more information about this policy.

Other Matters

For purposes of Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six, the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote on each such matter will be required for approval. A properly executed proxy marked “abstain” with respect to Proposal Two, Proposal Three, Proposal Four, Proposal Five or Proposal Six will not be voted with respect to such matter, although it will be counted for purposes of determining the number of common shares necessary for approval of such matter. Accordingly, an abstention will have the effect of a negative vote. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the common shares in accordance with the recommendation of the Board.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the common shares represented by proxies will be voted, unless otherwise specified, for the election of the nine director nominees named below. All nine nominees are currently directors on the Board. Proxies cannot be voted at the Annual Meeting for more than nine persons.

Set forth below is certain information relating to the director nominees, including each nominee’s age (as of the end of fiscal 2009), tenure as a director on the Board, current Board committee memberships, business experience and principal occupation for the past five or more years, the specific experience, qualifications, attributes or skills of each nominee that led to the conclusion that the nominee should serve as a director (which are in addition to the general qualifications discussed in the “Selection of Nominees by the Board” section below), and other public company directorships held by each nominee during the past ten years. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

			Current Committee Membership
					Nominating /
					Corporate	Strategic
		Director	Audit	Compensation	Governance	Planning
Name	Age	Since	Committee	Committee	Committee	Committee
Jeffrey P. Berger	60	2006	*		*
Steven S. Fishman	58	2005
Peter J. Hayes	67	2008
David T. Kollat	71	1990			**	**
Brenda J. Lauderback	59	1997			*
Philip E. Mallott	52	2003	**			*
Russell Solt	62	2003	*	*
James R. Tener	60	2005		*
Dennis B. Tishkoff	66	1991		**		*
____________________

*	Committee Member

**	Committee Chair

Jeffrey P. Berger is the former Executive Vice President, Global Foodservice, and President and Chief Executive Officer of Heinz North America Foodservice (manufacturer and marketer of processed food products). The Board would be well served by the perspective provided by Mr. Berger’s 14 years of experience as a chief executive of a multibillion dollar company and his qualification as an “audit committee financial expert,” as defined by applicable SEC rules.

Steven S. Fishman is the Chairman, Chief Executive Officer and President of Big Lots. Before joining us in July 2005, Mr. Fishman served as the President, Chief Executive Officer and Chief Restructuring Officer of Rhodes, Inc. (furniture retailer that filed for bankruptcy on November 4, 2004); the Chairman and Chief Executive Officer of Frank’s Nursery & Crafts, Inc. (lawn and garden specialty retailer that filed for bankruptcy on September 8, 2004); and the President and Founder of SSF Resources, Inc. (investment and consulting). Mr. Fishman’s strong leadership skills, proven management capabilities, and more than 35 years of diverse retail experience with discount, specialty and department store retailers, including 24 years of experience in a senior executive role, make Mr. Fishman an excellent choice to continue serving on the Board.

Peter J. Hayes is the former Chief Operating Officer of Variety Wholesalers, Inc. (retailer). Mr. Hayes also previously served as the President and Chief Operating Officer of Family Dollar Stores, Inc. (retailer); and the Chairman and Chief Executive Officer of the Gold Circle / Richway divisions of Federated Department Stores, Inc. (retailer). Mr. Hayes’ experience in discount retail and his leadership experience at large corporations make him well-suited to serve on the Board.

David T. Kollat is the President and Founder of 22, Inc. (research and management consulting). Mr. Kollat is also currently a director of Limited Brands, Inc. (where he is a member of the compensation committee and the finance committee), Select Comfort Corporation (where he is a member of the compensation committee and the corporate governance and nominating committee), and Wolverine World Wide, Inc. (where he is the lead director and a member of the compensation committee). Mr. Kollat’s experience in retail and marketing, leadership skills, extensive service on the boards of other public companies, and his advanced academic degrees in business administration led to the conclusion that he would continue to be a valuable member of the Board.

Brenda J. Lauderback is the former President – Wholesale Group of Nine West Group, Inc. (retail and wholesale footwear). Ms. Lauderback also previously served as the President – Footwear Wholesale of U.S. Shoe Corporation (retail and wholesale footwear); and the Vice President, General Merchandise Manager of Dayton Hudson Corporation (retail stores). Ms. Lauderback is also currently a director of Denny’s Corporation (where she is a member of the compensation and incentives committee and the corporate governance and nominating committee), Select Comfort Corporation (where she is the chair of the corporate governance and nominating committee), and Wolverine World Wide, Inc. (where she is the chair of the governance committee and a member of the audit committee). Ms. Lauderback previously served as a director of Irwin Financial Corporation. In addition to her extensive service on the boards of other public companies, Ms. Lauderback’s experience in leadership roles of other retailers make her well-suited to continue serving on the Board.

Philip E. Mallott is an independent financial consultant and a retail stock analyst at Coker & Palmer (securities brokerage services). Mr. Mallott previously served as the Vice President and Chief Financial Officer of Intimate Brands, Inc. (retail stores). Mr. Mallott previously served as a director of Tween Brands, Inc. Mr. Mallott’s qualification as an “audit committee financial expert,” his experience as a certified public accountant, his service on the boards of other public companies and charitable organizations, and his experience in leadership roles of other retailers led to the conclusion that he would continue to be a valuable member of the Board.

Russell Solt is the former Director of Investor Relations of West Marine, Inc. (specialty retailer and catalog company), where he also previously served as the Executive Vice President and Chief Financial Officer. Additionally, Mr. Solt previously served as the Chief Financial Officer of Venture Stores, Inc. (discount retailer) and Williams-Sonoma, Inc. (specialty retailer). Mr. Solt’s experience as a certified public accountant and as the Chief Financial Officer of other publicly-traded retailers, his background in investor relations and his qualification as an “audit committee financial expert,” makes him well-suited to continue serving on the Board.

James R. Tener is the former President and Chief Operating Officer of Brook Mays Music Company (retail and wholesale music that filed for bankruptcy on July 11, 2006). Mr. Tener also previously served as the Chief Operating Officer of The Sports Authority (sporting goods retailer). Mr. Tener’s extensive experience in senior leadership roles of other publicly-traded retailers and prior service on the board of a privately-held company make him a solid choice to serve on the Board.

Dennis B. Tishkoff is the Chairman and Chief Executive Officer of Drew Shoe Corporation (footwear manufacturer, importer, exporter, retailer and wholesaler), and the President of Tishkoff and Associates, Inc. (retail consultant). Mr. Tishkoff previously served as the President and Chief Executive Officer of Shoe Corporation of America (footwear retailer). Mr. Tishkoff’s extensive experience in senior management roles of other retailers and wholesalers, his experience with importing merchandise and his leadership skills led to the conclusion that he will continue to be a valuable member of the Board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE

Board Leadership and Presiding Director

The Board is currently comprised of the nine individuals named in Proposal One – eight of whom are independent (as defined by the applicable New York Stock Exchange (“NYSE”) and SEC rules), non-employee directors (“outside directors”) and one of whom is our chief executive officer (“CEO”). Our CEO serves as Chairman of the Board. The Board also has a presiding director whose primary responsibility is to lead executive sessions of the Board in which our CEO and other members of management are not present. The role of presiding director is rotated quarterly among the outside directors. The presiding director is responsible for establishing an agenda for the session over which he or she presides and, upon the conclusion of an executive session of the Board, meeting with our CEO to address the matters discussed during the executive session.

We believe that the current structure of the Board provides both independent leadership and the benefits afforded by having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing our day-to-day operations, our CEO is best positioned to chair regular Board meetings as we discuss key business and strategic issues. Coupled with an independent presiding director, this structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of our business operations. The Board also believes that Mr. Fishman’s leadership, integrity and vision have been instrumental in our success and that he has the ability to execute both the short-term and long-term strategies necessary for the competitive marketplace in which we operate. Additionally, we have implemented mechanisms that we believe will ensure that we continue to maintain high standards of corporate governance and the continued accountability of our CEO to the Board, including a super-majority of independent outside directors on the Board, the use of a presiding director, and the appointment of only independent outside directors to chair and serve on each of the standing Board committees.

Board Meetings in Fiscal 2009

Five meetings of the Board were held during fiscal 2009. During fiscal 2009, each director attended at least 75% of the aggregate of all meetings of the Board and all meetings held by the committees on which he or she served (in each case, held during the periods that he or she served). It is our policy that each director nominee standing for election be present at the annual meeting of shareholders. Each director named in Proposal One attended the most recent annual meeting of shareholders held in May 2009. Under our Corporate Governance Guidelines, each director is expected to dedicate sufficient time and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders, the Board and the committees of which he or she is a member.

Role of the Board’s Committees

The Board has standing Audit, Compensation, and Nominating / Corporate Governance Committees. In fiscal 2009, the Board formed the Strategic Planning Committee. Each committee reports on its activities to the Board.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to: (i) the integrity of the financial reports and other financial information provided by us to our shareholders and others; (ii) our compliance with legal and regulatory requirements; (iii) the engagement of our independent registered public accounting firm and the evaluation of the firm’s qualifications, independence and performance; (iv) the performance of our system of internal controls; (v) our audit, accounting and financial reporting processes generally; and (vi) the evaluation of enterprise risk issues. The Audit Committee was established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), and each of its members is independent as required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. The Board has determined that Mr. Mallott, Mr. Berger and Mr. Solt each satisfy the standards for an “audit committee financial expert,” as defined by applicable SEC rules. Each member of the Audit Committee is “financially literate,” as required by NYSE rules.

The functions of the Audit Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee met eight times during fiscal 2009.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to the administration of our compensation programs, including the compensation program for the members of our executive management committee (“EMC”). The EMC is currently comprised of 12 employees – the five executives named in the Summary Compensation Table (“named executive officers”) and all other executive vice presidents and senior vice presidents.

The Compensation Committee is involved in establishing our general compensation philosophy, overseeing the development of our compensation programs, reviewing and recommending to the Board the compensation for the EMC members, administering our equity-based compensation plans, and reporting on the entirety of the executive compensation program to the Board. All members of the Compensation Committee are independent as required by the Committee’s charter and NYSE rules.

The functions of the Compensation Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Compensation Committee met nine times during fiscal 2009.

Nominating / Corporate Governance Committee

The Nominating / Corporate Governance Committee is responsible for recommending individuals to the Board for nomination as members of the Board and its committees, taking a leadership role in shaping our corporate governance policies and practices, including recommending to the Board changes to our Corporate Governance Guidelines and monitoring compliance with such guidelines, and reviewing the compensation of the members of the Board and recommending any changes to the Board for its approval. All members of the Nominating / Corporate Governance Committee are independent as required by the Committee’s charter and NYSE rules.

The functions of the Nominating / Corporate Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Nominating / Corporate Governance Committee met three times during fiscal 2009. The Corporate Governance Guidelines, which comply with NYSE rules, can be found in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.

Strategic Planning Committee

The Strategic Planning Committee assists the Board and management in strategic planning, including providing guidance to the Board and management in the development of long-term business objectives and strategic plans; reviewing the long-term business objectives and strategic plans developed by management; advising the Board regarding significant mergers, acquisitions and other similar significant transactions; and monitoring issues associated with CEO succession and management development. All members of the Strategic Planning Committee are independent and no member receives additional compensation for his or her service to the Committee.

The functions of the Strategic Planning Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Strategic Planning Committee meets as it deems necessary.

Selection of Nominees by the Board

The Nominating / Corporate Governance Committee has oversight over a broad range of issues surrounding the composition and operation of the Board. The Nominating / Corporate Governance Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members, based on our needs from time to time. The Nominating / Corporate Governance Committee also evaluates prospective director nominees against the standards and qualifications set forth in the Corporate Governance Guidelines. Although the Nominating / Corporate Governance Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Committee and has not adopted a policy with regard to the consideration of diversity in identifying director nominees, the Committee considers factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, age, and compatibility with our CEO and other members of the Board. The Nominating / Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, diversity, the balance of management and independent directors, and the need for committee expertise. The Nominating / Corporate Governance Committee confers with the Board as to the criteria it intends to apply before the search for a new director nominee is commenced.

In identifying potential candidates for Board membership, the Nominating / Corporate Governance Committee considers recommendations from the Board, shareholders and management. A shareholder who wishes to recommend a prospective director nominee to the Board must send written notice to: Chair of the Nominating / Corporate Governance Committee, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our common shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.

Pursuant to its written charter, the Nominating / Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. No such firm was retained in connection with the selection of the director nominees proposed for election at the Annual Meeting.

After completing the evaluation of a prospective nominee, the Nominating / Corporate Governance Committee may make a recommendation to the Board that the targeted individual be nominated by the Board, and the Board then decides whether to approve a nominee after considering the recommendation and report of the Nominating / Corporate Governance Committee. Any invitation to join the Board is extended to a prospective nominee through the chair of the Nominating / Corporate Governance Committee and our CEO, after approval by the Board.

Majority Vote Policy

Our Corporate Governance Guidelines include a majority vote policy. This policy requires any nominee for director in an uncontested election (i.e., when all nominees are recommended by the Board and the number of nominees is equal to or less than the number of Board seats) at an annual meeting of shareholders who receives fewer votes “for” his or her election than votes “withheld” from such election to promptly tender his or her resignation from the Board. Upon its receipt of such resignation, the Nominating / Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or to take other action, such as reject the resignation and address the apparent underlying cause of the withheld votes. The Board will act on the recommendation of the Nominating / Corporate Governance Committee no later than 100 days following the certification of the shareholder vote. The Nominating / Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will evaluate such resignation in light of the best interests of Big Lots and our shareholders and may consider any factors and other information they deem relevant. We will promptly publicly disclose the Board’s decision in a periodic or current report to the SEC.

Determination of Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook its most recent annual review of director independence in March 2010. During this annual review, the Board considered all transactions, relationships and arrangements between each director, his or her affiliates, and any member of his or her immediate family, on one hand, and Big Lots, its subsidiaries and members of senior management, on the other hand. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent in accordance with NYSE rules.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Fishman, all of the directors nominated for election at the Annual Meeting are independent of Big Lots, its subsidiaries and its management under the standards set forth in the NYSE rules, and no director nominee has a material relationship with Big Lots, its subsidiaries or its management aside from his or her service as a director. Mr. Fishman is not an independent director due to his employment with Big Lots.

In determining that each of the directors other than Mr. Fishman is independent, the Board considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are executive officers or directors, none of which approached the disqualifying thresholds set forth in the NYSE rules. Accordingly, the Board determined that each of the transactions and relationships it considered was immaterial and did not impair the independence of any of the directors.

Related Person Transactions

The Board and the Nominating / Corporate Governance Committee have the responsibility for monitoring compliance with our corporate governance policies, practices and guidelines applicable to our directors, nominees for director, officers and employees. The Board and the Nominating / Corporate Governance Committee have enlisted the assistance of our General Counsel and human resources management to fulfill this duty. Our written Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, and human resources policies address governance matters and prohibit, without the consent of the Board or the Nominating / Corporate Governance Committee, directors, officers and employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.

Pursuant to our written related person transaction policy, the Nominating / Corporate Governance Committee also evaluates “related person transactions.” Consistent with SEC rules, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships): (i) involving more than $120,000 in which we and any of our directors, nominees for director, executive officers, holders of more than five percent of our common shares, or their immediate family members were or are to be a participant; and (ii) in which such related person had or will have a direct or indirect material interest. Under our policy, our directors, executive officers and other members of management are responsible for bringing all transactions, whether proposed or existing, of which they have knowledge and that they believe may constitute related person transactions to the attention of our General Counsel. If our General Counsel determines that the transaction constitutes a related person transaction, our General Counsel will notify the chair of the Nominating / Corporate Governance Committee. Thereafter, the Nominating / Corporate Governance Committee will review, considering all factors and information it deems relevant, and either approve or disapprove the related person transaction in light of what it believes to be the best interests of Big Lots and our shareholders. If advance approval is not practicable or if a related person transaction that has not been approved is discovered, the Nominating / Corporate Governance Committee shall promptly consider whether to ratify the related person transaction. Where advance approval is not practicable or we discover a related person transaction that has not been approved and in each such case the Committee disapproves the transaction, the Committee will, taking into account all of the factors and information it deems relevant (including the rights available to us under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of our shareholders and company. We do not intend to engage in related person transactions disapproved by the Nominating / Corporate Governance Committee. Examples of factors and information that the Nominating / Corporate Governance Committee may consider include: (i) the reasons for entering into the transaction; (ii) the terms of the transaction; (iii) the benefits of the transaction to us; (iv) the comparability of the transaction to similar transactions with unrelated third parties; (v) the materiality of the transaction to each party; (vi) the nature of the related person’s interest in the transaction; (vii) the potential impact of the transaction on the status of an independent outside director; and (viii) the alternatives to the transaction.

Additionally, on an annual basis, each director, nominee for director and executive officer is obligated to complete a questionnaire that requires written disclosure of any related person transaction. These questionnaires are reviewed by the Nominating / Corporate Governance Committee and our General Counsel to identify any potential conflicts of interest or potential related person transactions.

Based on our most recent review conducted in the first quarter of fiscal 2010, we have not engaged in any related person transactions since the beginning of fiscal 2009.

Board’s Role in Risk Oversight

The Board and its committees play an important role in overseeing the identification, assessment and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. The Nominating / Corporate Governance Committee manages risks associated with corporate governance, related person transactions, and business conduct and ethics. The Strategic Planning Committee assists the Board and management in managing risks related to strategic planning, succession planning and significant mergers and acquisitions. The Public Policy and Environmental Affairs Committee, a management committee that reports to the Nominating / Corporate Governance Committee, oversees management of risks associated with public policy, environmental and social matters that may affect our operations, performance or public image.

Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals

We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. We also have a Code of Ethics for Financial Professionals which is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. We intend to post amendments to or waivers from any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals (in each case, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions), if any, at this location on our website.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, Mr. Solt, Mr. Tener and Mr. Tishkoff served on our Compensation Committee. No member of our Compensation Committee serves or has served at any time as one of our officers or employees or has or, during fiscal 2009, had a material interest in any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serve or, during fiscal 2009, served as a member of the board of directors or compensation committee of any other company that has or had an executive officer serving as a member of the Board or our Compensation Committee.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with the outside directors as a group, may do so by choosing one of the following options:

Call the Board at:	(866) 834-7325
Write to the Board at:	Big Lots Board of Directors, 300 Phillipi Road, Columbus, Ohio 43228-5311
E-mail the Board at:	www.biglots.ethicspoint.com

Under a process approved by the Nominating / Corporate Governance Committee for handling correspondence received by us and addressed to outside directors, our General Counsel reviews all such correspondence and forwards to the Board or appropriate members of the Board a summary and/or copies of any such correspondence that deals with the functions of the Board, members or committees thereof or otherwise requires their attention. Directors may at any time review a log of all correspondence received by us and directed to members of the Board and may request copies of any such correspondence. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the members of the Nominating / Corporate Governance Committee. Parties submitting communications to the Board may choose to do so anonymously or confidentially. Except when communications are sent anonymously or confidentially, parties sending written communications to the Board will receive a written acknowledgement upon our receipt of the communication.

DIRECTOR COMPENSATION

Under the Big Lots, Inc. Non-Employee Director Compensation Package established by the Board, each outside director is compensated for Board and committee participation in the form of retainers and fees and a restricted stock award.

Retainers and Fees

The retainers and fees for outside directors in fiscal 2009 consisted of: (i) an annual retainer of $45,000; (ii) an additional annual retainer of $15,000 for the chair of the Audit Committee; (iii) an additional annual retainer of $10,000 for the chairs of the Compensation Committee and the Nominating / Corporate Governance Committee; (iv) $1,500 for each Board meeting attended in person; (v) $1,250 for each committee meeting attended in person; (vi) $500 for each Board or committee meeting attended telephonically; and (vii) the ability to nominate a charity to receive a donation of up to $10,000 from us. No retainers or fees are paid in connection with a director’s service to the Strategic Planning Committee. During fiscal 2009, Messrs. Berger, Hayes, Kollat, Mallott, Solt, Tener and Tishkoff, and Ms. Lauderback qualified as outside directors and, thus, received compensation for their Board service. Due to his employment with us, Mr. Fishman did not qualify as an outside director and did not receive compensation for his service as a director. The compensation received by Mr. Fishman as an employee is shown in the Summary Compensation Table included in this Proxy Statement.

Restricted Stock

In fiscal 2009, the outside directors also received a restricted stock award having a grant date fair value equal to approximately $75,000 (3,186 common shares). The fiscal 2009 restricted stock awards were made in June 2009 under the 2005 Incentive Plan. The restricted stock awarded to the outside directors in fiscal 2009 will vest on the earlier of (i) the trading day immediately preceding the Annual Meeting or (ii) the outside director’s death or disability (as that term is defined in the 2005 Incentive Plan). However, the restricted stock will not vest if the outside director ceases to serve on the Board before either vesting event occurs.

Director Compensation Table for Fiscal 2009

The following table summarizes the compensation earned by each outside director for his or her Board service in fiscal 2009.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred	All
	or	Stock	Option	Incentive Plan	Compensation	Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)(2)	($)(3)	($)	($)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mr. Berger	61,000	74,998	—	—	—	10,000	145,998
Mr. Hayes	51,500	74,998	—	—	—	10,000	136,498
Mr. Kollat	64,000	74,998	—	—	—	10,000	148,998
Ms. Lauderback	54,000	74,998	—	—	—	10,000	138,998
Mr. Mallott	73,500	74,998	—	—	—	10,000	158,498
Mr. Solt	63,250	74,998	—	—	—	10,000	148,248
Mr. Tener	56,250	74,998	—	—	—	10,000	141,248
Mr. Tishkoff	66,250	74,998	—	—	—	10,000	151,248
____________________

(1)	Amounts in this column reflect the aggregate grant date fair value of the restricted stock awards granted to the outside directors in fiscal 2009 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding the effect of any estimated forfeitures. The full grant date fair value of the fiscal 2009 restricted stock award granted to each outside director, as computed in accordance with ASC 718, was based on individual awards of 3,186 common shares at a per common share value of $23.54 on the grant date (i.e., $74,998 per outside director). In accordance with ASC 718 and the 2005 Incentive Plan, the per common share grant date value is the average of the opening price and the closing price of our common shares on the NYSE on the grant date.

(2)	As of January 30, 2010, each individual included in the table held 3,186 shares of restricted stock.

(3)	Prior to fiscal 2008, the outside directors received an annual stock option award under the Big Lots, Inc. Amended and Restated Director Stock Option Plan (“DSO Plan”). The DSO Plan was terminated on May 30, 2008 and no stock option awards were granted to any outside directors in fiscal 2009. As of January 30, 2010, each individual included in the table held stock options to purchase the following number of common shares: Mr. Berger: 20,000; Mr. Hayes: 0; Mr. Kollat: 70,000; Ms. Lauderback: 40,000; Mr. Mallott: 39,500; Mr. Solt: 22,000; Mr. Tener: 20,000; and Mr. Tishkoff: 24,000.

(4)	Amounts in this column reflect payments made by us during fiscal 2009 to charitable organizations nominated by the specified directors pursuant to the Big Lots, Inc. Non-Employee Director Compensation Package.

STOCK OWNERSHIP

Ownership of Our Common Shares by Certain Beneficial Owners and Management

The following table sets forth certain information with regard to the beneficial ownership of our common shares by each holder of more than five percent of our common shares, each director, each of the executive officers named in the Summary Compensation Table, and all our executive officers and directors as a group. The assessment of holders of more than five percent of our common shares is based on a review of and reliance upon their respective filings with the SEC. Except as otherwise indicated, all information is as of March 12, 2010.

	Amount and Nature of	Percent of
Name of Beneficial	Beneficial Ownership	Outstanding
Owner or Identity of Group	(1)	Common Shares
Lisa M. Bachmann	204,694	*
Jeffrey P. Berger	23,611	*
Joe R. Cooper	89,375	*
Steven S. Fishman	1,430,613	1.8%
Peter J. Hayes	3,186	*
David T. Kollat	85,939	*
Brenda J. Lauderback	41,911	*
Philip E. Mallott	34,611	*
John C. Martin	118,465	*
Russell Solt	23,611	*
James R. Tener	26,611	*
Dennis B. Tishkoff	8,220	*
Brad A. Waite	36,875	*
BlackRock, Inc. (2)	8,724,113	10.6%
The Vanguard Group, Inc. (3)	5,112,465	6.2%
Sasco Capital, Inc. (4)	4,619,420	5.6%
All directors and executive officers as a group (21 persons)	2,745,842	3.4%
____________________

*	Represents less than 1.0% of the outstanding common shares.

(1)	Each person named in the table has sole voting power and sole dispositive power with respect to all common shares shown as beneficially owned by such person, except as otherwise stated in the footnotes to this table. The amounts set forth in the table include common shares that may be acquired within 60 days of March 12, 2010 under stock options exercisable within that period. The number of common shares that may be acquired within 60 days of March 12, 2010 under stock options exercisable within that period are as follows: Ms. Bachmann: 134,937; Mr. Berger: 16,000; Mr. Cooper: 28,125; Mr. Fishman: 585,000; Mr. Hayes: 0; Mr. Kollat: 70,000; Ms. Lauderback: 36,000; Mr. Mallott: 26,000; Mr. Martin: 22,500; Mr. Solt: 18,000; Mr. Tener: 16,000; Mr. Tishkoff: 0; Mr. Waite: 9,375; and all directors and executive officers as a group: 1,333,237.

(2)	In its Schedule 13G filed on January 8, 2010, BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2009, had sole voting power and sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares.

(3)	In its Schedule 13G/A filed on February 5, 2010, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2009, had sole voting power over 132,066 of the shares, had sole dispositive power over 4,994,399 of the shares, had shared dispositive power over 118,066 of the shares, and had no shared voting power over the shares. In its Schedule 13G/A, this reporting person indicated that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, was the beneficial owner and directs the voting of 118,066 common shares.

(4)	In its Schedule 13G/A filed on February 9, 2010, Sasco Capital, Inc., 10 Sasco Hill Road, Fairfield, CT 06824, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2009, had sole voting power over 1,668,270 of the shares, had sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares. Executive officers, directors and greater than 10% shareholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the Section 16(a) reports filed on behalf of these persons with the SEC and the written representations of our directors and executive officers that no other reports were required by them, we believe that all of our directors and executive officers and greater than 10% shareholders complied during fiscal 2009 with the reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for fiscal 2009 (“Form 10-K”).

Members of the Compensation Committee

Dennis B. Tishkoff, Chair
Russell Solt
James R. Tener

Compensation Discussion and Analysis

Overview of Our Executive Compensation Program

Philosophy and Objectives

We believe it is important to provide competitive compensation to attract and retain talented executives to lead our business. We also believe an executive compensation program should encourage high levels of corporate and individual performance by motivating executives to continually improve our business in order to promote sustained profitability and enhanced shareholder value. This philosophy drives our executive compensation program.

Consistent with our philosophy, each of the named executive officer’s total compensation varies based on his or her leadership, performance, experience, responsibilities and the achievement of financial and business goals. To better ensure that our executive compensation program advances the interests of our shareholders, the value of bonus opportunities and equity awards under the program depends upon our financial performance and/or the price of our common shares. As a named executive officer’s level of responsibility and the potential impact that a named executive officer could have on our operations and financial condition increase, the percentage of the named executive officer’s compensation that is at risk through bonus and equity incentive compensation also increases.

The Board and the Compensation Committee of the Board (which we refer to as the “Committee” throughout this CD&A) periodically review our executive compensation philosophy and consider factors that may influence a change in our executive compensation philosophy. Consistent with our executive compensation philosophy, the Committee has identified the following key objectives for our executive compensation program:
  Attract and retain executives by paying them amounts and offering them elements of compensation that are competitive and comparable to those paid and offered by most companies in our peer groups.
We believe a key factor in attracting and retaining qualified executives is to provide total compensation that is competitive with the total compensation paid by companies in our compensation “peer groups” discussed in the “Comparative Compensation Data” section of this CD&A. In addition, we believe most executives who consider changing employers expect to receive the same compensation elements that are provided by companies in our peer groups and/or their current employer. As we believe it is necessary to offer executive candidates elements of compensation consistent with other companies within our peer groups, we generally do not structure our executive compensation program to be competitive with companies outside of our peer groups (although we may do so to attract a particular candidate that we believe is well-suited for our business). We believe the amounts and elements of compensation that we offer make us competitive within our peer groups, and offering competitive packages has enabled us in recent years to attract and retain quality executives. We believe failing to offer competitive amounts and elements of compensation to candidates and our executives would impair our ability to attract and retain a high level of executive talent.

Each of the elements of compensation we provide serves a different role in attracting and retaining executives. Salary serves as a short-term retention tool. Bonus under the 2006 Bonus Plan is based on annual corporate financial performance and is designed primarily to retain executives on a year-to-year basis. Stock options issued under the 2005 Incentive Plan vest over four years in prorated annual increments and provide executives with an incentive to remain with us for up to the seven-year term of the stock option. Restricted stock awarded to executives under the 2005 Incentive Plan encourages executives to remain with us for up to five years after the award date, as the restricted stock generally vests only if (i) we meet a threshold corporate financial goal (“first trigger”) and (ii) either we meet another more challenging corporate financial goal (“second trigger”) or the five-year period following the grant date lapses. Accordingly, the restricted stock encourages retention for up to five years, with the period being reduced if we are performing at a high level. We believe that the perceived value to the executives of the personal benefits and perquisites we offer to them and the convenience of having these benefits when faced with the demands of their positions, makes them a meaningful element of our compensation program.
  Motivate executives to contribute to our success and reward them for their performance.
We use the bonus and equity elements of our executive compensation program as the primary tools to motivate our executives to continually improve our business in order to promote sustainable profitability and enhanced shareholder value. These compensation elements provide executives with meaningful incentives to meet or exceed the corporate financial goals set by our Board each year.

For an executive to earn a bonus under the 2006 Bonus Plan, we must achieve a minimum corporate performance amount established by the Committee at a time when achievement of that amount is substantially uncertain. Although bonuses will be paid to executives under the 2006 Bonus Plan for fiscal years in which we achieve minimum or target corporate performance amounts, our executives also have an opportunity to earn up to double the amount of their target bonus compensation if we exceed the target corporate performance amount. Conversely, if we do not meet the minimum corporate performance amount, executives do not receive a bonus under the 2006 Bonus Plan. We believe this structure is essential to motivate executives to not only meet the goals we set, but also to surpass those goals.

Restricted stock granted to executives under the 2005 Incentive Plan is a full value award. Accordingly, we believe it is appropriate for us to require the achievement of at least a predetermined threshold corporate financial goal (i.e., the first trigger) before restricted stock issued under the 2005 Incentive

Plan may vest. We believe imposing a performance requirement in the form of a corporate financial goal, which is established by the Committee at a time when achievement of the goal is substantially uncertain, encourages positive performance and protects our shareholders from dilution in the absence of our performance. As discussed above, restricted stock awarded to our executives vests on an accelerated basis if we achieve the second trigger. The second trigger is established when the award is made, and is typically based on a projected multi-year corporate operating plan.
  Align the interests of executives and shareholders through incentive-based executive compensation.
We pay bonuses to executives under the 2006 Bonus Plan only if we meet or exceed corporate performance goals. Stock options awarded under the 2005 Incentive Plan are valuable only if the market price of our common shares exceeds the exercise price during the period in which the stock options may be exercised. Restricted stock awarded under the 2005 Incentive Plan vests only if we achieve a threshold corporate performance goal (i.e., the first trigger) and its value is determined by the market price of our common shares. Accordingly, the realization and value of each of these elements of compensation is dependent upon our performance and/or the appreciation in the value of our common shares.

In fiscal 2009, 79.7% of the total compensation earned by the named executive officers was derived from incentive compensation in the form of bonuses (non-equity incentive plan compensation), stock options and restricted stock, as each is reflected in the Summary Compensation Table. We believe this demonstrates that our executive compensation program is closely aligned with the interests of our shareholders. We do not apply a specific formula or set a specific percentage at which incentive compensation is targeted or awarded for the named executive officers individually or as a group. Rather, the amount of total compensation that may be earned by each named executive officer through these forms of incentive compensation is subjectively determined based on each named executive officer’s level of responsibility and potential impact on our operations and financial condition. The percentage of total compensation that a named executive officer may earn through these forms of incentive compensation generally increases as the executive’s level of responsibility and impact on our business increases.

Following the end of each fiscal year, we calculate and review the “at-risk incentive compensation” awarded to each named executive officer in that fiscal year as a percentage of the “total executive compensation awarded” to the named executive officer in that fiscal year to evaluate how effectively our incentive compensation programs address our objective of aligning executive compensation with the interests of our shareholders. We compute this calculation as follows:

Grant date
At-Risk		At-Risk		fair value of		Grant date fair value		Maximum possible payout under
Incentive		Incentive	=	stock	+	of option awards	+	non-equity incentive plan awards
Compensation		Compensation		awards
as a	=
Percentage of						Change in pension
Total		Total				value and				At-Risk
Executive		Executive	=	Salary	+	nonqualified	+	All other	+	Incentive
Compensation		Compensation				deferred		compensation		Compensation
Awarded		Awarded				compensation
earnings

The components of at-risk incentive compensation are the potential values to the named executive officer upon award, as reflected in the Grants of Plan-Based Awards in Fiscal 2009 table following this CD&A. The components of the total executive compensation awarded (other than at-risk incentive compensation) are the amounts actually earned by the named executive officer, as reflected in the Summary Compensation Table following this CD&A.

For fiscal 2009, the percentage of the total executive compensation awarded that was derived from at-risk incentive compensation for the named executive officers was as follows:

Fiscal 2009 At-Risk Incentive Compensation
as a Percentage of
Name	Total Executive Compensation Awarded (%)
Mr. Fishman	86.6
Mr. Cooper	72.8
Mr. Waite	68.3
Mr. Martin	68.1
Ms. Bachmann	72.5
All non-CEO named executive officers as a group	70.4
All named executive officers as a group	79.7

We believe the significant portion of total executive compensation awarded to the named executive officers as at-risk incentive compensation exemplifies the emphasis of our executive compensation program on “pay for performance.” In rewarding performance through at-risk incentive compensation, we believe we align the interests of our executives with those of our shareholders.
  Manage executive compensation costs.
As we discuss in greater detail in the “Comparative Compensation Data” section of this CD&A, we compare the compensation paid to our executives with the compensation paid to similarly-situated executives at companies within our peer groups. While this comparison is not a determinative factor for setting compensation for our executives, we believe our review of the peer group data provides a market check and supports our belief that we do not overpay our executives and we effectively manage our executive compensation costs.
  Focus on corporate governance.
Although the compensation committee at some companies makes all compensation decisions with respect to their executives, we believe it is consistent with best practices in corporate governance to reach a consensus among all outside directors when establishing executive compensation each year. While the Committee takes the lead in formulating executive compensation, we seek the approval of our five additional outside directors before finalizing annual executive compensation to provide an additional check on the appropriateness of the amounts awarded.

Elements of In-Service Executive Compensation

The primary compensation elements for the named executive officers consist of salary, bonus opportunities under the 2006 Bonus Plan and equity awards made under the 2005 Incentive Plan. In addition, the named executive officers are entitled to certain personal benefits and perquisites. We believe each of these elements and the mix of elements is necessary to provide a competitive executive compensation program, is consistent with our compensation philosophy and furthers our compensation objectives.

The Committee reviews each element at least annually. Individual and corporate performance directly impacts the elements and amount of compensation paid to our named executive officers. For instance, a named executive officer’s failure to meet individual goals may lead to a reduction in his or her compensation, a failure to receive equity awards, or the termination of his or her employment. Conversely, excellent corporate performance may lead to greater bonus payouts and, possibly, to the achievement of financial goals that accelerate restricted stock vesting. The Committee and the other outside directors also have discretion, subject to the limitations contained in our bonus and equity plans and the executives’ employment agreements, in setting named executive officers’ salary, bonus opportunities and equity awards.

  Salary
Salary is cash compensation and is established annually for each named executive officer. A minimum salary for each named executive officer is set forth in his or her respective employment agreement, as described below. Salary adjustments are subjectively determined and are not formally tied to specific performance criteria. The Committee has not adopted any specific schedule of salary increases and makes adjustments to the named executive officers’ respective salaries without regard to adjustments in the salaries of other executives.
  Bonus
Each named executive officer has the opportunity to earn an annual cash bonus under the 2006 Bonus Plan. Bonus payouts correspond to a percentage of each named executive officer’s salary (“payout percentage”) and are based on whether we achieve certain corporate performance amounts under one or more financial measures. The corporate performance amounts and financial measures are set annually at the discretion of the Committee and the other outside directors in connection with the Board’s approval of our annual corporate operating plan, subject to the terms of the 2006 Bonus Plan and the named executive officers’ employment agreements.

The lowest level at which we will pay a bonus under the 2006 Bonus Plan is referred to as the “floor.” A bonus is not paid under the 2006 Bonus Plan if we do not achieve at least the corporate performance amount that earns a floor bonus. The level at which we generally plan our performance and the associated payout under the 2006 Bonus Plan is referred to as the “target.” The maximum level at which we will pay a bonus under the 2006 Bonus Plan is referred to as the “stretch.” If our performance in a fiscal year exceeds the minimum corporate performance amount that earns a floor bonus, there is a corresponding increase in the amount of the bonus (up to a maximum at the stretch bonus level). Bonuses paid to the named executive officers under the 2006 Bonus Plan are considered “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. See the “Bonus and Equity Plans” disclosure that follows the Summary Compensation Table and Proposal Three for more information concerning the 2006 Bonus Plan.
  Equity
All equity awards granted to the named executive officers since January 1, 2006 have been issued under the 2005 Incentive Plan. Although the 2005 Incentive Plan allows us to issue various types of equity awards, we have granted only stock options and restricted stock under the 2005 Incentive Plan. The stock options vest based on the passage of time or, if earlier, upon the executive’s death or disability (provided such event occurs at least six months after the grant date). The restricted stock vests based on the achievement of the first trigger and then the achievement of the second trigger, the passage of time, or the executive’s death or disability. See the “Bonus and Equity Plans” disclosure that follows the Summary Compensation Table and Proposal Two for more information concerning the 2005 Incentive Plan and the terms under which we have granted equity awards.
  Personal Benefits/Perquisites
The following are the personal benefits and perquisites that are generally provided only to employees at or above the vice president level: (i) coverage under the Big Lots Executive Benefit Plan (“Executive Benefit Plan”); (ii) enhanced long-term disability insurance coverage; and (iii) use of an automobile or payment of an automobile allowance. Mr. Fishman is also permitted to make limited non-business use of corporate aircraft. We believe that these personal benefits and perquisites, although immaterial to us in amount, are an important element of total compensation provided to our executives because of the value our executives place on these benefits and the convenience of having these benefits when faced with the demands of their positions. The Committee evaluates and determines the personal benefits and perquisites received by named executive officers during its annual review of the named executive officers’ total compensation.

We offer all full-time employees medical and dental benefits under the Big Lots Associate Benefit Plan (“Benefit Plan”). We also offer employees at or above the vice president level, including the named executive officers, the opportunity to participate in the Executive Benefit Plan, which reimburses executives for health-related costs incurred but not covered under the Benefit Plan, up to an annual maximum reimbursement of $40,000 per family. Amounts received by named executive officers under the Executive Benefit Plan are treated as taxable income, and we reimburse each executive the approximate amount of his or her income tax liability relating to the benefits received under the Executive Benefit Plan.

We also offer short-term disability coverage to all full-time employees and long-term disability coverage to all salaried employees. For the named executive officers, the benefits provided under the long-term disability plan are greater than for employees below the vice president level. Under the long-term disability coverage, a named executive officer may receive 67% of his or her monthly salary, up to $25,000 per month, until the executive is no longer disabled or turns age 65, whichever occurs earlier. We also pay the premiums for this long-term disability coverage and the amount necessary to hold the named executive officer harmless from the income taxes resulting from such premium payments.

All employees at or above the vice president level have the option of the use of an automobile or accepting a monthly automobile allowance. The value of the automobile and the amount of the automobile allowance are determined based on the employee’s level.

In fiscal 2009, the Compensation Committee authorized Mr. Fishman to use corporate aircraft for non-business flights up to a limit of $80,000, which amount represents the aggregate incremental cost incurred by us to operate those flights. Given the delays associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become even more inefficient in recent years. Accordingly, making the aircraft available to Mr. Fishman allowed him to efficiently and securely conduct business during both business and non-business flights and to maximize his availability to conduct business before and after his flights. In approving this benefit, the Compensation Committee took into account Mr. Fishman’s extensive travel schedule, which, whether primarily for business or non-business purposes, frequently included a business element (e.g., visits to our stores or potential store locations). We also believe that the value of this benefit to Mr. Fishman, in terms of convenience and time savings exceeded the aggregate incremental cost that we incurred to make the aircraft available to him and, therefore, was an efficient form of compensation for him. We reported imputed income for income tax purposes for the value of Mr. Fishman’s non-business use of corporate aircraft based on the Standard Industry Fare Level in accordance with the Internal Revenue Code of 1986, as amended (“IRC”), and the regulations promulgated thereunder. We did not reimburse or otherwise “gross-up” Mr. Fishman for any income tax obligation attributed to his non-business use of corporate aircraft.

Employment Agreements

Each named executive officer is party to an employment agreement with us. The terms of the employment agreements are substantially similar and are described collectively herein except where their terms materially differ.

We entered into the employment agreements because the agreements provide us with several protections (including non-competition, confidentiality, non-solicitation and continuing cooperation provisions) in exchange for minimum salary levels and target and stretch bonus payout percentages, potential severance and change in control payments and other benefits. Further, we believe it is in our best interests and the best interests of our shareholders to enter into the employment agreements to assure the undivided loyalty and dedication of the named executive officers. We entered into revised employment agreements with each named executive officer in fiscal 2008 for the principal purpose of conforming the named executive officers’ prior employment agreements to the substantive and procedural requirements of Section 409A (“Section 409A”) of the IRC and the regulations promulgated thereunder.

We negotiated the terms of each employment agreement, including the minimum salary levels and minimum target and stretch bonus payout percentages set forth therein, with the executive. In those negotiations, we considered many factors, including:
  our need for the executive;

  the executive’s level of responsibility and the potential impact that the executive could have on our operations and financial condition;

  the skills and past and anticipated future performance of the executive;

  the degree to which we believe the executive will be able to help improve our business;

  the compensation being paid to similarly-situated executives at peer group companies;

  the relationship between the compensation being offered to the executive and that being paid to the other EMC members;

  our perception of our bargaining power and the executive’s bargaining power; and

  to the extent applicable, the elements and amounts of compensation being offered or being paid to the executive by another employer.
Under the terms of their employment agreements, the named executive officers are each entitled to receive at least the following salaries, which amounts are not subject to automatic increases: Mr. Fishman: $1,200,000; Mr. Cooper: $440,000; Mr. Waite: $550,000; Mr. Martin: $520,000; and Ms. Bachmann: $440,000. The terms of each named executive officer’s employment agreement also establish the minimum payout percentages that may be set annually for his or her target and stretch bonus levels. The payout percentages set by the employment agreements for target bonus and stretch bonus, respectively, are as follows (expressed as a percentage of the executive’s salary): Mr. Fishman: 100% and 200%; Mr. Cooper: 60% and 120%; Mr. Waite: 75% and 150%; Mr. Martin: 60% and 120%; and Ms. Bachmann: 60% and 120%. The employment agreements also provide each named executive officer with an automobile or automobile allowance.

Upon our entry into the original employment agreements with the named executive officers, we believed the executives’ salaries and payout percentages were commensurate with each executive’s job responsibilities, overall individual performance, experience, qualifications and salaries and the payout percentages provided to similarly-situated executives at peer companies. When the employment agreements were revised in fiscal 2008, the Committee and each named executive officer agreed to update the salary and payout percentages to reflect the awards made by the Committee and other outside directors in March 2008. The Committee believed these actions were appropriate because the annual executive compensation review that it completed in fiscal 2008 before entering into the revised employment agreements included a review of the factors we considered when we initially entered into an employment agreement with each executive. Updating the salary and payout percentages in each employment agreement was also offered by the Committee in consideration of the named executive officers’ entry into the amended employment agreements. Because the various factors considered when evaluating each named executive officer’s salary and payout percentages change, the Committee reviews the salaries and payout percentages annually and adjustments are made if warranted. See the “Salary for Fiscal 2009” and “Bonus for Fiscal 2009” sections of this CD&A for a further discussion of the salaries and payout percentages for the named executive officers for fiscal 2009.

Each employment agreement requires the named executive officer to devote his or her full business time to our affairs and prohibits the named executive officer from competing with us during his or her employment. Each named executive officer’s employment agreement also includes several restrictive covenants that survive the termination of his or her employment, including confidentiality (infinite), non-solicitation (two years), non-disparagement (infinite), non-competition (one year but reduced to six months following a change in control), and continuing cooperation (three years for Mr. Fishman and infinite for the other named executive officers).

Unless the executive and we mutually agree to amend or terminate his or her employment agreement, its terms will remain unchanged and it will remain effective as long as we employ the executive. The consequences of termination of employment under the employment agreements depend on the circumstances of the termination of employment.

Post-Termination and Change in Control Arrangements

The employment agreements with the named executive officers provide for potential severance and change in control payments and other consideration. The terms of these employment agreements were set through negotiation, during which we considered the various factors discussed in the prior section. Our equity compensation plans also provide for the accelerated vesting of outstanding stock options and restricted stock in connection with a change in control.

The severance provisions of the employment agreements are intended to address competitive concerns by providing the executives with compensation that may alleviate the uncertainty associated with foregoing other opportunities and, if applicable, leaving another employer. The change in control provisions of the employment agreements dictate that the executive receives certain cash payments and other benefits only if there is a change in control and the executive is terminated in connection with the change in control. This “double trigger” is intended to allow us to rely upon each named executive officer’s continued employment and objective advice, without concern that the named executive officer might be distracted by the personal uncertainties and risks created by an actual or proposed change in control. These potential benefits provide the named executive officers with important protections that we believe are necessary to attract and retain executive talent.

While the Committee considers the potential payments upon termination or change in control annually when it establishes compensation for the applicable year, this information is not a primary consideration in setting salary, bonus payout percentages or equity compensation. We believe that the objectives of attracting and retaining qualified executives and providing incentives for executives to continue their employment with us would not be adequately served if potential payments to a named executive officer upon termination or change in control were a determinative factor in awarding current compensation.

See the “Potential Payments Upon Termination or Change in Control” narrative disclosure and tables following this CD&A for a discussion of compensation that may be paid to the named executive officers in connection with a change in control or the termination of their employment with us.

Indemnification Agreements

Each named executive officer is party to an indemnification agreement with us. Each indemnification agreement provides the named executive officer with a contractual right to indemnification from us in the event the executive becomes subject to a threatened or actual claim or lawsuit arising out of his or her service to us, unless the act or omission of the executive giving rise to the claim for indemnification was occasioned by his or her intent to cause injury to us or by his or her reckless disregard for our best interests, and, in respect of any criminal action or proceeding, he or she had reasonable cause to believe his or her conduct was unlawful. The indemnification agreements are intended to allow us to rely upon each named executive officer’s objective advice, without concern that the named executive officer might be distracted by the personal uncertainties and risks created by a threatened or actual claim or lawsuit. We believe that providing the named executive officers with the important protections under the indemnification agreements is necessary to attract and retain executive talent.

Retirement Plans

We maintain four retirement plans: (i) a tax-qualified, funded noncontributory defined benefit pension plan (“Pension Plan”); (ii) a non-qualified, unfunded supplemental defined benefit pension plan (“Supplemental Pension Plan”); (iii) a tax-qualified defined contribution plan (“Savings Plan”); and (iv) a non-qualified supplemental defined contribution plan (“Supplemental Savings Plan”). We believe that the Savings Plan and Supplemental Savings Plan are generally commensurate with the retirement plans provided by companies in our peer groups, and that providing these plans allows us to better attract and retain qualified executives. Participation in the Pension Plan and Supplemental Pension Plan, which we do not believe are material elements of our executive compensation program, is limited to certain employees whose hire date precedes April 1, 1994. Mr. Waite is the only named executive officer eligible to participate in the Pension Plan or Supplemental Pension Plan. See the narrative disclosure accompanying the Pension Benefits and Nonqualified Deferred Compensation tables following this CD&A for a discussion of our retirement plans.

Our Executive Compensation Program for Fiscal 2009

The Committee takes the lead in establishing executive compensation annually, but seeks approval of compensation decisions from the other outside directors. The Committee believes having all outside directors approve executive compensation is consistent with best practices in corporate governance. The Committee also requests from our CEO performance evaluations and recommendations on the compensation of the other EMC members because of his direct knowledge of each other executive’s performance and contributions. Additionally, as discussed in more detail below in the “Role of Management” and “Independent Compensation Consultant” sections of this CD&A, the Committee consults with management and may engage independent compensation consultants to take advantage of their specialized expertise.

The process of evaluating our executives begins at our Board meeting in the second quarter of the fiscal year before compensation adjustments will be made (e.g., in May 2008 for adjustments made in fiscal 2009) and continues quarterly through updates that our CEO delivers to the outside directors to keep them apprised of the performance of each other EMC member. At our Committee and Board meetings in the first quarter of the fiscal year for which compensation is being set (e.g., in March 2009 for fiscal 2009 compensation), our CEO provides the Committee and the other outside directors with a thorough performance evaluation of each other EMC member and presents his recommendations for their compensation. The Committee also conducts executive sessions to evaluate our CEO’s performance, with the most detailed evaluation including all outside directors during our first quarter Board meeting. See the “Performance Evaluation” section of this CD&A for a discussion of the factors considered by our CEO, the Committee and the other outside directors when evaluating performance.

At its March 2009 meeting, the Committee:
  reviewed and discussed the continued appropriateness of our executive compensation program, including its underlying philosophy, objectives and policies;

  reviewed and discussed our CEO’s performance, contributions and value to our business;

  reviewed and discussed our CEO’s performance evaluations and compensation recommendations for the other EMC members;

  reviewed and discussed the comparative compensation data that it received through surveys conducted by independent compensation consultants and management;

  analyzed the total compensation earned by each EMC member during the immediately preceding two fiscal years;

  analyzed the potential payments to each EMC member upon termination of employment and change in control events;

  considered the parameters on executive compensation awards established by the terms of the shareholder-approved plans under which bonus and equity compensation may be awarded and the employment agreements between us and each EMC member;

  prepared its recommendation on the compensation of each EMC member for fiscal 2009;

  determined that a bonus was payable under the 2006 Bonus Plan as a result of corporate performance in fiscal 2008; and

  determined that the first trigger for the fiscal 2008 restricted stock awards was achieved as a result of corporate performance in fiscal 2008.
The Committee then shared its recommendations on the EMC members’ compensation, including the underlying data and analysis, with the other outside directors for their consideration and approval. The Committee’s recommendations were, with respect to the EMC members other than the CEO, consistent with the CEO’s recommendations. At the March 2009 Board meeting, the outside directors discussed with the Committee the form, amount of, and rationale for the recommended compensation and, consistent with the Committee’s recommendations, finalized the compensation awards for the EMC members.

Except where we discuss the specifics of a named executive officer’s fiscal 2009 compensation, the evaluation and establishment of the named executive officers’ fiscal 2009 compensation was substantially similar. Based on their review of each element of executive compensation separately, and in the aggregate, the Committee and the other outside directors determined that the named executive officers’ compensation for fiscal 2009 was reasonable and not excessive and was consistent with our executive compensation philosophy and objectives.

Salary for Fiscal 2009

The salaries paid to the named executive officers for fiscal 2009 are shown in the “Salary” column of the Summary Compensation Table. During its annual review of executive compensation in March 2009, the Committee and other outside directors agreed to not increase the named executive officers’ salaries for fiscal 2009. While the Committee and other outside directors believed that the named executive officers had each performed well and corporate performance was strong in fiscal 2008, as discussed in the “Performance Evaluation” section of this CD&A, the uncertainty in the general economic conditions in the United States led the Committee and other outside directors to decide to maintain the salaries of the named executive officers at their existing levels. Accordingly, the Committee and other outside directors approved the following fiscal 2009 salaries for the named executive officers: Mr. Fishman: $1,200,000; Mr. Cooper: $440,000; Mr. Waite: $550,000; Mr. Martin: $520,000; and Ms. Bachmann: $440,000. These annualized salaries became effective on March 22, 2009.

Bonus for Fiscal 2009

The bonuses paid to the named executive officers under the 2006 Bonus Plan for fiscal 2009 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. At its annual review in March 2009, the Committee and other outside directors approved the financial measure, corporate performance amounts and payout percentages for the fiscal 2009 bonuses.

The Committee and the other outside directors selected operating profit as the financial measure for the fiscal 2009 bonuses because they believe it is a strong indicator of our profitability, ongoing operating results and financial condition. The Committee and other outside directors selected the corporate performance amounts based on the annual corporate operating plan set by the Board. The corporate performance amounts were set slightly below (for the floor bonus), at (for the target bonus), and above (for the stretch bonus) the projected operating profit in our annual corporate operating plan. The Committee and other outside directors believe the selected amounts provided challenging, but reasonable, levels of performance that were appropriate in light of our projected corporate operating plan for fiscal 2009, the then-current uncertainty around the general economic conditions in the United States, and our objective to promote sustained profitability while providing objectives that motivate our executives. Because the outside directors consider the specific circumstances that we expect to face in the coming fiscal year (e.g., year-over-year comparable performance, general economic factors and performance of the retail sector), the relationship between each of the corporate performance amounts and between the corporate performance amounts and our annual corporate operating plan may vary significantly from year to year.

The payout percentages for the named executive officers were made at the discretion of the Committee and the other outside directors, subject to the minimum payout percentages established in each named executive officer’s employment agreement. For fiscal 2009, the Committee and the other outside directors elected to maintain the bonus payout percentages at the minimum levels established by the employment agreements, which were the same as the payout percentages in the prior fiscal year for each named executive officer. This decision was primarily driven by the belief that those bonus payout percentages were appropriate for fiscal 2009 to accomplish our executive compensation objectives.

In order to calculate bonuses under the 2006 Bonus Plan, we first calculate the financial measure for purposes of our financial statements. Once calculated for purposes of our financial statements, it is adjusted, for purposes of the bonus calculation, to remove the effect of events, transactions or accrual items set forth in the 2006 Bonus Plan and approved by the Committee early each fiscal year when the corporate performance amount and bonus payout percentages are established. These adjustments may have the net effect of increasing or decreasing the resulting corporate performance amount. Additionally, the Committee may exercise negative discretion to cancel or decrease the bonuses earned (but not increase a bonus for a covered employee, as that term is used within Section 162(m) of the IRC). Accordingly, the resulting corporate performance amount may differ from the financial measure (i.e., operating profit) amount reflected on the financial statements included with our Form 10-K.

After calculating the financial measure and making the adjustments described in the preceding paragraph, the Committee exercised negative discretion to reduce the resulting fiscal 2009 corporate performance amount (to the amount reflected in the table below) to exclude certain accrual items that, under the 2006 Bonus Plan and the Committee’s approval in March 2009, would have otherwise increased the corporate performance amount and resulting bonuses. The Committee opted to make the downward adjustment by excluding the accrual items principally because they were anticipated as part of the annual corporate operating plan upon which the financial measure and corporate performance amounts were established for fiscal 2009, and the Committee did not believe that the accrual items should have the effect of increasing fiscal 2009 bonus compensation. The Committee’s decision to exercise negative discretion was not based on corporate or individual performance factors.

The following table reflects the payout percentage for each bonus level and the corporate performance amount required to achieve the corresponding bonus level, with the results for fiscal 2009, calculated as described above (including the Committee’s discretionary reduction discussed in the preceding paragraph), noted:

Bonus Level	Payout Percentage					Corporate Performance
and	(% of salary)					Amount
2009 Results	Mr. Fishman	Mr. Cooper	Mr. Waite	Mr. Martin	Ms. Bachmann	($)
No Bonus	0.0	0.0	0.0	0.0	0.0	0 – 244,874,999
Floor	50.0	30.0	37.5	30.0	30.0	244,875,000
Target	100.0	60.0	75.0	60.0	60.0	254,923,000
Stretch	200.0	120.0	150.0	120.0	120.0	265,135,000
2009 Results	200.0	120.0	150.0	120.0	120.0	323,167,330

Our fiscal 2009 performance was higher than the targeted expectations of the Board, the Committee and management and met the corporate performance amount that earned a bonus at the stretch level. The primary aim in setting the goals was to reward 2006 Bonus Plan participants while encouraging strong corporate earnings growth. As a consequence of the fiscal 2009 bonus payments, total cash compensation paid to the named executive officers for fiscal 2009 was generally at or above the median for our peer groups. We believe higher than market average total cash compensation is appropriate in light of our fiscal 2009 performance and furthers our objectives to motivate our executives and reward superior performance.

Equity for Fiscal 2009

All equity awards granted to the named executive officers in fiscal 2009 were made under the 2005 Incentive Plan and are reflected in the Grants of Plan-Based Awards in Fiscal 2009 table. The equity compensation awarded to the named executive officers for fiscal 2009 consisted of non-qualified stock options and restricted stock awards. The Committee believes that the grant of a significant quantity of stock options and restricted stock to the named executive officers further aligns their interests with the interests of our shareholders and provides us with a significant retention and motivation tool. Accordingly, the named executive officers’ equity interests in our organization, through stock options and restricted stock, comprise a substantial portion of their compensation. The Committee is not tied to any particular process or formula to determine the size of the equity awards granted to the named executive officers. Consequently, the Committee uses its discretion to grant equity awards and may consider the various factors discussed below. In fiscal 2009, to determine the size of the equity awards for the named executive officers, the Committee undertook the following process:
  The Committee reviewed a management-prepared projection of the estimated number of common shares to be granted during fiscal 2009 to all recipients other than our CEO. As it related to the EMC members other than our CEO, this projection was based on historical grant information, anticipated future events, and our CEO’s evaluation of individual performance and recommendations.

  In executive session, the Committee evaluated and approved our CEO’s recommendations for equity awards for the other EMC members and determined the equity award for our CEO. In each case, the Committee made these determinations based on historical grant information and the Committee’s subjective views of comparative compensation data, retention factors, corporate performance (particularly operating profit, income from continuing operations, selling and administrative expenses and earnings per share against planned and prior performance), individual performance, the executive’s level of responsibility, the potential impact that the executive could have on our operations and financial condition, and the market price of our common shares. See the introduction to the “Our Executive Compensation Program for Fiscal 2009” section and the “Performance Evaluation” section of this CD&A for a discussion of how our CEO and the Committee evaluate performance.

  The Committee reviewed the total number of common shares authorized for awards in fiscal 2009 to ensure that such amount would not exceed the total number of common shares available for grant in fiscal 2009. See the “Bonus and Equity Plans” disclosure that follows the Summary Compensation Table for more information concerning the common shares available for issuance under the 2005 Incentive Plan.

This process was employed to ensure that executive equity compensation is commensurate with corporate and individual performance and remains consistent with our policy that incentive compensation should increase as a percentage of total compensation as the executive’s level of responsibility and the potential impact that the executive could have on our operations and financial condition increases. Specifically, the items of corporate and individual performance described in the “Performance Evaluation” section of this CD&A were the most significant factors in awarding equity to the named executive officers in fiscal 2009.

The stock options awarded to the named executive officers in fiscal 2009 have an exercise price equal to the fair market value of our common shares on the grant date, vest equally over four years, and expire seven years after the grant date. Additionally, if a named executive officer dies or becomes disabled before the last scheduled vesting date, the then-remaining unvested portion of the stock option award will vest on the day such event occurred, provided such event occurred at least six months following the grant date. The restricted stock awarded to the named executive officers in fiscal 2009 vests upon attaining the first trigger and the first to occur of (i) attaining the second trigger, (ii) the lapsing of five years after the grant date while continuously employed, or (iii) the grantee’s death or disability (which results in the vesting of a prorated portion of the award). In comparison to the other named executive officers, Mr. Fishman received a greater portion of his fiscal 2009 equity award in the form of restricted stock. The Committee and other outside directors believe this difference is necessary to provide Mr. Fishman with equity compensation that is competitive with the equity compensation awards made to chief executive officers by peer group companies. Additionally, this decision was driven by the following considerations:
  The CEO should receive more at-risk incentive compensation than the other named executive officers. Consistent with the key objectives of our executive compensation program, the Committee and other outside directors believe that our CEO should be awarded at-risk incentive compensation in larger amounts than the other named executive officers, because our CEO’s level of responsibility and potential impact on our operations and financial condition are greater than the other named executive officers.

  Restricted stock is generally more valuable to the executive than stock options and, therefore, requires fewer common shares to provide an equivalent value. The per share value of restricted stock to the executive is generally greater than the per share value of stock options to the executive. This is generally true because stock options provide value to the executive only if and to the extent the market price of our common shares increases during the exercise period, while restricted stock provides value once it vests. Therefore, it is more efficient to deliver equity awards in the form of restricted stock. We can award fewer common shares in the form of restricted stock and still provide the executive with the same value that could be delivered by awarding a greater number of common shares underlying a stock option.

  Awarding fewer common shares is less dilutive to our shareholders and the other equity award recipients. Using fewer common shares underlying restricted stock awards to deliver an equivalent value to the executive in stock options has the benefit of being less dilutive to our shareholders and uses fewer of the common shares available under the 2005 Incentive Plan.

  Counterbalancing factors: It is not permissible, and may not be cost-effective to us, to grant all equity awards in the form of restricted stock. Although it may be more efficient and less dilutive to provide equity awards in the form of restricted stock, the: (i) 2005 Incentive Plan prohibits us from awarding more than one-third of all awards granted pursuant to the plan in the form of restricted stock, restricted stock units and performance units; (ii) financial statement expense to us associated with restricted stock is generally greater on a per share basis than the expense to us associated with stock options; and (iii) Committee and other outside directors believe stock options also provide a strong incentive to increase shareholder value, because stock options provide value to the executive only if the market price of our common shares increases.
The financial measure applied to the restricted stock awards granted in fiscal 2009 was the greater of (i) earnings per common share – diluted from continuing operations and (ii) earnings per common share – diluted from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be). If neither of these amounts appear on the consolidated statement of operations included in our Form 10-K for the applicable fiscal year, then the financial measure to be used is the greater of (iii) earnings per common share – diluted and (iv) earnings per common share – diluted before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be) as it appears in the Form 10-K for the applicable fiscal year. After each financial measure is calculated for purposes of our financial statements, it is adjusted, for purposes of the restricted stock award calculations, to remove the effect of any gain or loss as a result of litigation or lawsuit settlement that is specifically disclosed, reported or otherwise appears in our periodic filings with the SEC or our annual report to shareholders. These financial measures were selected because the Committee and the other outside directors believe they provide a good indication of our profitability, ongoing operating results and financial condition.

The first trigger for the fiscal 2009 restricted stock awards is $0.25 under the applicable financial measure. The second trigger for the fiscal 2009 restricted stock awards is $2.18 under the applicable financial measure. As a result of our strong performance in fiscal 2009, both of the fiscal 2009 restricted stock award triggers were met (under the earnings per common share – diluted from continuing operations financial measure). Accordingly, the restricted stock vested on the first trading day after we filed with the SEC our Annual Report on Form 10-K for fiscal 2009.

When the Committee and the other outside directors approved the financial measures and corporate performance amount applicable to the second trigger in March 2009, they believed those measures and the amount represented strong, but reasonable, levels of performance that would be a challenge to achieve. The second trigger for restricted stock awarded in fiscal 2009 was approximately 7.4% greater than the second trigger for restricted stock awarded in fiscal 2008 (which had not been met when the fiscal 2009 restricted stock was awarded). The Committee and other outside directors believe the selected corporate performance amount was appropriate in light of our high levels of performance in fiscal 2008, our projected multi-year operating plan and our objectives to motivate our executives, reward superior performance and align the interests of our executives and shareholders, while balancing the uncertainty around the general economic conditions in the United States at the time in which the awards were made.

Performance Evaluation

Our CEO, the Committee and the outside directors do not rely solely on predetermined formulas when they evaluate corporate performance or individual performance. Performance is generally evaluated against the following objective and subjective factors, although the factors considered may vary for each executive and as dictated by business conditions:
  long-term strategic goals;

  short-term business goals;

  profit and revenue goals;

  expense goals;

  operating margin improvement;

  revenue growth versus the industry;

  earnings-per-share growth;

  continued optimization of organizational effectiveness and productivity;

  leadership and the development of talent; and

  fostering teamwork and other corporate values.
Our CEO, the Committee and the outside directors may each consider different factors and may value the same factors differently. In selecting individual and corporate performance factors for each EMC member and measuring an executive’s performance against those factors, our CEO, the Committee and the other outside directors also consider the performance of our competitors and general economic and market conditions. None of the factors are assigned a specific weight. Instead, our CEO, the Committee and the other outside directors recognize that the relative importance of these factors may change as a result of specific business challenges and changing economic and marketplace conditions. So although the Committee and the other outside directors consider our CEO’s recommendations, the Committee and the other outside directors may not follow, and are not bound by, our CEO’s recommendations on executive compensation.

Fiscal 2009 compensation for the named executive officers was made at the discretion of the Committee and the other outside directors and was generally based upon the factors discussed in this CD&A, including corporate and individual performance and comparative compensation data. In addition to the consideration given to the uncertainty around general economic conditions at the time that fiscal 2009 compensation was awarded (e.g., as previously described in this CD&A, such consideration impacted the decision to freeze fiscal 2009 salaries and the establishment of the corporate performance amounts for fiscal 2009 bonuses and restricted stock triggers), the following specific items of corporate and individual performance were most significant in awarding compensation to the named executive officers for fiscal 2009.
  Mr. Fishman:
(i)	Fiscal 2008 earnings per common share from continuing operations-diluted was $1.89 – approximately 7.4% above our fiscal 2008 corporate operating plan and approximately 28.6% above our fiscal 2007 results;

(ii)	Fiscal 2008 operating profit was $254.9 million – approximately 4.8% above our fiscal 2008 corporate operating plan and approximately 7.8% above our fiscal 2007 results;

(iii)	Fiscal 2008 income from continuing operations was $154.8 million – approximately 6.3% above our fiscal 2008 corporate operating plan and approximately 2.4% above our fiscal 2007 results;

(iv)	Fiscal 2008 SG&A expenses were $1,602.5 million – approximately $1.4 million below our fiscal 2007 results; and

(v)	Continued progress of our executive succession plan.
  Mr. Cooper:
(i)	Fiscal 2008 SG&A expense performance;

(ii)	Development and implementation of our annual corporate operating plan and our long-range strategic plan;

(iii)	Executive leadership support for effective cash deployment and investor relations; and

(iv)	Management’s interface with the Audit Committee.
  Mr. Waite:
(i)	Effective management of compensation and employee healthcare coverage costs;

(ii)	Oversight of important employee relations initiatives, including recruitment of new employees in important functional areas;

(iii)	Assistance with the development of the executive succession plan; and

(iv)	Management’s interface with the Compensation Committee.
  Mr. Martin:
(i)	Contribution through the merchandising department toward improving our fiscal 2008 inventory turnover rate by approximately 2.9% above our fiscal 2007 results;

(ii)	Improved initial mark-up of merchandise by approximately 2.5% above our fiscal 2008 corporate operating plan and approximately 2.7% above our fiscal 2007 results;

(iii)	Improved gross margin dollars by approximately $17.1 million above our fiscal 2007 results; and

(iv)	Continued engagement in our global sourcing efforts for merchandise.
  Ms. Bachmann:
(i)	Contribution through the merchandise planning and allocation departments toward improving our fiscal 2008 inventory turnover rate by approximately 2.9% above our fiscal 2007 results;

(ii)	Successful implementation of enhancements and upgrades to current information technology infrastructure supporting our business needs, including enhancements to our point-of-sale system in connection with the launch of our customer rewards program and upgrades to our allocation system in connection with our initiative to increase inventory turnover; and

(iii)	Continued the multi-year implementation of the SAP for Retail information technology system that will replace our core merchandising and financial systems, including the successful implementation of SAP Financials.

See the “Comparative Compensation Data” section of this CD&A for more information regarding the impact that the competitive market has on our executive compensation program.

Role of Management

As discussed in this CD&A, our CEO plays a significant role in determining executive compensation. Additionally, our CEO and the Committee consult with management from our human resources, finance and legal departments regarding the design and administration of our compensation programs, plans and awards for executives and directors. These members of management provide the Committee and CEO with advice regarding the competitive nature of existing and proposed compensation programs and the impact of accounting rules, laws and regulations on existing and proposed compensation programs. Management from our human resources, finance and legal departments may also act pursuant to delegated authority to fulfill various functions in administering our employee benefit and compensation plans. Such delegation is permitted by the Committee’s charter and the compensation plans. Those groups to whom the Committee has delegated certain responsibilities are each required to periodically report their activities to the Committee.

Our CEO and some of these members of management attend general meetings of the Committee, and the CEO participates in the Committee’s discussions regarding the compensation of the other EMC members. However, these individuals do not participate in executive sessions of the Committee or when executive compensation determinations are made by the Committee and the other outside directors.

Independent Compensation Consultant

Pursuant to the authority granted to the Committee by its charter, the Committee may retain independent compensation consultants as it deems necessary. In establishing executive compensation for fiscal 2009, the Committee did not retain an independent compensation consultant, but did reference (as discussed below) non-customized compensation surveys provided by multiple independent compensation consultants at the request of our human resources department.

Comparative Compensation Data

The Committee uses data regarding the compensation paid to executives at other companies. For fiscal 2009, the Committee evaluated a group of retailers that we believe is similarly situated to us and with whom we compete for talent. When considering the composition of the retailer-only peer group, the Committee selected retail companies that have median and average financial measures similar to ours. Among the financial measures considered were revenues, market capitalization, net income, earnings per share, price-to-earnings ratio and shareholder return. Our human resources department provided the Committee with comparative executive compensation data it obtained from the proxy statements and other reports made public by the companies in the retailer-only peer group. Additionally, the Committee reviewed executive compensation data from a broader base of companies that was aggregated in one or more of the non-customized compensation surveys obtained from Mercer Human Resource Consulting, Towers Perrin, Hewitt Associates and Hay Group. This broader peer group was comprised of Standard & Poor’s Retail Stores Index companies and other companies, including non-retailers, with whom we believe we also compete for talent and whose revenues or operations are similar to ours. We believed it was prudent to consult both sets of information, because the compensation surveys for the broader group include compensation information on more executives, including executives who are not included in publicly-available documents. The broader peer group also provides a more extensive basis on which to compare the compensation of the EMC members, particularly EMC members whose responsibilities, experience and other factors are not directly comparable to those executives included in the publicly-available reports of the retailer-only group. These peer groups vary from year to year based on the Committee’s assessment of which companies we believe compete with us for talent and are similar to us in terms of operations or revenues and the continued availability of compensation information from companies previously included in either peer group. For a list of the companies included in the peer groups, refer to Appendix A of this Proxy Statement.

The Committee and our human resources department reviewed each EMC member’s responsibilities and compared, where possible, the compensation of each executive to the compensation awarded to similarly-situated executives at peer group companies. The Committee compared the total direct compensation levels for our EMC members to the total direct compensation of similarly situated executives within the peer groups. For purposes of this evaluation, no specific weight was given to one peer group over the other and total direct compensation was comprised of salary, bonus at the targeted level and equity awards.

While we often award total direct compensation in the range of the fiftieth to seventy-fifth percentile of total direct compensation paid by the peer groups, this range merely provides a point of reference and market check and is not a determinative factor for setting our executives’ compensation and, as discussed in this CD&A, compensation is subjectively determined based on numerous factors. We believe this approach to the use of compensation data enables us to retain the flexibility necessary to make adjustments for performance and experience, to attract, retain and motivate top talent, and to reward executives who we believe excel or take on greater responsibility than executives at peer group companies.

Tally Sheets and Wealth Accumulation

The Committee reviewed tally sheets that set forth the total and each element of compensation awarded to each EMC member for the immediately preceding two fiscal years, as well as estimated post-employment and change in control compensation that may be payable to such executives. The purpose of the tally sheets is to consolidate all elements of actual and projected compensation for our executives, so the Committee may analyze the individual elements of compensation, the mix of compensation and the total amount of actual and projected compensation. With this information, the Committee determined that the compensation awarded to our executives is reasonable and consistent with our executive compensation philosophy and objectives.

These tally sheets also included an estimate of the amount of total value accumulated, and total value that will be accumulated, by each EMC member through prior equity awards (assuming employment continues, awards vest and the market price of our common shares fluctuates through the life of the awards). While the Committee considered the accumulated total value as a factor in setting fiscal 2009 compensation, this information was not a primary consideration. The Committee believes that its objectives of motivating executives to achieve short-term and long-term goals, rewarding executives for achieving those goals and providing incentives for executives to continue their employment with us would not be adequately served if the accumulated total value of an EMC member’s equity awards was a determinative factor in awarding future compensation.

Internal Pay Equity

In the process of reviewing each element of executive compensation separately and in the aggregate, the Committee considered information comparing the relative compensation of our CEO to the other EMC members. This information was considered to ensure that our executive compensation program is internally equitable, which we believe promotes executive retention and motivation. The comparison included all elements of compensation. The relative difference between the compensation of our CEO and the compensation of our other named executive officers did not change significantly in fiscal 2009, and it has not changed significantly since hiring Mr. Fishman in 2005. The Committee believes that the disparity between Mr. Fishman’s compensation and the compensation for the other EMC members is appropriate in light of his responsibilities and remains necessary to retain and motivate a chief executive with Mr. Fishman’s experience.

Minimum Share Ownership Requirements

We have Board-adopted minimum share ownership requirements for all outside directors and EMC members. These requirements are designed to ensure that outside directors’ and executives’ long-term interests are closely aligned with those of our shareholders. Under the requirements, the outside directors and EMC members must, at a minimum, own common shares having an aggregate value equal to the following multiple of his or her Board retainer or salary (as is in effect at the time compliance with the requirements is evaluated), as applicable:

Title	Multiple of Retainer or Salary
Director	4x
Chief Executive Officer	4x
Executive Vice President	2x
Senior Vice President	1x

Shares counted toward these requirements include common shares held directly or through a broker, common shares held under the Savings Plan or Supplemental Savings Plan, unvested restricted stock, and vested but unexercised in-the-money stock options. Each outside director that served on the Board when these requirements were adopted in March 2008 must meet the requirements on the date of the 2013 annual meeting of shareholders and at subsequent annual meetings. Each EMC member that was an EMC member when these requirements were adopted must meet the requirements on the date that adjustments to annual executive compensation are made in 2013 and on subsequent annual adjustment dates. Directors elected and executives hired or promoted after the adoption of the requirements must meet the requirements on the first testing date for directors or executives following the fifth anniversary of their election, hire or promotion, as applicable.

Equity Grant Timing

Pursuant to the terms of the 2005 Incentive Plan, the grant date of equity awards must be the later of the date the terms of the award are established by corporate action or the date specified in the award agreement. In fiscal 2009, the outside directors, after consultation with the Committee, specified that the grant date of the equity awards made in connection with the annual performance reviews of the EMC members was the second trading day following our release of fiscal 2008 results. This future date was established to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Committee or any employee manipulated the terms of the equity awards. For equity awards made throughout the fiscal year, which generally are made as a result of a hiring or promotion, the grant date is the date of the related event (i.e., the first day of employment or effective date of promotion). We have no policy of timing the grant date of these mid-year equity awards with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of any equity awards.

Tax and Accounting Considerations

The Committee reviews and considers the impact that tax laws and accounting regulations may have on the executive compensation awards, including the deductibility of executive compensation under Section 162(m) of the IRC (“Section 162(m)”). In doing so, the Committee relies on guidance from members of our finance and legal departments, as well as outside accountants and attorneys.

Section 162(m) generally limits the tax deductions for compensation expense in excess of $1 million paid to our CEO and our three other highest compensated executives (excluding the principal financial officer). Compensation in excess of $1 million may be deducted if it is “qualified performance-based compensation” within the meaning of Section 162(m). We believe that compensation paid under our equity and bonus compensation plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executives or to otherwise further our executive compensation philosophy and objectives. When considering whether to award compensation that will not be deductible, the Committee compares the cost of the lost deduction against the competitive market for executive talent and our need to attract, retain and motivate the executive, as applicable.

For fiscal 2009, the Committee believes it has taken the necessary actions to preserve the deductibility of all payments made under our executive compensation program, with the exception of a portion of the compensation paid to Mr. Fishman. If the IRC or the related regulations change, the Committee intends to take reasonable steps to ensure the continued availability of deductions for payments under our executive compensation program, while at the same time considering our executive compensation philosophy and objectives and the competitive market for executive talent.

Our Executive Compensation Program for Fiscal 2010

At its meeting in March 2010, the Committee: (i) certified that a bonus was payable for fiscal 2009 under the 2006 Bonus Plan; (ii) reviewed the tally sheets and compensation history for all EMC members; (iii) reviewed internal pay equity information and comparative compensation data from our retailer-only and broader peer groups; (iv) reviewed the at-risk incentive compensation as a percentage of the total executive compensation awarded for fiscal 2009 for each named executive officer; and (v) formulated its recommendations to the other outside directors for fiscal 2010 executive compensation (including the financial measure, corporate performance amounts and payout percentages for bonuses, the amount of common shares underlying stock option and restricted stock awards, and the first and second triggers for restricted stock awards). The Committee also reviewed drafts of this CD&A and the other compensation disclosures required by the SEC. At the subsequent Board meeting, the Committee recommended, and the outside directors approved, the following fiscal 2010 salaries, payout percentages for the target bonus level (with floor being one-half of the target payout percentage and stretch being double the target payout percentage) and equity awards for the named executive officers:

		Fiscal 2010
	Fiscal 2010	Target Bonus	Common Shares Underlying	Common Shares Underlying
	Salary	Payout Percentage	Stock Option Award	Restricted Stock Award
Name	($)	(%)	(#)	(#)
Mr. Fishman	1,400,000	120	0	250,000
Mr. Cooper	500,000	60	50,000	25,000
Mr. Waite (1)	550,000	75	0	0
Mr. Martin	550,000	60	40,000	15,000
Ms. Bachmann	500,000	60	50,000	25,000
____________________

(1)	Mr. Waite intends to retire during fiscal 2010; accordingly, the Committee did not increase Mr. Waite’s salary or award him any equity compensation.

Additionally, in connection with the award of fiscal 2010 executive compensation, upon the recommendation of the Committee and the approval of the other outside directors, we entered into a Retention Agreement with Mr. Fishman on March 5, 2010. Under the Retention Agreement, Mr. Fishman is entitled to receive performance-based restricted stock awards in fiscal 2010, as reflected above, and in fiscal 2011 and fiscal 2012 if he is employed by us on the grant date in each such year. The number of common shares underlying the restricted stock awards to be made in fiscal 2011 and fiscal 2012 is dependent on our performance relative to the prior fiscal year’s operating profit, subject to collars established in the Retention Agreement. Each annual restricted stock award will vest only if we achieve a corporate financial goal established at the beginning of the fiscal year in which the restricted stock award is granted and Mr. Fishman remains employed by us until the first anniversary of the award. The Committee and other outside directors determined that Mr. Fishman’s continued leadership is important to our future performance, and they believed it was in our best interests and the best interests of our shareholders to enter into the Retention Agreement to better assure the continuing undivided loyalty and dedication of Mr. Fishman. The increases in salary awarded to Mr. Cooper and Ms. Bachmann were made in connection with each such executive’s assumption of additional responsibilities and promotion to Executive Vice President in March 2010.

Summary Compensation Table

The following table sets forth the compensation earned by or paid to the named executive officers (Mr. Fishman, our CEO; Mr. Cooper, our Chief Financial Officer; and each of our three other most highly compensated executive officers in fiscal 2009) for each of the last three fiscal years.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position (1)	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)(7)	($)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven S. Fishman,	2009	1,200,000	—	3,494,000	2,583,900	2,400,000	—	108,626	9,786,526
Chairman, Chief Executive	2008	1,173,077	—	3,474,900	2,828,100	2,353,560	—	32,625	9,862,262
Officer and President	2007	1,015,000	—	3,591,250	2,885,000	1,810,765	—	24,927	9,326,942
Joe R. Cooper,	2009	440,000	—	349,400	381,713	528,000	—	29,380	1,728,493
Executive Vice President and	2008	433,914	—	342,225	417,788	517,792	—	34,168	1,745,887
Chief Financial Officer	2007	396,208	—	359,125	432,750	353,320	—	29,988	1,571,391
Brad A. Waite,	2009	550,000	—	262,050	293,625	825,000	58,180	32,861	2,021,716
Executive Vice President,	2008	547,760	—	263,250	321,375	809,050	7,138	35,914	1,984,487
Human Resources	2007	532,747	—	359,125	432,750	708,875	7,705	30,237	2,071,439
John C. Martin,	2009	520,000	—	262,050	293,625	624,000	—	32,780	1,732,455
Executive Vice President,	2008	516,974	—	263,250	321,375	611,936	—	33,460	1,746,995
Merchandising	2007	496,181	—	287,300	346,200	530,000	—	27,918	1,687,599
Lisa M. Bachmann,	2009	440,000	—	349,400	381,713	528,000	—	37,709	1,736,822
Executive Vice President,	2008	436,222	—	342,225	417,788	517,792	—	33,143	1,747,170
Supply Chain Management	2007	412,747	—	359,125	432,750	366,570	—	36,384	1,607,576
and Chief Information Officer
____________________

(1)	We are a party to an employment agreement with each of the named executive officers, the material terms of which are described in the “Overview of our Executive Compensation Program - Employment Agreements” section of the CD&A.

(2)	The amounts in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the 2005 Incentive Plan to the named executive officers in the fiscal years reported as computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. The aggregate grant date fair value reflected in this column is based on the number of shares of restricted stock granted and the fair value of the restricted stock on the grant date (i.e., for restricted stock granted in fiscal 2009, $17.47 per common share – the average of the opening price and the closing price of our common shares on the NYSE on the grant date, as determined in accordance with ASC 718 and the terms of the 2005 Incentive Plan).

(3)	The amounts in this column reflect the aggregate grant date fair value of the stock option awards granted under the 2005 Incentive Plan to the named executive officers in the fiscal years reported as computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. See Note 7 (Share-Based Plans) to the consolidated financial statements and the Critical Accounting Policies and Estimates – Share-Based Compensation section of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) in our Form 10-K regarding the assumptions underlying the valuation of stock option awards.

(4)	The amounts in this column reflect cash bonuses earned under the 2006 Bonus Plan for performance during each of the last three fiscal years. A portion of the cash bonuses earned by Mr. Cooper and Mr. Martin for fiscal 2008 performance and included in this column was deferred into the Supplemental Savings Plan upon the payment of such amounts in fiscal 2009. The Supplemental Savings Plan is described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below.

(5)	The amounts in this column reflect the actuarial increase in the present value of Mr. Waite’s benefits under the Pension Plan and the Supplemental Pension Plan determined from February 1, 2009 to January 30, 2010, from December 31, 2007 to January 31, 2009, and from December 31, 2006 to December 31, 2007, respectively, the plans’ measurement dates for financial statement reporting purposes. In accordance with ASC 715-30-25 (formerly FAS No. 158), in fiscal 2008, we changed the plans’ measurement dates from December 31 to the date of our year-end consolidated balance sheet (January 20, 2010 for fiscal 2009, and January 31, 2009 for fiscal 2008). Previously, the plans had a measurement date of December 31. The change was applied prospectively, so the first plan year reflecting this change (fiscal 2008) consisted of 13 months. See Note 8 (Employee Benefit Plans) to the consolidated financial statements and the Critical Accounting Policies and Estimates – Pension section of MD&A in our Form 10-K regarding the measurement dates, interest rate, mortality rate and other assumptions underlying the actuarial calculations.

(6)	For fiscal 2009, the amounts in this column include the following compensation for the named executive officers, as more fully described in the table included with this footnote:

	i.	The reimbursement of taxes related to our payment of healthcare costs covered by the Executive Benefit Plan and long-term disability insurance premiums;

	ii.	Big Lots matching contributions made pursuant to the Savings Plan and the Supplemental Savings Plan, both of which are described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

	iii.	Big Lots paid healthcare costs covered by the Executive Benefit Plan, which is described in the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Personal Benefits/Perquisites” section of the CD&A;

	iv.	Big Lots paid premiums for life insurance, which is generally available to all full-time employees;

	v.	Big Lots paid premiums for long-term disability insurance, which is described in the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Personal Benefits/ Perquisites” section of the CD&A;

	vi.	The cost to Big Lots associated with the use of an automobile or the receipt of a cash allowance in lieu of an automobile; and

	vii.	The aggregate incremental cost to Big Lots associated with Mr. Fishman’s non-business use of corporate aircraft.

The aggregate incremental cost of non-business use of corporate aircraft is calculated based on our direct costs associated with operating a flight, including expenses for fuel, oil, landing, ground services, on-board catering, crew hotel and meals, empty return (deadhead) flights and other miscellaneous variable costs. The aggregate incremental cost also includes per flight hour maintenance costs that were calculated based upon the total maintenance costs incurred by us during the prior two years and dividing those costs by the number of hours flown during that same period. Due to the fact that the corporate aircraft are used primarily for business travel, fixed costs which do not change based on usage, such as pilot salaries, hangar fees, management fees, purchase costs, depreciation and capitalized improvements to the aircraft, are excluded. We did not reimburse or otherwise “gross-up” Mr. Fishman for any income tax obligation attributed to his non-business use of corporate aircraft. The benefit of non-business use of corporate aircraft, which was approved by the Compensation Committee for fiscal 2009 as part of his overall compensation package, is described in the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Personal Benefits/Perquisites” section of the CD&A.

					Big Lots
		Big Lots	Big Lots Paid		Paid	Use of
		Contributions	Healthcare	Big Lots	Long-Term	Automobile
		to Defined	Costs under	Paid Life	Disability	or	Non-Business
	Reimbursement	Contribution	Executive	Insurance	Insurance	Automobile	Aircraft
	of Taxes	Plans	Benefit Plan	Premiums	Premiums	Allowance	Usage
Name	($)	($)	($)	($)	($)	($)	($)
Mr. Fishman	8,697	—	9,271	1,380	2,520	21,009	65,749
Mr. Cooper	1,775	9,800	2,771	910	924	13,200	—
Mr. Waite	3,600	9,800	3,726	1,380	1,155	13,200	—
Mr. Martin	2,825	9,800	4,787	1,076	1,092	13,200	—
Ms. Bachmann	5,858	9,800	7,017	910	924	13,200	—

(7)	We purchase tickets to entertainment and sporting venues for the primary purpose of allowing employees to use such tickets in furtherance of our business. Because we incur no incremental cost if a named executive officer uses such tickets for purposes other than our business, such tickets are not included in the amounts included in this column.

(8)	As a percentage of their total compensation in fiscal 2009, fiscal 2008 and fiscal 2007, the salary and non-equity incentive plan compensation (i.e., bonuses earned under the 2006 Bonus Plan) for each named executive officer was as follows:

	Fiscal 2009		Fiscal 2008		Fiscal 2007
		Non-Equity		Non-Equity		Non-Equity
		Incentive Plan		Incentive Plan		Incentive Plan
	Salary	Compensation	Salary	Compensation	Salary	Compensation
Name	(%)	(%)	(%)	(%)	(%)	(%)
Mr. Fishman	12.3	24.5	11.9	23.9	10.9	19.4
Mr. Cooper	25.5	30.5	24.9	29.7	25.2	22.5
Mr. Waite	27.2	40.8	27.6	40.8	25.7	34.2
Mr. Martin	30.0	36.0	29.6	35.0	29.4	31.4
Ms. Bachmann	25.3	30.4	25.0	29.6	25.7	22.8

Bonus and Equity Plans

The amounts reported in the Summary Compensation Table above include amounts earned under the 2006 Bonus Plan and the 2005 Incentive Plan. Below is a description of the material terms of each plan and the awards made under those plans to the named executive officers, as reflected in the Grants of Plan-Based Awards in Fiscal 2009 table that follows.

Big Lots 2006 Bonus Plan

The 2006 Bonus Plan provides for cash compensation, which is intended to qualify as “qualified performance-based compensation” under Section 162(m), to be paid annually when we meet or exceed minimum corporate performance amounts under one or more financial measures approved by the Compensation Committee and other outside directors at the start of the fiscal year. Whether we will achieve the minimum corporate performance amounts is substantially uncertain at the time the corporate performance amounts and financial measures are established. No right to a minimum bonus exists, and the Compensation Committee has the discretion to cancel or decrease a bonus (but may not increase a bonus for a covered employee (as that term is used within Section 162(m)) calculated under the 2006 Bonus Plan. Any payments made with respect to a fiscal year are made in the first quarter of the following fiscal year. The bonus awards that may be earned under the 2006 Bonus Plan range from the floor to the stretch bonus payout percentages, and include all amounts in between. The smallest target and stretch bonus payout percentages that may be set annually for the named executive officers are set forth in their respective employment agreements. The floor bonus payout percentage is set annually by the Compensation Committee and other outside directors and has historically been one-half of the target bonus payout percentage. Subject to the terms of the employment agreements, the Compensation Committee and the other outside directors retain the right to adjust the payout percentages and, in the past, have generally done so as deemed necessary to realign an executive’s bonus opportunity with our compensation philosophy. Pursuant to the terms of the 2006 Bonus Plan, the maximum bonus payable under the plan to a participant in a single fiscal year is $3,000,000 (which will be increased to $4,000,000 if Proposal Three is approved). See the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Bonus,” “Overview of our Executive Compensation Program – Employment Agreements” and “Our Executive Compensation Program for Fiscal 2009 – Bonus for Fiscal 2009” sections of the CD&A for more information regarding the 2006 Bonus Plan and the awards made under that plan for fiscal 2009. See Proposal Three for a description of the proposed amendments to the 2006 Bonus Plan.

Big Lots 2005 Long-Term Incentive Plan

Since January 1, 2006, all employee equity awards, including those made to the named executive officers, have been granted under the 2005 Incentive Plan. The 2005 Incentive Plan authorizes the grant of nonqualified stock options (“NQSOs”), incentive stock options, as defined in Section 422 of the IRC (“ISOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance unit awards, any of which may be granted on a stand-alone, combination or tandem basis. To date, we have granted only stock options and restricted stock under the 2005 Incentive Plan.

Awards under the 2005 Incentive Plan may be granted to any salaried employee, consultant or advisor of Big Lots or its affiliates. The number of common shares available for grant under the 2005 Incentive Plan consists of: (i) an initial allocation of 1,250,000 common shares; (ii) 2,001,142 common shares, the common shares that were available under the predecessor Big Lots, Inc. 1996 Performance Incentive Plan (“1996 Incentive Plan”) upon its expiration; (iii) 2,100,000 common shares approved by our shareholders in May 2008; and (iv) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each fiscal year during which the 2005 Incentive Plan is in effect. No more than one-third of all common shares awarded under the 2005 Incentive Plan may be granted in the form of restricted stock, restricted stock units and performance units, and no more than 5,000,000 common shares may be granted as ISOs. A participant may receive multiple awards under the 2005 Incentive Plan. Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) are limited to: (i) 2,000,000 shares of restricted stock per participant annually; (ii) 3,000,000 common shares underlying stock options and SARs per participant during any three consecutive calendar years; and (iii) $6,000,000 in cash through performance units per participant during any three consecutive calendar years. Also, the 2005 Incentive Plan provides that the total number of common shares underlying outstanding awards granted under the 2005 Incentive Plan, the 1996 Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan (“ESO Plan”), and the DSO Plan may not exceed 15% of our issued and outstanding common shares (including treasury shares) as of any date. The 1996 Incentive Plan, the ESO Plan and the DSO Plan have terminated, and there are no awards outstanding under the ESO Plan.

Each stock option granted under the 2005 Incentive Plan allows the recipient to acquire our common shares, subject to the completion of a vesting period and continued employment with us through the applicable vesting date. Once vested, these common shares may be acquired at a fixed exercise price per share and they remain exercisable for the term set forth in the award agreement. Pursuant to the terms of the 2005 Incentive Plan, the exercise price of a stock option may not be less than the average trading price of our common shares on the grant date or, if the grant date occurs on a day other than a trading day, on the next trading day.

Under the restricted stock awards granted pursuant to the 2005 Incentive Plan (other than those made to the outside directors, which are discussed in the “Director Compensation” section of this Proxy Statement, and Mr. Fishman’s fiscal 2010 restricted stock award, which is discussed in the “Our Executive Compensation Program for Fiscal 2010” section of the CD&A), if we meet the first trigger and the recipient remains employed by us, the restricted stock will vest at the opening of our first trading window that is five years after the grant date. If we meet the second trigger for any fiscal year ending prior to the fifth anniversary of the grant date and the recipient remains employed by us, the restricted stock will vest on the first trading day after we file with the SEC our Annual Report on Form 10-K for the year in which the second trigger is met. The restricted stock will also vest on a prorated basis in the event that the recipient dies or becomes disabled after we meet the first trigger but before the lapse of five years. The restricted stock will be forfeited, in whole or in part, as applicable, if the recipient’s employment with us terminates prior to vesting. See the “Our Executive Compensation Program for Fiscal 2009 – Equity for Fiscal 2009” section of the CD&A and the “Potential Payments Upon Termination or Change in Control – Rights Under Post-Termination and Change in Control Arrangements” section below for more information regarding the equity awards made under the 2005 Incentive Plan in fiscal 2009. See Proposal Two for a description of the proposed amendments to the 2005 Incentive Plan.

Upon a change in control (as defined in the 2005 Incentive Plan), all awards outstanding under the 2005 Incentive Plan automatically become fully vested. For a discussion of the change in control provisions in the named executive officers’ employment agreements and the 2005 Incentive Plan, see the narrative disclosure accompanying the Potential Payments Upon Termination or Change in Control tables below.

Grants of Plan-Based Awards in Fiscal 2009

The following table sets forth each award made to the named executive officers in fiscal 2009 under the 2006 Bonus Plan and the 2005 Incentive Plan.

									All
									Other
									Stock	All Other		Closing	Grant
									Awards:	Option		Market	Date Fair
			Estimated Possible Payouts			Estimated Future Payouts			Number	Awards:	Exercise	Price of	Value
			Under Non-Equity Incentive			Under Equity Incentive			of	Number of	or Base	Option	of Stock
			Plan Awards			Plan Awards			Shares of	Securities	Price of	Awards	and
	Grant	Award	(3)			(4)			Stock or	Underlying	Option	on Grant	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	(1)	(2)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(5)	($/Sh.)(6)	($/Sh.)	($)
(a)	(b)	-	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	-	(l)
Mr. Fishman	—	—	600,000	1,200,000	2,400,000	—	—	—	—	—	—	—	—
	3/6/09	3/4/09	—	—	—	—	200,000	—	—	—	—	—	3,494,000
	3/6/09	3/4/09	—	—	—	—	—	—	—	330,000	17.47	17.51	2,583,900
Mr. Cooper	—	—	132,000	264,000	528,000	—	—	—	—	—	—	—	—
	3/6/09	3/4/09	—	—	—	—	20,000	—	—	—	—	—	349,400
	3/6/09	3/4/09	—	—	—	—	—	—	—	48,750	17.47	17.51	381,713
Mr. Waite	—	—	206,250	412,500	825,000	—	—	—	—	—	—	—	—
	3/6/09	3/4/09	—	—	—	—	15,000	—	—	—	—	—	262,050
	3/6/09	3/4/09	—	—	—	—	—	—	—	37,500	17.47	17.51	293,625
Mr. Martin	—	—	156,000	312,000	624,000	—	—	—	—	—	—	—	—
	3/6/09	3/4/09	—	—	—	—	15,000	—	—	—	—	—	262,050
	3/6/09	3/4/09	—	—	—	—	—	—	—	37,500	17.47	17.51	293,625
Ms. Bachmann	—	—	132,000	264,000	528,000	—	—	—	—	—	—	—	—
	3/6/09	3/4/09	—	—	—	—	20,000	—	—	—	—	—	349,400
	3/6/09	3/4/09	—	—	—	—	—	—	—	48,750	17.47	17.51	381,713
____________________

(1)	As discussed in the “Our Executive Compensation Program for Fiscal 2009 – Equity Grant Timing” section of the CD&A, in fiscal 2009, the Board set as the grant date of these equity awards the second day following our release of results from our last completed fiscal year. This future date was established to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Compensation Committee or any employee manipulated the terms of the equity awards.

(2)	The Award Date represents the date on which the Board authorized the equity-based award and set the grant date.

(3)	The amounts in columns (c), (d) and (e) represent the named executive officers’ floor, target and stretch bonus levels, respectively, for fiscal 2009 pursuant to the 2006 Bonus Plan, which bonus levels are further described in the “Our Executive Compensation Program for Fiscal 2009 – Bonus for Fiscal 2009” section of the CD&A. For fiscal 2009, the named executive officers earned the amounts shown in column (g) of the Summary Compensation Table.

(4)	The amounts in column (g) represent restricted stock awarded pursuant to the 2005 Incentive Plan, which awards are described in the narrative preceding this table and the “Our Executive Compensation Program for Fiscal 2009 – Equity for Fiscal 2009” section of the CD&A. Because we met the first trigger and second trigger as a result of fiscal 2009 corporate performance, the restricted stock granted to the named executive officers in fiscal 2009 vested on the first trading day after we filed with the SEC our Form 10-K. There are no threshold or maximum “estimated future payouts” applicable to the restricted stock awards included in column (g).

(5)	The amounts in column (j) represent NQSOs awarded pursuant to the 2005 Incentive Plan, which awards are described in the narrative preceding this table and the “Our Executive Compensation Program for Fiscal 2009 – Equity for Fiscal 2009” section of the CD&A.

(6)	Pursuant to the terms of the 2005 Incentive Plan, the exercise price of the fiscal 2009 NQSOs is equal to an average trading price of our common shares on the grant date. We believe this method is preferable to using the closing market price, as it is less vulnerable to market activity that may have only an instantaneous effect, positively or negatively, on the price of our common shares.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth, as of the end of fiscal 2009, all equity awards outstanding under our equity compensation plans for each named executive officer.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan				Market	Number of	Value of
	Number	Number	Awards:			Number	Value of	Unearned	Unearned
	of	of	Number of			of Shares	Shares	Shares,	Shares,
	Securities	Securities	Securities			or Units	or Units	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	of Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That	That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)(1)	Date	(#)	($)	(#)(2)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Fishman	267,008	—	—	*11.19	7/11/2012	—	—	—	—
	100,000	50,000	—	12.66	2/24/2013	—	—	—	—
	125,000	125,000	—	28.73	3/13/2014	—	—	—	—
	82,500	247,500	—	21.06	3/7/2015	—	—	—	—
	—	330,000	—	17.47	3/6/2016	—	—	—	—
	—	—	—	—	—	—	—	365,000	10,369,650
Mr. Cooper	—	10,250	—	12.66	2/24/2013	—	—	—	—
	18,750	18,750	—	28.73	3/13/2014	—	—	—	—
	12,187	36,563	—	21.06	3/7/2015	—	—	—	—
	—	48,750	—	17.47	3/6/2016	—	—	—	—
	—	—	—	—	—	—	—	36,250	1,029,863
Mr. Waite	—	11,625	—	12.66	2/24/2013	—	—	—	—
	18,750	18,750	—	28.73	3/13/2014	—	—	—	—
	—	28,125	—	21.06	3/7/2015	—	—	—	—
	—	37,500	—	17.47	3/6/2016	—	—	—	—
	—	—	—	—	—	—	—	27,500	781,275
Mr. Martin	20,000	—	—	*14.35	12/1/2013	—	—	—	—
	—	5,375	—	12.66	2/24/2013	—	—	—	—
	15,000	15,000	—	28.73	3/13/2014	—	—	—	—
	9,375	28,125	—	21.06	3/7/2015	—	—	—	—
	—	37,500	—	17.47	3/6/2016	—	—	—	—
	—	—	—	—	—	—	—	27,500	781,275
Ms. Bachmann	30,000	—	—	*14.20	3/25/2012	—	—	—	—
	50,000	—	—	*15.05	2/23/2014	—	—	—	—
	—	10,250	—	12.66	2/24/2013	—	—	—	—
	18,750	18,750	—	28.73	3/13/2014	—	—	—	—
	12,187	36,563	—	21.06	3/7/2015	—	—	—	—
	—	48,750	—	17.47	3/6/2016	—	—	—	—
	—	—	—	—	—	—	—	36,250	1,029,863
____________________

(1)	The stock option awards identified with an asterisk in column (e) were made pursuant to the 1996 Incentive Plan. All other stock option awards reflected in this table were made pursuant to the 2005 Incentive Plan. Stock option awards identified as having been made pursuant to the 1996 Incentive Plan vested on the anniversary of the grant date at the rate of 20% per year over the first five years of the 10 year option term, except that the stock option award made to Mr. Fishman under the 1996 Incentive Plan vested on the anniversary of the grant date at a rate of 25% per year over the first four years of the seven year option term. Stock option awards made under the 2005 Incentive Plan vest on the anniversary of the grant date at a rate of 25% per year over the first four years of the seven year option term.

(2)	The restricted stock awards reported in column (i) were made in fiscal 2009 and fiscal 2008 pursuant to the 2005 Incentive Plan. The second trigger for the fiscal 2009 restricted stock awards is $2.18, and the second trigger for the fiscal 2008 restricted stock awards is $2.03. Based on our performance in fiscal 2009, we achieved the first trigger and second trigger applicable to the fiscal 2009 restricted stock awards and the second trigger applicable to the fiscal 2008 restricted stock awards, and those awards vested on the first trading day after we filed with the SEC our Form 10-K. For additional information regarding the fiscal 2009 restricted stock awards, see the narrative preceding the Grants of Plan-Based Awards in Fiscal 2009 table and the “Our Executive Compensation Program for Fiscal 2009 – Equity for Fiscal 2009” section of the CD&A.

Option Exercises and Stock Vested in Fiscal 2009

The following table reflects all stock option exercises and the vesting of restricted stock held by each of the named executive officers during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Mr. Fishman	—	—	125,000	2,625,000
Mr. Cooper	30,250	486,244	12,500	262,500
Mr. Waite	36,000	510,548	12,500	262,500
Mr. Martin	54,925	926,157	10,000	210,000
Ms. Bachmann	26,500	389,305	12,500	262,500

Pension Benefits

Pension Plan and Supplemental Pension Plan

The Pension Plan is maintained only for certain employees whose hire date preceded April 1, 1994. Effective January 1, 1996, the benefits accrued under the Pension Plan for certain highly compensated individuals were frozen at the then current levels. The Supplemental Pension Plan is maintained only for those executives whose benefits were frozen under the Pension Plan on January 1, 1996. Based on their respective dates of hire, Mr. Waite is the only named executive officer eligible to participate in these plans, and Mr. Fishman, Mr. Cooper, Mr. Martin and Ms. Bachmann may not participate in either plan.

The Pension Plan is intended to qualify under the IRC and comply with the Employee Retirement Income Security Act of 1974, as amended. The amount of the Big Lots’ annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. We have no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of our general creditors.

Effective January 1, 1993, the annual retirement benefit payable upon retirement under the Pension Plan and the Supplemental Pension Plan was, and continues to be, equal to 1% of the average annual compensation during the participant’s highest compensated five consecutive year period of employment with Big Lots multiplied by the years of service up to a maximum of 25 (“Normal Retirement Pension”), with participation and benefits being limited in and for any single year to one plan (not both plans) based on the participant’s status as a highly compensated employee, as defined in the IRC. This benefit is payable when a participant reaches the normal retirement age of 65; however, the Pension Plan and Supplemental Pension Plan provide the option to retire early (generally at age 55) or to continue employment beyond the normal retirement age.

Under the Pension Plan and the Supplemental Pension Plan, a participant who has reached the age of 55 and has at least five years of service with us can elect to retire early and receive a reduced monthly pension commencing on the date of the participant’s early termination. Alternatively, a participant who has reached the age of 65 can elect to continue employment with us and continue participation in either the Pension Plan or Supplemental Pension Plan until the participant retires, at which time the participant shall receive his Normal Retirement Pension. Participants who terminate employment due to a disability are entitled to a pension amount under the Pension Plan equal to the actuarially-determined present value of the Normal Retirement Pension. The spouse of a participant who dies before retirement is entitled to receive an amount equal to the actuarially-determined present value of the Normal Retirement Pension reduced for the period of time that the participant’s death or 25th anniversary of employment, if later, precedes the normal retirement age. A participant who terminates employment for any reason other than death or retirement may receive a reduced pension amount determined based on the number of years the participant was employed by us.

A participant may elect to receive a monthly payment from the Pension Plan upon reaching the normal age of retirement (or earlier if the participant elects the early retirement option). Alternatively, a participant may elect to receive a lump sum payment of the entire actuarial equivalent of the participant’s accrued retirement pension or a reduced pension payable over a fixed number of months or elect the purchase of an annuity contract equivalent in value to the actuarial equivalent of the participant’s accrued retirement pension. Under the Supplemental Pension Plan, upon reaching the normal retirement age (or earlier if the participant elects the early retirement option) or upon a change in control, a participant will receive a lump sum payment of the entire actuarial equivalent of the participant’s retirement pension accrued thereunder.

For purposes of calculating benefits under the Pension Plan, compensation is defined to include the monthly equivalent of the total cash remuneration paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the IRC, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. The table below illustrates the amount of annual benefits payable at age 65 to a person with the specified five year average compensation and years of service under the Pension Plan combined with the Supplemental Pension Plan.

Final	Years of Service
Average
Compensation	10	15	20	25
$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000	$20,000	$30,000	$40,000	$50,000
$225,000	$22,500	$33,750	$45,000	$56,250
$250,000	$22,600	$33,900	$45,200	$56,500

The maximum annual benefit payable under the Pension Plan is restricted by the IRC ($195,000 for calendar year 2009). At January 31, 2010, the maximum five year average compensation taken into account for benefit calculation purposes was $226,000. The compensation taken into account for benefit calculation purposes is limited by law ($245,000 for calendar year 2009), and is subject to statutory increases and cost-of-living adjustments in future years. Income recognized as a result of the exercise of stock options and the vesting of restricted stock is disregarded in computing benefits under the Pension Plan. A participant may elect whether the benefits are paid in the form of a single life annuity, a joint and survivor annuity or as a lump sum upon reaching the normal retirement age of 65.

Pension Benefits Table for Fiscal 2009

The following table reflects the number of years of credited service and the present value of accumulated benefits payable to Mr. Waite under the Pension Plan and the Supplemental Pension Plan. See Note 8 (Employee Benefit Plans) to the consolidated financial statements and the “Critical Accounting Policies and Estimates – Pension” section of the MD&A in our Form 10-K regarding the interest rate, mortality rate and other assumptions underlying the calculations in this table.

		Number		Payments
		of Years	Present Value of	During
		Credited	Accumulated	Last Fiscal
	Plan	Service	Benefit	Year
Name	Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Mr. Fishman	N/A	—	—	—
Mr. Cooper	N/A	—	—	—
Mr. Waite	Pension Plan	21	33,316	—
	Supplemental Pension Plan	21	168,727	—
Mr. Martin	N/A	—	—	—
Ms. Bachmann	N/A	—	—	—

Nonqualified Deferred Compensation

Supplemental Savings Plan

All of the named executive officers, as well as substantially all other full-time employees, are eligible to participate in the Savings Plan, our “401(k) plan.” The Supplemental Savings Plan is maintained for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred compensation and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if contributions had been made to the Savings Plan. We have no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of our general creditors.

In order to participate in the Savings and Supplemental Savings Plans, an eligible employee must satisfy applicable age and service requirements and must make contributions to such plans (“Participant Contributions”). Participant Contributions are made through authorized payroll deductions to one or more of the several investment funds available under the Savings and Supplemental Savings Plans and selected at the discretion of the participant. All Participant Contributions are matched by us (“Registrant Contributions”) at a rate of 100% for the first 2% of salary contributed and 50% for the next 4% of salary contributed. Additionally, the amount of the Registrant Contribution is subject to the maximum annual compensation that may be taken into account for benefit calculation purposes under the IRC ($245,000 for calendar year 2009). Accordingly, the maximum aggregate Registrant Contribution that could be made to a named executive officer participating in the Savings and Supplemental Savings Plans was $9,800 for fiscal 2009.

Under the Savings Plan and the Supplemental Savings Plan, 25% of the Registrant Contributions vests annually beginning on the second anniversary of the employee’s hiring. Under the Savings Plan, a participant who has terminated employment with us is entitled to all funds in his or her account, except that if termination is for a reason other than retirement, disability or death, then the participant is entitled to receive only the Participant Contributions and the vested portion of the Registrant Contributions. Under the Supplemental Savings Plan, a participant who has terminated employment with us for any reason is entitled to receive the Participant Contributions and only the vested portion of the Registrant Contributions. Under both plans, all other unvested accrued benefits pertaining to Registrant Contributions will be forfeited. Upon a change in control, the participant will receive a lump sum payment of all amounts (vested and unvested) under the Supplemental Savings Plan.

Nonqualified Deferred Compensation Table for Fiscal 2009

The following table reflects the contributions to, earnings in and balance of each named executive officer’s account held under the Supplemental Savings Plan.

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Fishman	—	—	—	—	—
Mr. Cooper	118,795	5,317	87,053	—	422,371
Mr. Waite	11,000	5,317	153,982	—	675,423
Mr. Martin	93,171	5,317	114,729	—	409,455
Ms. Bachmann	13,708	5,317	21,557	—	132,208
____________________

(1)	With respect to Mr. Cooper and Mr. Martin, $67,016 and $31,977 of the amounts in this column are included in their respective fiscal 2009 “Salary” reported in the Summary Compensation Table, while the balance (i.e., $51,779 for Mr. Cooper and $61,194 for Mr. Martin) is included in their respective fiscal 2008 “Non-Equity Incentive Plan Compensation” reported in the Summary Compensation Table as a result of their deferrals of a portion of the cash bonuses earned pursuant to the 2006 Bonus Plan for fiscal 2008 performance (paid in fiscal 2009). With respect to Mr. Waite and Ms. Bachmann, the amounts in this column are included in their respective fiscal 2009 “Salary” reported in the Summary Compensation Table.

(2)	The amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2009.

(3)	The amounts in this column are not included in the Summary Compensation Table as these amounts reflect only the earnings on the investments designated by the named executive officer in his or her Supplemental Savings Plan account in fiscal 2009 (i.e., appreciation in account value). The amounts in this column do not include any above-market or preferential earnings, as defined by Item 402(c)(2)(viii) of Regulation S-K and the instructions thereto.

(4)	$151,807, $49,865, $129,530 and $39,332 of the amounts in this column were previously reported as compensation to Mr. Cooper, Mr. Waite, Mr. Martin and Ms. Bachmann, respectively, in the Summary Compensation Table for the prior years reported.

Potential Payments Upon Termination or Change in Control

The “Rights Under Post-Termination and Change in Control Arrangements” section below addresses the rights of the named executive officers under their employment agreements and other compensation arrangements upon a change in control or in the event their employment with us is terminated. The “Estimated Payments if Triggering Event Occurred at 2009 Fiscal Year End” section below reflects the payments that may be received by each named executive officer (or his or her beneficiaries, as applicable) upon a change in control or in the event the executive’s employment with us is terminated: (i) involuntarily without cause; (ii) in connection with the executive’s disability; (iii) upon the executive’s death; or (iv) in connection with a change in control.

Rights Under Post-Termination and Change in Control Arrangements

Under each employment agreement, if a named executive officer is terminated for cause or due to his or her voluntary resignation, we have no further obligation to pay any unearned compensation or to provide any future benefits to the executive. Generally, under the terms of each named executive officer’s employment agreement, cause for termination would exist upon the executive’s:
  failure to comply with our policies and procedures which we reasonably determine has had or is likely to have a material adverse effect on us or our affiliates;

  willful or illegal misconduct or grossly negligent conduct that is materially injurious to us or our affiliates;

  violation of laws or regulations governing us or our affiliates or a violation of our codes of ethics;

  breach of any fiduciary duty owed to us or our affiliates;

  misrepresentation or dishonesty which we reasonably determine has had or is likely to have a material adverse effect on us or our affiliates;

  breach of any provision of the executive’s obligations under his or her employment agreement with us;

  involvement in any act of moral turpitude that has a materially injurious effect on us or our affiliates; or

  breach of the terms of any non-solicitation or confidentiality clauses contained in an employment agreement with a former employer.
If terminated without cause, Mr. Fishman would continue to receive his salary for two years and each of the other named executive officers would continue to receive his or her respective salary for one year. Each named executive officer would receive a lump sum payment equal to two times his or her respective salary if terminated in connection with a change in control (as discussed below). Additionally, each named executive officer (i) is eligible (based on our achievement of at least the corporate performance amount corresponding to the floor bonus level) to receive a prorated bonus for the fiscal year in which his or her termination is effective if he or she is terminated without cause or in connection with his or her death or disability, and (ii) will receive two times his or her stretch bonus if terminated following a change in control.

Upon a change in control, all outstanding stock options become exercisable to the full extent of the original grant and all unvested restricted stock vests. Upon the named executive officer’s termination of employment, all exercisable stock options then held may be exercised until the earlier of the stock option award expiration date or one year after termination of employment. Additionally, if termination of employment results from death or disability, then (i) unvested stock options awarded in fiscal 2009 and after will vest on the day such event occurred, provided such event occurred at least six months following the grant date, and (ii) unvested restricted stock awards will vest in increments of 20% for each consecutive year of employment completed since the grant date if the first trigger is met while employed. Any restricted stock awards not vested at termination of employment, for reasons other than death or disability, shall be forfeited.

Each named executive officer is entitled to receive continued healthcare coverage for up to two years following a termination without cause or if terminated in connection with a change in control, plus the amount necessary to reimburse him or her for the taxes he or she would be liable for as a result of such continued healthcare coverage (“Tax Gross-Up Amount”). Upon a change in control, each participating named executive officer will receive a lump sum payment of all amounts (vested and unvested) under the Supplemental Savings Plan. (See the “Nonqualified Deferred Compensation” section above for more information regarding the Supplemental Savings Plan and the named executive officers’ aggregate balances under such plans at the end of fiscal 2009.) Additionally, if terminated without cause, Mr. Fishman is entitled to continue receiving an automobile or automobile allowance for two years, and the other named executive officers are entitled to continue receiving an automobile or automobile allowance for one year.

If the payments received by a named executive officer in connection with a change in control constitute an “excess parachute payment” under Section 280G of the IRC, the named executive officer is entitled to reimbursement for any excise tax imposed under Section 4999 of the IRC, or the executive’s benefits under his or her employment agreement will be reduced to the extent necessary to become one dollar less than the amount that would generate such excise tax, if this reduction results in a larger after-tax amount to the executive as compared to the excise tax reimbursement method (“Excise Tax Benefit”). The compensation payable on account of a change in control may be subject to the deductibility limitations of Sections 162(m) and 280G of the IRC.

Change in Control Described

Generally, pursuant to the 1996 Incentive Plan, the 2005 Incentive Plan and the Supplemental Savings Plan (as to amounts earned and vested before January 1, 2005, including earnings attributable to such amounts), a change in control is deemed to occur if:
  any person or group (as defined in Section 13(d) under the Exchange Act) becomes the beneficial owner, or has the right to acquire, 20% or more of our outstanding voting securities;

  a majority of the Board is replaced within any two-year period by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board at any date consists of persons not so nominated and approved; or

  our shareholders approve an agreement to merge or consolidate with an unrelated company or an agreement to sell or otherwise dispose of all or substantially all of our assets to an unrelated company.
Consistent with the provisions of Section 409A and the Treasury Regulations promulgated thereunder, pursuant to the named executive officers’ employment agreements, the 2006 Bonus Plan, the Supplemental Pension Plan and the Supplemental Savings Plan (as to all amounts earned and vested on or after January 1, 2005), a change in control is deemed to occur upon:
  the acquisition by any person or group (as defined under Section 409A) of our common shares that, together with any of our common shares then held by such person or group, constitutes more than 50% of the total fair market value or voting power in our outstanding voting securities;

  the acquisition by any person or group, within any one year period, of 30% or more of our outstanding voting securities;

  a majority of the Board is replaced during any one year period by directors whose appointment or election is not endorsed by a majority of the directors in office prior to the date of such appointment or election; or

  the acquisition by any person or group, within any one year period, of 40% or more of the total gross fair market value of all of our assets, as measured immediately prior to such acquisition(s).
Notwithstanding the foregoing definitions, pursuant to the named executive officers’ employment agreements, the 1996 Incentive Plan, the 2005 Incentive Plan and the 2006 Bonus Plan, a change in control does not include any transaction, merger, consolidation or reorganization in which we exchange, or offer to exchange, newly issued or treasury shares in an amount less than 50% of our then-outstanding voting securities for 51% or more of the outstanding voting securities of an unrelated company or for all or substantially all of the assets of such unrelated company.

Pursuant to the employment agreements, a named executive officer’s termination in connection with a change in control is generally deemed to occur if, during the applicable protection period (as discussed in the next paragraph), we or any other party to the change in control (e.g., the unrelated acquirer or successor company):
  terminate the executive without cause;

  breach a term of the employment agreement; or

  constructively terminate the executive (i.e., the executive resigns due to the imposition of a material adverse change in the executive’s duties, compensation or reporting relationships after our failure to cure such condition).
The protection period afforded to Mr. Fishman consists of the six months preceding a change in control and the two years following a change in control. The protection period afforded to the other named executive officers consists of the three months preceding a change in control and the two years following a change in control.

Estimated Payments if Triggering Event Occurred at 2009 Fiscal Year-End

The amounts in the following tables are approximations based on various assumptions and estimates. The actual amounts to be paid can only be determined at the time of the change in control or termination of employment, as applicable. In the tables that follow, we have made the following material assumptions, estimates and characterizations:
  Amounts are calculated based on compensation levels and benefits effective at January 30, 2010, the end of fiscal 2009.

  As noted in the “Non-Equity Incentive Plan Compensation” row in the tables below, the amounts payable under the 2006 Bonus Plan upon termination: (i) without cause or due to disability or death are based on the bonus actually earned by the applicable named executive officer for fiscal 2009 performance (which amounts would be prorated if the executive was terminated prior to the end of the fiscal year for which the bonus was earned); and (ii) in connection with a change in control are equal to two times the named executive officer’s stretch bonus.

  We have not taken into account the possibility that a named executive officer may be eligible to receive healthcare benefits from another source following his or her termination. Therefore, the amounts shown in the “Healthcare Coverage” row in the tables below reflect, consistent with the assumptions that would be used to estimate the cost of these benefits for financial reporting purposes under generally accepted accounting principles, the current monthly cost to provide continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) applied to each month these benefits would be provided by the named executive officer’s employment agreement if terminated involuntarily without cause or in connection with a change in control. Included in the amounts shown in the “Healthcare Coverage” row in the tables below are the related Tax Gross-Up Amounts. The Tax Gross-Up Amount would be paid under the terms of the named executive officer’s employment agreement.

  The amounts shown in the “Long-Term Disability Benefit” row in the tables below represent 67% of the named executive officer’s monthly salary, up to a maximum of $25,000 per month in accordance with the long-term disability insurance we maintain for our named executive officers. This benefit is payable until the named executive officer is no longer disabled or age 65, whichever occurs earlier. Due to the speculative nature of estimating the period of time during which a named executive officer may be disabled, we have presented only one month of disability benefits in the tables below.

  The amounts in the “Accelerated Equity Awards” row under the “Termination upon Disability” and “Termination upon Death” columns in the tables below represent the value (as of the final trading day on the NYSE during fiscal 2009) of (i) 20% the unvested restricted stock awarded to each named executive officer in March 2008 and (ii) all of the unvested stock options awarded to each named executive officer in March 2009. As discussed in the prior section, if termination of employment resulted from death or disability, then unvested restricted stock awards made under the 2005 Incentive Plan will vest in increments of 20% for each consecutive year of employment completed since the grant date if the first trigger is met while employed. The first trigger of the restricted stock awarded to the named executive officers in March 2008 was met as a result of our performance in fiscal 2009. Accordingly, 20% of the March 2008 restricted stock awarded to each named executive officer would have vested at the end of fiscal 2009 had the executive’s employment terminated on such date as a result of his or her disability or death. As discussed in the prior section, if a named executive officer dies or becomes disabled before the last scheduled vesting date of a stock option awarded in fiscal 2009, the then-remaining unvested portion of that stock option award will vest on the day such event occurred, provided such event occurred at least six months following the grant date.

  The amounts in the “Accelerated Equity Awards” row under the “Termination in Connection with a Change in Control” and “Change in Control (without termination)” columns in the tables below include the value of all unvested stock options that were in-the-money at the end of fiscal 2009 (minus the aggregate stock option exercise prices) and all unvested restricted stock that would have vested on an accelerated basis had a change in control occurred as of the end of fiscal 2009. These amounts do not reflect any equity awards that have vested or have been granted in fiscal 2010.

  The closing market price of our common shares on the final trading day on the NYSE during fiscal 2009 was $28.41 per share.

Steven S. Fishman

The following table reflects the payments that would have been due to Mr. Fishman in the event of a change in control or the termination of his employment on January 30, 2010.

	Event Occurring at January 30, 2010
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	2,400,000	—	—	—	2,400,000	—
Non-Equity Incentive Plan
Compensation ($)	—	2,400,000	—	2,400,000	2,400,000	4,800,000	—
Healthcare Coverage ($)	—	64,545	—	—	—	64,545	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	42,018	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	4,547,730	4,547,730	16,586,475	16,586,475
Excise Tax Benefit ($)	—	—	—	—	—	0	0
Total ($)	—	4,906,563	—	6,972,730	6,947,730	23,851,020	16,586,475

Joe R. Cooper

The following table reflects the payments that would have been due to Mr. Cooper in the event of a change in control or the termination of his employment with us on January 30, 2010.

	Event Occurring at January 30, 2010
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	440,000	—	—	—	880,000	—
Non-Equity Incentive Plan
Compensation ($)	—	528,000	—	528,000	528,000	1,056,000	—
Healthcare Coverage ($)	—	104,512	—	—	—	104,512	—
Long-Term Disability Benefit ($)	—	—	—	24,567	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	625,658	625,658	1,993,363	1,993,363
Excise Tax Benefit ($)	—	—	—	—	—	0	0
Total ($)	—	1,085,712	—	1,178,225	1,153,658	4,033,875	1,993,363

Brad A. Waite

The following table reflects the payments that would have been due to Mr. Waite in the event of a change in control or the termination of his employment with us on January 30, 2010. Additionally, assuming his employment terminated at the end of fiscal 2009, the estimated lump-sum present value of Mr. Waite’s benefit under the Pension Plan and Supplemental Pension Plan would have been $214,455.

	Event Occurring at January 30, 2010
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	550,000	—	—	—	1,100,000	—
Non-Equity Incentive Plan
Compensation ($)	—	825,000	—	825,000	825,000	1,650,000	—
Healthcare Coverage ($)	—	64,545	—	—	—	64,545	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	481,275	481,275	1,581,338	1,581,338
Excise Tax Benefit ($)	—	—	—	—	—	0	0
Total ($)	—	1,452,745	—	1,331,275	1,306,275	4,395,883	1,581,338

John C. Martin

The following table reflects the payments that would have been due to Mr. Martin in the event of a change in control or the termination of his employment with us on January 30, 2010.

	Event Occurring at January 30, 2010
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	520,000	—	—	—	1,040,000	—
Non-Equity Incentive Plan
Compensation ($)	—	624,000	—	624,000	624,000	1,248,000	—
Healthcare Coverage ($)	—	64,545	—	—	—	64,545	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	481,275	481,275	1,482,900	1,482,900
Excise Tax Benefit ($)	—	—	—	—	—	0	0
Total ($)	—	1,221,745	—	1,130,275	1,105,275	3,835,445	1,482,900

Lisa M. Bachmann

The following table reflects the payments that would have been due to Ms. Bachmann in the event of a change in control or the termination of her employment with us on January 30, 2010.

	Event Occurring at January 30, 2010
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	440,000	—	—	—	880,000	—
Non-Equity Incentive Plan
Compensation ($)	—	528,000	—	528,000	528,000	1,056,000	—
Healthcare Coverage ($)	—	104,512	—	—	—	104,512	—
Long-Term Disability Benefit ($)	—	—	—	24,567	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	625,658	625,658	1,993,363	1,993,363
Excise Tax Benefit ($)	—	—	—	—	—	0	0
Total ($)	—	1,085,712	—	1,178,225	1,153,658	4,033,875	1,993,363

PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2005 LONG-TERM
INCENTIVE PLAN

Background

On March 3, 2010, the Board adopted, based on the recommendation of the Compensation Committee (which we refer to as the “Committee” throughout this discussion of Proposal Two), and proposed that our shareholders approve, the amended and restated 2005 Incentive Plan. The 2005 Incentive Plan is an omnibus equity compensation plan that provides for a variety of types of awards, including (i) NQSOs, (ii) ISOs, (iii) SARs, (iv) restricted stock, (v) restricted stock units, and (vi) performance units (collectively, “Awards”). The 2005 Incentive Plan is intended to meet the requirements for qualified performance-based compensation under Section 162(m) of the IRC so that certain Awards qualify for a federal income tax deduction.

Our shareholders first approved the 2005 Incentive Plan on May 17, 2005, and approved amendments to the 2005 Incentive Plan on May 29, 2008. The purpose of the 2005 Incentive Plan is to advance our interests by (i) attracting, retaining and motivating participants, (ii) aligning participants’ interests with those of our shareholders by increasing the participants’ ownership of our common shares, and (iii) qualifying compensation paid to our executive officers as qualified performance-based compensation under Section 162(m).

The amended and restated 2005 Incentive Plan includes certain amendments for which we desire to obtain shareholder approval. In addition, we are required to periodically resubmit the 2005 Incentive Plan for shareholder approval so that certain Awards can continue to qualify as qualified performance-based compensation under Section 162(m) of the IRC. Therefore, we are seeking shareholder approval with respect to the amended and restated 2005 Incentive Plan in its entirety. The amended and restated 2005 Incentive Plan will become effective if and when approved by our shareholders at the Annual Meeting. If our shareholders do not approve the amended and restated 2005 Incentive Plan, Awards previously granted under the 2005 Incentive Plan will remain valid and the 2005 Incentive Plan will remain in effect.

Section 162(m) Approval Requirement

Section 162(m) generally provides that we may not deduct more than $1,000,000 of compensation paid during any fiscal year to our covered employees (i.e., our CEO and our three other highest compensated executives (excluding the principal financial officer) employed at the end of the fiscal year). However, this limit does not apply to “qualified performance-based compensation” as defined by Section 162(m). Awards will only constitute qualified performance-based compensation under Section 162(m) if certain requirements are satisfied, including shareholder approval of the material terms of the performance goals of the 2005 Incentive Plan at least once every five years. By approving the amended and restated 2005 Incentive Plan, our shareholders will approve, among other things, the material terms of the performance goals and criteria (as described below) used to determine whether performance-based Awards are earned, the 2005 Incentive Plan’s eligibility requirements, and the limits on the Awards that may be made under the 2005 Incentive Plan.

Proposed Amendments

We believe the approval of the amended and restated 2005 Incentive Plan would facilitate a better understanding of its terms by participants, shareholders, administrators and us. The primary amendments reflected in the amended and restated 2005 Incentive Plan include (i) updates to the accounting standard references in Article X, (ii) clarifications to the performance criteria and adjustment categories set forth in Article X, and (iii) additional revisions that we believe would improve the clarity of the 2005 Incentive Plan.

The following summary describes the material features of the amended and restated 2005 Incentive Plan and is qualified in its entirety by reference to the complete text of the amended and restated 2005 Incentive Plan attached to this Proxy Statement as Appendix B.

Administration

The 2005 Incentive Plan is administered by the Committee. The selection of participants in the 2005 Incentive Plan, the level of participation of each participant and the terms and conditions of all Awards are determined by the Committee. Though not required by the 2005 Incentive Plan, the Committee generally seeks the approval of all outside directors when granting Awards to our executives, as we believe this approach represents best practices in corporate governance. The Committee has discretionary authority to interpret the 2005 Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Incentive Plan. The Committee may delegate authority to administer the 2005 Incentive Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Incentive Plan.

Term, Termination and Amendment

The 2005 Incentive Plan will expire on May 16, 2012, unless terminated earlier by the Board. Although the Board may amend or alter the 2005 Incentive Plan, it may not do so without shareholder approval of any amendment to the extent shareholder approval is required to comply with NYSE listing requirements. In addition, no amendment, alteration or termination of the 2005 Incentive Plan may adversely affect any outstanding Award to a participant without the consent of that participant other than amendments (i) to cause the 2005 Incentive Plan to comply with applicable law, (ii) to permit us a tax deduction under applicable law, or (iii) designed for us to avoid an expense charge.

Share Limitations

The number of common shares available for issuance under the 2005 Incentive Plan equals the sum of: (i) 1,250,000 common shares; plus (ii) the 2,001,142 common shares that remained available for use under the predecessor 1996 Incentive Plan on December 30, 2005; plus (iii) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of our fiscal years in which the 2005 Incentive Plan is in effect; plus (iv) 2,100,000 common shares approved by our shareholders in May 2008. The 2005 Incentive Plan provides that the total number of common shares underlying Awards granted under the 2005 Incentive Plan, the expired DSO Plan, the expired 1996 Incentive Plan, and the expired ESO Plan may not exceed 15% of all of our issued and outstanding common shares (including treasury shares) as of any date. We anticipate that the common shares to be granted under the 2005 Incentive Plan will be registered by us under the Securities Act of 1933, as amended.

The aggregate number of common shares underlying restricted stock, restricted stock units and performance units granted under the 2005 Incentive Plan shall not exceed one-third of all common shares underlying Awards granted under the Plan. The maximum aggregate number of common shares that may be granted under the 2005 Incentive Plan through the exercise of ISOs shall not exceed 5,000,000.

The 2005 Incentive Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) with respect to stock options, SARs, restricted stock and other Awards that are intended to qualify as qualified performance-based compensation under Section 162(m). In order to meet Section 162(m) requirements, the 2005 Incentive Plan imposes limits on the number and type of common shares that any one participant may receive. Awards granted to a covered employee (as that term is used within Section 162(m)) that are intended to qualify as qualified performance-based compensation under Section 162(m), are limited to: (i) 2,000,000 shares of restricted stock per participant annually; (ii) 3,000,000 common shares underlying stock options and SARs per participant during any three consecutive calendar years; and (iii) $6,000,000 through performance units per participant during any three consecutive calendar years.

Common shares issued under the 2005 Incentive Plan will be our authorized but unissued common shares, treasury shares or shares purchased in the open market. To the extent that any Award payable in common shares is forfeited, cancelled, terminated or relinquished, the common shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to Awards under the 2005 Incentive Plan. However, the following types of common shares may not become again available for issuance as an Award: (i) common shares tendered by participants as full or partial payment to us upon the exercise of Awards granted under the 2005 Incentive Plan; (ii) common shares underlying an exercised SAR that are not issued upon the settlement of such SAR; and (iii) common shares withheld by, or otherwise remitted to, us to meet our withholding obligations arising upon the exercise of any Award.

Eligibility and Participation

In the Committee’s discretion, all of our outside directors and all of our and our affiliates’ salaried employees, consultants and advisors will be eligible to participate in the 2005 Incentive Plan. As of the record date, we had no employees and our affiliates had approximately 4,100 salaried employees. In fiscal 2010, approximately 90 of our affiliates’ employees (and no consultants or advisors) and our eight outside directors have received or are expected to receive Awards under the 2005 Incentive Plan, although this may vary from year to year. From time to time, the Committee will determine who will be granted Awards, the number of shares subject to such Awards, and all other terms of the Awards.

Awards

Since January 1, 2006, equity compensation awards to employees have been limited to NQSOs and restricted stock under the 2005 Incentive Plan. Since May 29, 2008, equity compensation awards to outside directors have been limited to restricted stock under the 2005 Incentive Plan. The 2005 Incentive Plan authorizes the grant of NQSOs, ISOs, SARs, restricted stock, restricted stock units and performance units, each of which is described below.

Stock Options

Stock options granted under the 2005 Incentive Plan may be either NQSOs or ISOs. The exercise price of any stock option granted may not be less than the fair market value of our common shares on the grant date. The stock option exercise price is payable in cash, by certified check, with our common shares, through a broker-assisted cashless exercise, by withholding common shares subject to the stock option having a fair value equal to the stock option exercise price, or any combination of the foregoing.

The Committee determines the terms of each stock option grant at the time of the grant. However, the aggregate fair market value (determined as of the grant date) of the common shares subject to ISOs that are exercisable by any participant for the first time in any calendar year under all of our plans may not be larger than $100,000. The Committee specifies at the time each stock option is granted the time or times at which, and in what proportions, the stock option becomes vested and exercisable. In general, no stock options shall be exercisable in fewer than six months after the grant date and no more than one-third of the common shares underlying a stock option shall become exercisable before each of the first three anniversary dates after the grant date. Additionally, a stock option that vests upon the attainment of a specified business performance goal established by the Committee may not be exercised sooner than one year after the grant date. Pursuant to the terms of the 2005 Incentive Plan, the Committee may accelerate the vesting of stock options. A stock option shall expire no later than 10 years after the grant date. In general, a stock option expires upon the earlier of (i) its stated expiration date or (ii) one year after the participant terminates service (except in the case of ISOs which must be exercised within three months after a termination of service, other than due to death or disability).

Stock Appreciation Rights

A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of our common shares on the settlement date over the base price of the SAR, multiplied by the number of SARs being settled. The base price of a SAR may not be less than the fair market value of our common shares on the grant date. SARs may be payable in cash, our common shares or a combination of both.

The Committee determines the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or the attainment of a specified business performance goal established by the Committee or both. In general, no more than one-third of a SAR may be exercised before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the SAR may not vest before the first anniversary after the grant date. Pursuant to the terms of the 2005 Incentive Plan, the Committee may accelerate the vesting of SARs. A SAR shall expire no later than 10 years after the grant date. In general, a SAR expires upon the earlier of (i) its stated expiration date or (ii) one year after the participant terminates service.

SARs may be granted on a stand-alone basis or in tandem with another Award. A stand-alone SAR is a SAR that is not associated with any other Award. A tandem SAR is a SAR that is granted in association with a stock option, is subject to the same terms that affect the stock option and may be exercised instead of the stock option (in which case the stock option is cancelled) or expires if the stock option is exercised.

Restricted Stock

A restricted stock Award represents our common shares that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of simultaneously granted restricted stock Awards may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the restricted stock may not vest sooner than the first anniversary after the grant date.

Subject to the transfer restrictions and vesting requirements of the restricted stock Award, the participant has the same rights as our shareholders during the restriction period, including all voting and dividend rights, although the Committee may provide that dividends and restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Also, any stock dividends will be subject to the same restrictions that apply to the restricted stock upon which the stock dividends are issued. Unless the Committee specifies otherwise in the Award agreement, the restricted stock is forfeited if the participant terminates service before the restricted stock vests or if applicable terms and conditions have not been met at the end of the restriction period.

Restricted Stock Units

An Award of restricted stock units provides the participant the right to receive a payment based on the value of our common shares. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of simultaneously granted restricted stock unit Awards may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the restricted stock units may not vest sooner than the first anniversary after the grant date. Restricted stock units are payable in cash, our common shares or a combination of both, as determined by the Committee.

Participants receiving restricted stock units do not have, with respect to such restricted stock units, any of the rights of a shareholder. Unless the Committee specifies otherwise in the Award agreement, the restricted stock unit Award is forfeited if the participant terminates service before the restricted stock unit vests or if applicable terms and conditions have not been met at the end of the restriction period.

Performance Units

An Award of performance units provides the participant the right to receive our common shares if specified terms and conditions are met. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of the performance units may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of specified business performance goals established by the Committee, then the performance units may not vest sooner than the first anniversary after the grant date. Performance unit Awards are payable in cash, our common shares or a combination of both. If cash settlement is made, the amount distributed will be the fair market value of the number of common shares that otherwise would have been distributed to settle the performance units. Unless the Committee specifies otherwise in the Award agreement, the performance units are forfeited if the participant terminates service before the performance units are earned.

Performance-Based Awards

Any Awards granted under the 2005 Incentive Plan may be granted in a form that qualifies for the qualified performance-based compensation exception under Section 162(m). Under Section 162(m), the terms of the Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable). The 2005 Incentive Plan specifies performance goals that the Committee must use when granting a performance-based Award. As described above, the 2005 Incentive Plan imposes certain limitations on the number and value of performance-based Awards to covered employees.

Effect of Change in Control

Awards granted under the 2005 Incentive Plan are generally subject to special provisions upon the occurrence of a change in control (as defined in the 2005 Incentive Plan and discussed in the “Executive Compensation” section of this Proxy Statement). For Awards granted under the 2005 Incentive Plan, if a change in control occurs, then: (i) all outstanding stock options and SARs shall become fully exercisable; (ii) all remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable; and (iii) any performance goals or other condition applicable to performance units shall be deemed to be satisfied in full with the common shares or cash subject to such Award being fully distributable. Payments under Awards that become subject to the excess parachute payment rules of Section 280G of the IRC may be reduced under certain circumstances. See the “Tax Treatment of Awards — Sections 280G and 4999” section below for more details.

Limited Transferability

All Awards or common shares subject to an Award under the 2005 Incentive Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, and Awards are exercisable during the participant’s lifetime only by the participant (or by the participant’s legal representative in the event of the participant’s incapacity).

Equitable Adjustments

In the event of a reorganization, recapitalization, merger, spin-off, stock split or other specified changes affecting us or our capital structure, the Committee is required to make equitable adjustments that reflect equitably the effects of such changes to the participants. Such adjustments may relate to the number of our common shares available for grant, as well as to other maximum limitations under the 2005 Incentive Plan (e.g., exercise prices and number of Awards), and the number of our common shares or other rights and prices under outstanding Awards.

Plan Benefits

The Committee has discretionary authority to grant Awards pursuant to the 2005 Incentive Plan. The 2005 Incentive Plan does not contain any provision for automatic grants. As a result, the future Awards, benefits or amounts that may be received by any individual participant or group of participants are not determinable.

In accordance with SEC rules, the following table lists all options, all of which are NQSOs, granted to the individuals and groups indicated below pursuant to the 2005 Incentive Plan between its adoption and March 12, 2010. The NQSOs listed in the following table for the named executive officers include the NQSOs listed in the executive compensation tables included in this Proxy Statement and are not additional Awards. All of the NQSOs were granted for compensatory purposes.

Common Shares Underlying
Name or	Stock Option Awards
Identity of Group	(#)
Lisa M. Bachmann (1)	226,000
Jeffrey P. Berger (2)	0
Joe R. Cooper (1)	226,000
Steven S. Fishman (1)	1,110,000
Peter J. Hayes (2)	0
David T. Kollat (2)	0
Brenda J. Lauderback (2)	0
Philip E. Mallott (2)	0
John C. Martin (1)	166,500
Russell Solt (2)	0
James R. Tener (2)	0
Dennis B. Tishkoff (2)	0
Brad A. Waite (1)	159,000
All current executive officers as a group (3)	2,743,400
All current outside directors as a group (4)	0
Each associate of any such executive officer, outside director or nominee	0
Each other person who received or is to receive 5% of such options	0
All employees, including all current officers who are not executive officers,
as a group (5)	2,300,500
____________________

(1)	For additional information regarding Awards made to the named executive officers during fiscal 2009 and each named executive officer’s title, see the Summary Compensation Table and the Grants of Plan-Based Awards table in this Proxy Statement.

(2)	For additional information regarding Awards made to the outside directors during fiscal 2009, see the Director Compensation Table in this Proxy Statement.

(3)	Includes the NQSOs listed in the above table for Mr. Fishman, Mr. Cooper, Mr. Waite, Mr. Martin and Ms. Bachmann.

(4)	Includes the NQSOs listed in the above table for Mr. Berger, Mr. Hayes, Mr. Kollat, Ms. Lauderback, Mr. Mallott, Mr. Solt, Mr. Tener and Mr. Tishkoff.

(5)	Excludes the NQSOs listed to the individuals specified in the above table.

Tax Treatment of Awards

The following summary of the United States federal income tax implications of Awards under the 2005 Incentive Plan is based on the provisions of the IRC (and any relevant rulings and regulations issued under the IRC) as of the date of this Proxy Statement. The summary is not intended to be a complete description of the United States federal income tax laws, does not constitute tax advice and does not describe state, local or foreign tax consequences.

Incentive Stock Options

An ISO generally results in no taxable ordinary income to the participant or deduction to us at the time the ISO is granted or exercised. However, the excess of the fair market value of the common shares acquired over the stock option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the common shares received as a result of an exercise of an ISO for at least two years from the grant date and one year from the exercise date, then the gain realized on disposition of the common shares is treated as a long-term capital gain. If the common shares are disposed of within either of these periods (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disqualifying disposition, an amount equal to the excess, if any, of the fair market value of the common shares, upon exercise of the stock option over the stock option exercise price (or, if less, the excess of the amount realized upon disposition over the stock option exercise price). The excess, if any, of the sale price over the fair market value on the exercise date will be a short-term capital gain. In such case, we will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the common shares acquired upon exercise of an ISO is equal to the stock option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A NQSO results in no taxable income to the participant or deduction to us at the time it is granted. A participant exercising a NQSO will, at that time, realize taxable compensation in the amount of the difference between the stock option exercise price and the then-current fair market value of the common shares. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the participant.

The participant’s basis in such common shares is equal to the sum of the stock option exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the common shares will be a long-term or short-term gain (or loss), depending upon the holding period of the common shares.

If a participant tenders previously owned common shares in payment of the NQSO exercise price, then, instead of the treatment described above, the following generally will apply: (i) a number of new common shares equal to the number of previously owned common shares tendered will be considered to have been received in a tax-free exchange; (ii) the participant’s basis and holding period for such number of new common shares will be equal to the basis and holding period of the previously owned common shares exchanged; (iii) the participant will have compensation income equal to the fair market value on the exercise date of the number of new common shares received in excess of such number of exchanged common shares; (iv) the participant’s basis in such excess shares will be equal to the amount of such compensation income; and (v) the holding period in such common shares will begin on the exercise date.

Stock Appreciation Rights

Generally, a participant that receives a stand-alone or tandem SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in either form of SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in either form of SARs in common shares, the spread between the then-current fair market value of the common shares and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of either form of SAR. However, upon the settlement of either form of SAR, we will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other Awards authorized under the 2005 Incentive Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the participant elects to accelerate recognition as of the grant date, and (ii) the amount of cash paid (or the fair market value of the common shares issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

As described above, Awards granted under the 2005 Incentive Plan may qualify as qualified performance-based compensation under Section 162(m) in order to preserve federal income tax deductions by us with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to our CEO or our three other highest compensated executives (excluding the principal financial officer) employed at the end of the fiscal year. To qualify for this exception, Awards must be granted under the 2005 Incentive Plan by the Committee and satisfy the 2005 Incentive Plan’s limit on the total number of common shares that may be awarded to any one participant during a year. In addition, for Awards other than stock options to qualify as qualified performance-based compensation, the issuance or vesting of the Award, as applicable, must be contingent upon satisfying one or more of the performance goals listed in the 2005 Incentive Plan, as established and certified by the Committee.

Sections 280G and 4999

Section 280G of the IRC disallows deductions for excess parachute payments and Section 4999 of the IRC imposes penalties on persons who receive excess parachute payments. A parachute payment is the present value of any compensation amount that is paid to “disqualified individuals” (such as our and our subsidiaries’ officers and highly paid employees) that are contingent upon or paid on account of a change in control – but only if such payments, in the aggregate, are equal to or greater than 300% of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.” An excess parachute payment is the amount by which any parachute payment exceeds the portion of the Base Amount allocated to such payment.

Some participants in the 2005 Incentive Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2005 Incentive Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with us or our subsidiaries, such as an employment agreement or a change in control agreement. If the participant is a disqualified individual and the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20% of the value of all parachute payments above 100% of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither we nor any of our subsidiaries would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) would be reduced by the amount of the excess parachute payment.

The 2005 Incentive Plan addresses excess parachute payment penalties. Generally, if a participant in the 2005 Incentive Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Incentive Plan also states that other means of dealing with these penalties will be applied if required by the terms of another written agreement (whether currently in effect or adopted in future) with us or any of our subsidiaries (such as an employment or a change in control agreement). Each named executive officer has an employment agreement with us that provides that if the payments received by the named executive officer in connection with a change in control constitute an excess parachute payment under Section 280G of the IRC, the named executive officer is entitled to reimbursement for any excise tax imposed under Section 4999 of the IRC, or the executive’s benefits under his or her employment agreement will be reduced to the extent necessary to become one dollar less than the amount that would generate such excise tax, if this reduction results in a larger after-tax amount to the executive as compared to the excise tax reimbursement method. The compensation payable on account of a change in control may be subject to the deductibility limitations of Sections 162(m) and 280G of the IRC.

Section 83(b)

A participant may elect pursuant to Section 83(b) of the IRC to have income recognized at the grant date of an Award of restricted stock, restricted stock units or performance units and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding tax deduction equal to the value of the Awards affected by this election.

Section 409A

Section 409A of the IRC imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A of the IRC. Section 409A of the IRC includes a broad definition of nonqualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the Awards granted under the 2005 Incentive Plan will comply with or be exempt from the requirements of Section 409A of the IRC and the treasury regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service).

Market Value

On March 29, 2010, the closing price of our common shares traded on the NYSE was $37.32 per share.

Equity Compensation Plan Information

The following table summarizes information as of January 30, 2010, the end of fiscal 2009, relating to our equity compensation plans pursuant to which our common shares may be issued.

Number of securities
remaining available for
	Number of securities to		Weighted-average	future issuance under
	be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
	warrants and rights (#)		warrants and rights ($)	reflected in column (a)) (#)
Plan category	(a)		(b)	(c)
Equity compensation plans approved by
security holders	4,496,633	(1)(2)	19.46	3,552,814 (3)
Equity compensation plans not approved
by security holders	—		—	—
Total	4,496,633		19.46	3,552,814
____________________

(1)	Includes stock options granted under the 2005 Incentive Plan, the DSO Plan and the 1996 Incentive Plan. In addition, we had 849,488 shares of unvested restricted stock outstanding under the 2005 Incentive Plan.

(2)	The common shares issuable upon exercise of outstanding stock options granted under each shareholder-approved plan are as follows:

2005 Incentive Plan	3,401,275
DSO Plan	235,500
1996 Incentive Plan	859,858

(3)	The common shares available for issuance under each shareholder-approved plan are as follows:

2005 Incentive Plan	3,552,814
DSO Plan	—
1996 Incentive Plan	—

The 1996 Incentive Plan terminated on December 31, 2005. The DSO Plan terminated on May 30, 2008. The number of common shares available for issuance under the 2005 Incentive Plan is adjusted annually by adding 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of our fiscal years that the 2005 Incentive Plan is in effect. See the “Stock Ownership - Ownership of Our Common Shares by Certain Beneficial Owners and Management” section of this Proxy Statement for additional information with respect to security ownership of certain beneficial owners and management.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2005 INCENTIVE PLAN.

PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2006 BONUS PLAN

Background

On March 3, 2010, the Board adopted, based on the recommendation of the Compensation Committee (which we refer to as the “Committee” throughout this discussion of Proposal Three), and proposed that our shareholders approve, the amended and restated 2006 Bonus Plan. The 2006 Bonus Plan provides for cash compensation to be paid annually when we meet or exceed minimum corporate performance amounts under one or more financial measures approved by the Committee and other outside directors at the start of the fiscal year. The 2006 Bonus Plan is intended to meet the requirements for qualified performance-based compensation under Section 162(m) of the IRC so that bonus opportunities awarded under the 2006 Bonus Plan qualify for a federal income tax deduction.

Our shareholders first approved the 2006 Bonus Plan on May 25, 2006, and subsequently amended and restated the 2006 Bonus Plan effective December 4, 2008 for the purpose of complying with Section 409A of the IRC. The purpose of the 2006 Bonus Plan is to advance our interests by (i) attracting, retaining and motivating employees, (ii) aligning participants’ interests with those of our shareholders, and (iii) qualifying compensation paid to our executive officers as qualified performance-based compensation under Section 162(m).

The amended and restated 2006 Bonus Plan includes certain amendments for which we desire to obtain shareholder approval. In addition, we are required to periodically resubmit the 2006 Bonus Plan for shareholder approval so that bonus opportunities awarded under the 2006 Bonus Plan can continue to qualify as qualified performance-based compensation under Section 162(m) of the IRC. Therefore, we are seeking shareholder approval with respect to the amended and restated 2006 Bonus Plan in its entirety. The amended and restated 2006 Bonus Plan will become effective if and when approved by our shareholders at the Annual Meeting. If our shareholders do not approve the amended and restated 2006 Bonus Plan, some or all of the compensation earned under the 2006 Bonus Plan may not be deductible by us, bonus opportunities previously awarded under the 2006 Bonus Plan will remain valid and the 2006 Bonus Plan will remain in effect. Although we strive to preserve the deductibility of bonus compensation, to maintain flexibility in compensating executive officers in a manner consistent with our compensation philosophy, the Committee has not adopted a policy that all bonus compensation must be deductible under Section 162(m).

Section 162(m) Approval Requirement

Section 162(m) generally provides that we may not deduct more than $1,000,000 of compensation paid during any fiscal year to our covered employees (i.e., our CEO and our three other highest compensated executives (excluding the principal financial officer) employed at the end of the fiscal year). However, this limit does not apply to “qualified performance-based compensation” as defined by Section 162(m). Bonus awards under the 2006 Bonus Plan will only constitute qualified performance-based compensation under Section 162(m) if certain requirements are satisfied, including shareholder approval of the material terms of the performance goals of the 2006 Bonus Plan at least once every five years. By approving the amended and restated 2006 Bonus Plan, our shareholders will approve, among other things, the material terms of the performance goals and criteria (as described below) used to determine whether bonus awards are earned, the 2006 Bonus Plan’s eligibility requirements, and the limits on the bonus awards that may be made under the 2006 Bonus Plan.

Proposed Amendments

The primary amendments reflected in the amended and restated 2006 Bonus Plan include:
  Authorizing the Committee to determine whether a participant in the 2006 Bonus Plan must be employed by us on the day an earned bonus is paid to be eligible to receive a bonus payment. As originally approved by our shareholders, the 2006 Bonus Plan generally requires a participant to be employed by us on the day an earned bonus is actually paid to receive the bonus payment. We believe the Committee should possess the flexibility to reevaluate and alter this policy from time to time. For example, this proposed amendment would enable the Committee to authorize the payment of bonuses to participants who only remain employed by us through the end of the applicable performance period rather than on the day bonuses are actually paid, which typically occurs one to two months after the end of the performance period.

  Increasing the maximum permitted annual bonus payable to a participant in the 2006 Bonus Plan to $4,000,000. As originally approved by our shareholders, the maximum aggregate bonus payable under the 2006 Bonus Plan to a participant for a particular fiscal year is limited to $3,000,000. We believe that increasing this annual limit to $4,000,000 is necessary for us to continue to attract, retain and motivate our executives, and to preserve the deductibility of bonus payments made under the 2006 Bonus Plan. Without this amendment, a bonus payable to certain executive officers in excess of $3,000,000 may not be deductible by us. Although we strive to preserve the deductibility of payments, to maintain flexibility in compensating executive officers in a manner consistent with our compensation philosophy, the Committee has not adopted a policy that all compensation must be deductible under Section 162(m).

  Updating and clarifying certain other provisions of the 2006 Bonus Plan. The other proposed amendments to the 2006 Bonus Plan principally consist of (i) updates to the accounting standard references in the appendix of the 2006 Bonus Plan, (ii) clarifications to the performance criteria and adjustment categories set forth in the appendix of the 2006 Bonus Plan, and (iii) additional revisions that we believe would improve the clarity of the 2006 Bonus Plan. We believe these amendments would facilitate a better understanding of the 2006 Bonus Plan’s terms by participants, shareholders, administrators and us.
The following summary describes the material features of the amended and restated 2006 Bonus Plan and is qualified in its entirety by reference to the complete text of the amended and restated 2006 Bonus Plan attached to this Proxy Statement as Appendix C.

Administration and Description of Bonus Awards

The 2006 Bonus Plan will be administered by the Committee. Each Committee member is an outside director within the meaning of Section 162(m). As plan administrator, the Committee is charged with the responsibility for designating eligible participants and selecting the performance goals – including the applicable financial measures, corporate performance amounts and payout percentages – used to calculate the bonus award, if any.

The corporate performance amounts necessary to earn a bonus may be based on one or more financial measures calculated in accordance with accounting principles generally accepted in the United States of America, as the same appear in our filings with the SEC and/or our annual report to shareholders, and as may be adjusted in recognition of unusual or non-recurring events, transactions and accruals. Annually, the Committee, in its sole discretion, will select the corporate performance amounts, financial measures and equitable adjustments applicable to the performance period, which is generally a full fiscal year. The financial measures include, without limitation, operating profit, net income, income from continuing operations and earnings per share. The financial measures and equitable adjustments are described in their entirety in the appendix to the 2006 Bonus Plan.

The Committee also defines the payout percentages at the time that the financial measures and corporate performance amounts are established. The minimum payout percentages for target and stretch bonus opportunities for the named executive officers have been established in their respective employment agreements, and the payout percentage for a floor bonus opportunity is set annually by the Committee. For executives other than the named executive officers, the payout percentages approved by the Committee are set by position level. Subject to the terms of the employment agreements, the Committee retains the right to adjust the payout percentages.

The 2006 Bonus Plan provides for cash compensation to be paid annually when the performance goals are achieved. No right to a minimum bonus exists under the 2006 Bonus Plan. For each performance period, the Committee will establish an objective formula for each participant based on the achievement of the corporate performance amounts, the outcomes of which are substantially uncertain at the time they are established. The Committee derives the corporate performance amounts from our corporate operating plan, as approved by the Board at the start of the fiscal year.

The 2006 Bonus Plan provides that bonus awards in any fiscal year may not exceed the maximum bonus amount that is established annually for each participant pursuant to a predetermined objective formula, subject to the current maximum annual limit of $3,000,000. As discussed above, we are seeking the approval of our shareholders to increase the current maximum annual limit to $4,000,000.

After the end of the performance period, the Committee will determine the amount of the bonus award earned by each participant under the predetermined objective formula for the performance goals. Payment of the bonus award to the participant will be made, subject to the participant’s right to defer the same, upon certification by the Committee, in writing, that the performance goals were satisfied (i.e., at least the corporate performance amount for a floor bonus was attained) and the bonus award has been calculated in accordance with the predetermined objective formula.

In the event a participant voluntarily terminates employment with us prior to the day on which payments of bonus awards are made under the 2006 Bonus Plan for a performance period, the participant forfeits all rights to receive a bonus award. As discussed above, we are seeking the approval of our shareholders to allow the Committee flexibility in determining whether a participant’s termination of employment on a day prior to the payment of bonus awards would preclude that participant from forfeiting all rights to the bonus award. At the discretion of the Committee, prorated bonus awards may be made to participants whose employment terminates by reason of retirement, disability or death during a performance period; provided, however, that at least the corporate performance amount for a floor bonus must have been attained during the performance period.

Eligibility

In the Committee’s discretion, all of our and our affiliates’ employees are eligible to participate in the 2006 Bonus Plan. Approximately 665 of those employees are participating in the 2006 Bonus Plan in fiscal 2010.

Amendment, Suspension or Termination

The Committee may amend, in whole or in part, any or all of the provisions of the 2006 Bonus Plan, except as to those terms or provisions that are required by Section 162(m) to be approved by the shareholders, or suspend or terminate the 2006 Bonus Plan entirely; provided, however, that no such amendment, suspension or termination may, without the consent of the affected participants, reduce the right of participants to any payment due under the 2006 Bonus Plan.

Plan Benefits

The exact amount of the awards under the 2006 Bonus Plan, if any, that will be allocated to or received by the participants is at the discretion of the Compensation Committee and dependent upon our future performance, and therefore cannot be determined at this time. The annual bonuses paid under the 2006 Bonus Plan to the named executive officers for fiscal 2007, fiscal 2008 and fiscal 2009 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2006 BONUS PLAN.

PROPOSAL FOUR: APPROVAL OF AMENDMENTS TO OUR AMENDED ARTICLES OF
INCORPORATION TO INSTITUTE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

After careful consideration, the Board is proposing that our Amended Articles of Incorporation (“Articles”) be further amended to require majority voting in uncontested elections of directors. The Board has adopted a policy to assure that a nominee for director in an uncontested election who receives fewer shareholder votes “for” his or her election than shareholder votes against or “withheld” from such election would not continue to serve, except with the express consent of the Board. Our majority voting policy (“Policy”) is set forth in Section 1.11 of our Corporate Governance Guidelines (see the “Governance – Majority Vote Policy” section of this Proxy Statement for more information regarding the Policy).

Prior to 2008, Ohio law required Ohio corporations to use a plurality voting standard for director elections. Under a plurality voting standard, the nominees receiving the greatest number of votes are elected directors. Under the Policy, our directors continue to be elected by a plurality vote, but in an uncontested election a director nominee who receives a greater number of “withheld” votes than “for” votes must promptly offer to resign from the Board. The Board then must decide, based upon the recommendation of our Nominating / Corporate Governance Committee, within 100 days after the voting results are certified, whether to accept the resignation offer. The Policy also requires the final decision of the Board to be promptly disclosed publicly in a press release or a report filed with the Securities and Exchange Commission. If the decision is to reject the resignation offer, the press release or report will indicate the reasons for that decision.

In 2008, Ohio law was amended to provide that the articles of incorporation of an Ohio corporation may set forth “alternative election standards” for the election of directors, and that, if no alternative election standard is specified in the articles, plurality voting would apply. For the reasons described below, our Board has unanimously adopted resolutions which approve and recommend for our shareholders’ consideration the approval of amendments to our Articles and Code of Regulations (“Regulations”) to implement a majority voting standard in uncontested election of directors. An “uncontested election” generally is any election of our directors at a meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected and for which no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with our Regulations (as proposed to be amended under Proposal Five in this Proxy Statement), or, if any such notice has been submitted, such notice has been (i) withdrawn, (b) determined by our Board or a final court order not to be valid and effective notice of a nomination, or (iii) determined by our Board not to create a bona fide election contest. Proposal Five proposes a procedure which would require our shareholders to provide advance notice of a shareholder’s intent to nominate a candidate for election as a director at a shareholder meeting. In all director elections other than uncontested elections, which we refer to as “contested elections,” the plurality voting standard would continue to apply.

Our Board has determined that the adoption of a majority voting standard in uncontested elections will provide our shareholders with a greater voice in the election of directors by requiring a candidate for election to receive more favorable than unfavorable votes in order to be elected to the Board or to retain a seat on the Board. Adoption of a majority voting standard also is intended to reinforce the Board’s accountability to the interest of the holders of a majority of our equity securities. The proposed amendments would insert a majority voting standard into the Articles which could not be amended without shareholder approval.

If the proposed amendments to our Articles is adopted by our shareholders, an affirmative majority of the total number of votes cast with respect to the election of a director nominee will be required for election of the nominee in an uncontested election. Abstentions and broker non-votes will have no effect in determining whether the required affirmative majority vote has been obtained. However, if a majority voting standard is used in a contested election, fewer or more candidates could be elected to the Board than the number of Board seats available. Because the proposed majority voting standard simply requires a nominee to receive more “for” votes than against or “withheld” votes, without regards to voting for other nominees, it is not effective to determine which nominees are elected when there are more candidates than available Board seats. In other words, in a contested election there are more nominees than Board seats and a majority vote standard could result in all of the nominees receiving more “for” votes than “withheld” votes. For that reason, the Board believes that in contested elections, plurality voting should be in effect and the candidates receiving the greatest number of shareholder votes would be elected.

If this proposal is approved by our shareholders and implemented, we also will adopt appropriate conforming amendments, if any, to the Policy to eliminate provisions that will be superseded by this proposal and to conform the provisions that address the treatment of holdover terms for any incumbent directors who fail to be re-elected under the majority voting standard. Under Ohio law, an incumbent director who is not re-elected remains in office until his or her successor is duly elected and qualified, or until his earlier death, resignation or removal from office. As is the case currently under the Policy, if a majority vote standard is adopted by our shareholders, an incumbent director who does not receive more votes cast “for” than “withheld” as to his or her election in an uncontested election of directors will be required to deliver his or her resignation to the Nominating / Corporate Governance Committee under the Policy. The Nominating / Corporate Governance Committee will make a recommendation to the Board as to whether or not the resignation should be accepted. The Board will consider the recommendation and decide whether or not to accept the resignation as discussed above under “Governance – Majority Vote Policy.” The director who tendered his or her resignation will not participate in the recommendation of the Nominating / Corporate Governance Committee proceedings or the consideration of the tendered resignation by the Board.

The actual text of the proposed amendments to our Articles (marked with deletions indicated by strike-outs and additions indicated by underlining) is attached to this proxy statement as Appendix D. The foregoing description of the proposed amendments to our Articles is only a summary of the material terms of the proposed amendments and is qualified by reference to the actual text of the proposed amendments as set forth in Appendix D. The proposed amendments to the Articles will become effective upon filing of the same with the Secretary of State of Ohio.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES TO INSTITUTE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

PROPOSAL FIVE: APPROVAL OF AMENDMENTS TO OUR CODE OF REGULATIONS TO ESTABLISH
PROCEDURES FOR ADVANCE NOTICE OF SHAREHOLDER DIRECTOR NOMINATIONS

Under this Proposal Five, the Board is recommending amendments to our Regulations to establish procedures for advance notice of director nominations by our shareholders. Currently, our Regulations do not expressly include procedural requirements regarding the nomination of candidates for election to our Board by shareholders.

Under the proposed amendments to our Regulations, a shareholder may nominate a candidate for election as a director at a meeting of shareholders by delivering a written notice of nomination to our principal executive offices not later than the 90th day nor earlier than the 130th day prior to the first anniversary of our previous year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of our previous year’s annual meeting, shareholders instead would be required to deliver such notice not earlier than the 130th day prior to the annual meeting and not later than the day that is the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first publicly announce the date of the annual meeting. If we call a special meeting to elect one or more directors, a shareholder would be permitted to nominate a candidate for election at the special meeting by delivering notice of such nomination to our principal executive offices not earlier than the 130th day prior to such special meeting and not later than the date that is the later of the 90th day prior to such special meeting or the 10th day following the day on which we first publicly announce the date of the special meeting and the nominees proposed by the Board to be elected at such meeting.

The proposed amendments also require a nominating shareholder to provide to us in any notice of a director nominee certain information regarding the shareholder’s ownership of our shares (including economic and voting interests in our common shares) and relationships or interests that the shareholder has with the shareholder’s nominee(s).

The Board has decided that the adoption of these procedures will facilitate an orderly process for shareholder nominations of candidates for director elections and the conduct of shareholder meetings by providing shareholders and us a reasonable opportunity to consider such nominations. Additionally, the Board believes that the proposed procedures will allow sufficient time for full information regarding all director nominees to be distributed to our shareholders. The Board has determined that the 90-day notice period provides an appropriate time period during which the Board, in the exercise of its fiduciary duties, can evaluate shareholder director nominees and, if a resolution is not reached with the shareholder, can prepare and disseminate proxy materials to all shareholders that clearly articulate the Board’s position with respect to such nominees. We would expect to disclose to all of our shareholders the information furnished by the shareholder who intends to nominate a candidate for election as a director, unless such information is unlikely to be relevant to other shareholders’ voting decisions. The proposed process also will allow our shareholders who wish to nominate a candidate to be represented at a shareholders’ meeting while ensuring that all other shareholders have sufficient time to consider the candidate prior to casting their vote in the election of directors.

In addition, the proposed advance notice provision for shareholder director nominations complements the majority voting standard proposed in Proposal Four by providing a deadline for determining whether an election will be an “uncontested election” for purposes of applying the majority voting standard. Together, the proposed majority voting standard and advance notice requirements would facilitate an orderly shareholder meeting and better communications with our shareholders since our proxy statement and proxy card would differ if majority voting were not applicable at a shareholders’ meeting due to the existence of a contested election.

The proposed amendments to the Regulations will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements in the proposed amendments.

The actual text of the proposed amendments to the Regulations (marked with deletions indicated by strike outs and additions indicated by underlining) is attached to this proxy statement as Appendix E. The foregoing is only a summary of the material terms of the proposed amendments and is qualified by reference to the actual text as set forth in Appendix E. The proposed amendments to the Regulations will become effective upon approval by our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND OUR REGULATIONS TO ESTABLISH PROCEDURES FOR ADVANCE NOTICE OF SHAREHOLDER DIRECTOR NOMINATIONS AT SHAREHOLDER MEETINGS.

AUDIT COMMITTEE DISCLOSURE

General Information

The Audit Committee consists of three outside directors of the Board. Our common shares are listed on the NYSE. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of all applicable SEC regulations and the listing standards of the NYSE.

The charter of the Audit Committee states that the purpose of the Audit Committee is to assist the Board in its oversight of:
  the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

  our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

  the annual independent audit of our financial statements, the engagement of the independent registered public accounting firm, and the evaluation of the firm’s qualifications, independence and performance;

  the performance of our internal audit function;

  the evaluation of enterprise risk issues; and

  the fulfillment of other responsibilities set forth in its charter.
The full text of the Audit Committee’s charter is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda to include all of its responsibilities and conducts a self-assessment and review of the charter annually. The Audit Committee believes it fulfilled its responsibilities under the charter in fiscal 2009.

The Audit Committee schedules its meetings with a view towards ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm and the internal audit service provider, in each case without the presence of management, and discussions with our Chief Financial Officer and internal auditor in separate sessions, in each case without the presence of additional members of management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.

During fiscal 2009, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with its oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in our Form 10-K, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Form 10-K related to its audit of (i) our consolidated financial statements and financial statement schedule and (ii) the effectiveness of our internal control over financial reporting. The Audit Committee continues to oversee efforts related to our system of internal control over financial reporting and management’s preparations for the evaluation thereof in fiscal 2010. The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.

Independent Registered Public Accounting Firm

The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2009. Deloitte & Touche LLP has served as our independent registered public accounting firm since October 1989. The Audit Committee annually selects our independent registered public accounting firm.

Audit and Non-Audit Services Pre-Approval Policy

Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2009, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm to assure that the provision of those services does not impair the firm’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.

During the year, it may become necessary to engage the independent registered public accounting firm for additional services that have not been pre-approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The fees billed to us for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:

	Fiscal 2009	Fiscal 2008
($ in thousands)	($)	($)
Audit Fees	1,198	1,354
Audit-Related Fees (1)	16	—
Tax Fees (2)	27	28
All Other Fees (3)	2	2
Total Fees	1,243	1,384
____________________

(1)	For fiscal 2009, the audit-related fees principally related to accounting consultation.

(2)	For fiscal 2009 and fiscal 2008, the tax fees principally related to tax compliance services.

(3)	For fiscal 2009 and fiscal 2008, the other fees principally related to online subscription fees for technical accounting support.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2009 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal 2009 be included in our Form 10-K for filing with the SEC.

Members of the Audit Committee

Philip E. Mallott, Chair
Jeffrey P. Berger
Russell Solt

PROPOSAL SIX: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010

At its March 2, 2010 meeting, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010. The submission of this matter for approval by shareholders is not legally required; however, we believe that such submission is consistent with best practices in corporate governance and is another opportunity for shareholders to provide direct feedback on an important issue of our corporate governance. If the shareholders do not approve the ratification of the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

SHAREHOLDER PROPOSALS

Any proposals of shareholders which are intended to be presented at our 2011 annual meeting of shareholders must be received by our Corporate Secretary at our corporate offices on or before December 14, 2010 to be eligible for inclusion in our 2011 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at our 2011 annual meeting of shareholders without inclusion of that proposal in our 2011 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our corporate offices on or before February 28, 2011, or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2011 annual meeting of shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.

ANNUAL REPORT ON FORM 10-K

Our Form 10-K is included with this Proxy Statement in our 2009 Annual Report to Shareholders. Shareholders may also receive a copy of our Form 10-K without charge by writing to: Investor Relations, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228-5311. Our Form 10-K may also be accessed in the Investor Relations section of our website (www.biglots.com) under the “SEC Filings” caption.

PROXY SOLICITATION COSTS

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders and the proxy card) to shareholders of record on the record date, the brokers and banks holding our common shares for beneficial holders must, at our expense, provide our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our officers and regular employees personally or by telephone, mail or electronic mail. Officers and employees who assist with solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. We have also retained Georgeson Inc. to aid in the solicitation of proxies for a fee estimated to be $6,500, plus reasonable out-of-pocket expenses.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than as referred to in Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six above. If any other matter is properly brought before the Annual Meeting for action by shareholders, common shares represented by proxies returned to us will be voted on such matter in accordance with the recommendations of the Board.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary

April 13, 2010
Columbus, Ohio

APPENDIX A

Executive Compensation Peer Groups for Fiscal 2009 Executive Compensation

The retailer-only peer group was comprised of the following companies:

99 Cents Only Stores	Dollar Tree	Limited Brands
Abercrombie & Fitch	DSW	Pier 1 Imports
Bed Bath & Beyond	Family Dollar	RadioShack
BJ’s Wholesale Club	Fred’s	Ross Stores
Dick’s Sporting Goods	Jo-Ann Stores	Stein Mart

The broader peer group was comprised of the following companies:

7-Eleven	Express	Oxford Industries
99 Cents Only Stores	Exxon Mobil - US Fuels Marketing	Papa John’s
A&P	Family Dollar	Party City Corporation
Abercrombie & Fitch	FedEx Kinko’s	Payless ShoeSource
Ace Hardware	Food Lion	PETCO
adidas America	Fossil, Inc.	PETsMART
Advance Auto Parts	Friendly Ice Cream	Phillips-Van Heusen
Aeropostale	GameStop	Pier 1 Imports
Ahold USA	Gap	Polo Ralph Lauren
Alex Lee	General Nutrition	Publix Super Markets
American Eagle Outfitters	General Parts International	RadioShack
American Signature	Genesco	Raley’s Superstores
Anchor Blue Retail Group	Genuine Parts Company	Recreational Equipment
Andersons	Giant Eagle	Redcats USA
Ann Taylor	Goody’s Family Clothing	Restoration Hardware
Anna’s Linens Co.	H. E. Butt Grocery Company	Revlon
Arby’s Restaurant Group	Half Price Books	Richemont North America
Ashland / The Valvoline Company	Hallmark - Retail	Ross Stores
at&t	Hanesbrands	RSC Equipment Rental
Aurora Health Care / Pharmacy	Hannaford Bros. Co.	Saks
AutoZone	Harley-Davidson Motor Company	Sally Beauty Holdings
Aveda Experience Centers	Harold’s Stores	Savers
Avis Budget Group	Harris Teeter	Sears Holdings
Avon	Harry Winston	Shoe Carnival, Inc.
Barnes & Noble	Helzberg Diamonds	ShopKo Stores
bebe Stores	Hess Corporation - Retail Stores	Smart & Final
Belk	Hilti	Spartan Stores
Benetton U S A	Home Shopping Network	Spencer Gifts
Best Buy	Hot Topic	Stage Stores
Birks & Mayors	HSN	Staples
BJ’s Wholesale Club	Hy-Vee	Starbucks
Blockbuster	Interstate Bakeries Corporation	SuperValu
Bon-Ton Stores	J. C. Penney	Talbots
Borders	J. Crew	Target
Boston Market Corporation	Jewelry Television	The Coca-Cola Company
Boy Scouts – Supply Group	Jo-Ann Stores	The Finish Line
Brinker International	Jockey International	The Home Depot
Brown Shoe Company	Kellwood Company	The Kroger Co.
Bulgari	Kohl’s	The Pantry
Burlington Coat Factory	Kroger	The Sports Authority
C&S Wholesale Grocers	L.L. Bean	The Walt Disney Co.
CarMax	Lands’ End	The Yankee Candle Co.

A-1

Carter’s	Levi Strauss	Things Remembered
CBRL Group	Limited Brands	Timberland
Chanel	Linens ‘n Things	TJX Companies
Charming Shoppes	Liz Claiborne	Tommy Hilfiger
Chevron Stations	Longs Drug Stores	Toys “R” Us
Children’s Place	Lord & Taylor	TravelCenters of America
Chipotle Mexican Grill	Lowe’s	True Value Company
Circuit City Stores	lululemon athletica usa	Tween Brands
Coach	Luxottica Retail US	Ulta Salon, Cosmetics & Fragrance
Coleman Factory Outlet	Macy’s	United Rentals
Collective Brands	Marathon Oil Corporation	United Supermarkets
Colonial Williamsburg Foundation	Mary Kay	Universal Orlando
Columbia Sportswear	Mattel	University Book Store
Cost Plus	maurices	Valero Energy
Costco Wholesale	McDonald’s Corporation	Value City Department Stores
Crate and Barrel	Meijer	Vera Bradley Retail Stores
Cutter & Buck	Mervyns	VF Corporation
CVS/Caremark	Michaels Stores	Walgreen
Darden Restaurants	Miles Kimball Company	Wal-Mart
Dell	Nash-Finch	Warnaco
Design Within Reach	National Vision	Wendy’s International
DFS	Navy Exchange Service Command	West Marine Products
Dick’s Sporting Goods	Neiman Marcus Group	Whole Foods Market
Dollar General	New York & Company	Williams-Sonoma
Dollar Tree	Nike	Winn-Dixie Stores
DSW	Nordstrom	Yum! Brands, Inc.
Eastern Mountain Sports	Office Depot	Zale
Eddie Bauer	OfficeMax

A-2

APPENDIX B

The Big Lots 2005 Long-Term Incentive Plan, as proposed to be amended and restated effective May 27, 2010

BIG LOTS 2005 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Restatement. The Plan was initially adopted on the Effective Date, amended pursuant to the approval of the Company’s shareholders on May 29, 2008, and is hereby amended and restated in its entirety effective on the Restatement Date.

1.2 Purposes. The Plan is intended to promote the Company’s long-term financial success and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented associates and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE II

DEFINITIONS

When used in the Plan, the following terms have the meaning given to them in this Article II unless another meaning is expressly provided elsewhere in the Plan or required by the plain context in which it is used. When applying the terms defined in this Article II and other terms used throughout the Plan, the form of any term, phrase or word will, as appropriate, include any and all of its forms.

2.1 “Affiliate” means (1) in the case of an ISO, a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Code §§424(e) and (f), respectively; and (2) in all other cases, any other entity (other than the Company) regardless of its form that directly or indirectly controls, is controlled by or is under common control with, the Company within the meaning of Code §414(b), as modified by Section 409A of the Code.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. At the Committee’s discretion, an Award may be granted as a Performance-Based Award.

2.3 “Award Agreement” means any written or electronic agreement granting an Award to a Participant. Each Award Agreement will specify the Grant Date and describe the terms and conditions imposed on the Award.

2.4 “Beneficiary” means any person (or entity), who (or which) has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation or to exercise the rights that are due or exercisable at the Participant’s death. If there is no designated beneficiary, the term means any person or entity entitled by will or the applicable laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Company’s board of directors.

2.6 “Change in Control” means any one or more of the following events:

(1) Any person or group (as defined for purposes of Section 13(d) of the Exchange Act) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20 percent or more of the outstanding equity securities of the Company entitled to vote for the election of directors;

(2) A majority of the members of the Board of Directors then in office is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or

(3) The shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including, without limitation, a plan of liquidation).

Provided, however, the other provisions of this Section 2.6 notwithstanding, the term “Change in Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with relevant rules, regulations and authoritative interpretations the Internal Revenue Service issues.

2.8 “Committee” means the Compensation Committee of the Board or such other Board committee to which the Board assigns the responsibility of administering the Plan. The Committee shall consist of at least three members of the Board, each of whom may serve on the Committee only if the Board determines that he or she (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, (2) satisfies the requirements of an “outside director” for purposes of Code §162(m) and (3) qualifies as “independent” in accordance with New York Stock Exchange listing standards.

2.9 “Common Shares” means shares of the Company’s common shares, $0.01 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.10 “Company” means Big Lots, Inc., an Ohio corporation.

2.11 “Covered Employee” means a Participant whose compensation in the year of the expected payment of an Award will be subject to Code §162(m).

2.12 “Disability” means:

(1) With respect to ISOs, as that term is defined in Code §22(e)(3);

(2) With respect to any Award that is subject to Code §409A, the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of at least three months under an accident and health plan covering employees of the Participant’s employer, or (c) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

(3) With respect to any other Award, a physical or mental condition that, for more than six consecutive months, renders the Participant incapable, with reasonable accommodation, of performing his or her assigned duties on a full-time basis.

2.13 “Effective Date” means May 17, 2005, the date upon which the Plan was initially approved by the Company’s shareholders.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15 “Exercise Price” means the price, if any, a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

2.16 “Fair Market Value” means:

(1) If the Common Shares are readily tradable on an established securities market, the average of the opening and closing trading prices of a Common Share on any date for which it is relevant or, if a relevant date occurs on a day other than a trading day, on the next trading day; and

(2) If the Common Shares are not readily tradable on an established securities market, the value determined by the Committee through the reasonable application of a reasonable method, taking into account all information material to the value of the Company, within the meaning of Code §409A and the Treasury Regulations promulgated thereunder.

2.17 “Grant Date” means the later of (1) the date the Committee establishes the terms of an Award or (2) the date specified in the Award Agreement. In no event may the Grant Date be earlier than the Effective Date.

2.18 “Incentive Stock Option” or “ISO” means any Option granted under the Plan that is designated as an “incentive stock option” within the meaning of Code §422.

2.19 “Non-Qualified Stock Option” or “NQSO” means an Option granted under the Plan that (1) is not designated as an ISO or (2) an ISO that, for any reason other than exercise, ceased to be an ISO.

2.20 “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.21 “Option Period” means the period during which an Option may be exercised.

2.22 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.23 “Performance-Based Award” means an Award granted subject to the terms of Article X.

2.24 “Performance Period” means the period (which, with respect to a Covered Employee, may be no shorter than a fiscal quarter of the Company) established by the Committee over which the Committee measures whether or not Performance-Based Awards have been earned.

2.25 “Performance Unit” means a right granted subject to the terms and conditions established by the Committee under Article IX.

2.26 “Plan” means the Big Lots 2005 Long-Term Incentive Plan, as herein amended and restated and as may be further amended from time to time.

2.27 “Restatement Date” means May 27, 2010 ~~May 29, 2008~~, the date of the Company’s 2010 ~~2008~~ Annual Meeting of Shareholders.

2.28 “Restricted Stock” means Common Shares granted subject to the terms and conditions established by the Committee under Section 8.1.

2.29 “Restricted Stock Unit” means an Award granted subject to the terms and conditions established by the Committee under Section 8.2.

2.30 “Restriction Period” means the period over which the Committee measures whether terms and conditions (such as forfeitures) placed on Restricted Stock or Restricted Stock Units have been met.

2.31 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, issued by the Securities and Exchange Commission under Section 16 of the Exchange Act or any successor rule.

2.32 “Stock Appreciation Right” or “SAR” means a right granted to a Participant to receive, either in cash or Common Shares or a combination thereof, the appreciation in the value of a Common Share over a certain period of time. SARs are granted under Article VII.

2.33 “Termination of Employment” means the occurrence of any act or event that causes a Participant to cease being an employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale, or transfer by the Company or its Affiliates of a business owned or operated by the Company or any Affiliate. With respect to any person who is not an employee of the Company or any Affiliate (such as an eligible consultant as determined in accordance with Article V), the Award Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

2.34 “Vesting Acceleration Feature” means a term in an Award Agreement that, upon achievement and certification of performance goals set forth in Section 10.3, causes the lapse of restrictions imposed on Restricted Stock or Restricted Stock Units to accelerate.

ARTICLE III

ADMINISTRATION

3.1 Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan to the extent appropriate to protect the Company’s interests and the Plan’s purpose and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants and Beneficiaries. Also, the Committee (or the Board, as appropriate) may revoke or amend the Plan and Award Agreements without any additional consideration to affected Participants, to the extent necessary to avoid penalties under Code §409A, even if that revocation or those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before the amendments; provided, however, that the Company or the Committee may (but neither is required to) reimburse an affected Participant for any diminution in the value of an Award associated with any such change.

3.2 Restrictions on Reload/Repricing. Regardless of any other provision of the Plan (1) without the prior approval of the shareholders, neither the Company nor the Committee may reprice or grant any Award in connection with the cancellation of a previously granted Award if the Exercise Price of the later granted Award is less than the Exercise Price of the earlier granted Award and (2) no Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.

3.3 Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. However, the Committee may not delegate any duties required to be administered by the Committee to comply with Code §162(m) or any applicable law.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to Section 4.7, the total number of Common Shares reserved and available for distribution pursuant to Awards shall be the sum of (1) 1,250,000 newly issued Common Shares, plus (2) any remaining Common Shares available for issuance under the Company’s 1996 Performance Incentive Plan on December 30, 2005, plus (3) an additional .75 percent of the total number of issued Common Shares (including treasury shares) as of the start of each of the Company’s fiscal years (currently comprised of a 52/53-week period which ends on the Saturday nearest to January 31) that the Plan is in effect (including Common Shares exchanged when exercising Options), plus (4) effective on the Restatement Date, 2,100,000 newly issued Common Shares. Such shares may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares acquired from a third party. In any event, the total number of Common Shares underlying Awards granted under the Plan, the 1996 Performance Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan and the Director Stock Option Plan shall not exceed 15 percent of the total Common Shares issued and outstanding (including treasury shares) as of any date.

4.2 Unfulfilled Awards. Any Common Shares subject to an Award that, for any reason, is forfeited, cancelled, terminated or relinquished may again be the subject of an Award. Notwithstanding the foregoing, the following shares shall not become available again for issuance as an Award: (1) Common Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards granted under the Plan; (2) Common Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (3) Common Shares withheld by, or otherwise remitted to, the Company to meet the obligations described in Section 13.4.

4.3 Restrictions on Common Shares. Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms and conditions as the Committee, in its discretion, may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (1) the completion of any registration or qualification of such shares under federal, state or other law or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (2) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Shares as provided in the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise.

4.4 Restrictions on Full Value Awards. The maximum aggregate number of shares of Restricted Stock, Restricted Stock Units and Performance Units that may be issued under the Plan shall not exceed 33-1/3 percent of all awards granted pursuant to the Plan.

4.5 ISO Restriction. The maximum aggregate number of shares that may be granted under the Plan through the exercise of ISOs shall be five million (5,000,000).

4.6 Shareholder Rights. Except as expressly provided in the Plan or Award Agreement, no Participant will have any rights as a shareholder with respect to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, the shares have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof to be made in Common Shares, the Company will have a reasonable period (but not more than two and one-half months after the exercise or settlement date) in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in the Plan or Award Agreement. Unless specifically provided in the Plan or Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records.

4.7 Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of Common Shares, recapitalization or other similar change in the capital structure of the Company, corporate separation, or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, or event involving the Company and having an effect similar to any of the foregoing, the Committee shall make equitable adjustments or substitutions as described below in this Section 4.7. The adjustments or substitutions may relate to the number of Common Shares available for Awards under the Plan, the number of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards and any other characteristics or terms of the Awards as the Committee deems necessary or appropriate to reflect equitably the effects of such changes to the Participants. Any adjustment or substitution made pursuant to this Section 4.7 shall be made in accordance with the requirements of Code §§ 409A and 424, to the extent applicable.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. In the Committee’s discretion, any salaried employee, consultant or advisor to the Company or its Affiliates or any member of the Board may be a Participant, provided such eligibility would not jeopardize the Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. For purposes of the Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. However, no Award subject to Code §409A may be granted to any person who is performing services for an entity that is not an Affiliate.

5.2 Conditions of Participation. By accepting an Award, each Participant agrees in his or her own behalf and in behalf of his or her Beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights or Awards granted under the Plan or an Award Agreement (or both) before those amendments; provided, however, that the Company or the Committee may (but neither is required to) reimburse an affected Participant or Beneficiary for any diminution in the value of an Award associated with any such change.

ARTICLE VI

OPTIONS

6.1 Grant of Options. Except as provided in Section 4.5, the Committee may grant Options to Participants at any time during the term of the Plan. However:

(1) No Option intended to be an ISO may be granted more than seven years after the Effective Date.

(2) Only a person who is a common-law employee of the Company or an Affiliate on the Grant Date, may be granted an ISO. Any Option that is not designated as an ISO or which does not qualify as an ISO will be a NQSO.

6.2 Terms and Conditions. Options shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price shall not be less than (a) 100 percent of Fair Market Value on the Grant Date or (b) 110 percent of Fair Market Value on the Grant Date in the case of an ISO granted to an individual (a “10 percent Owner”) who owns or who is deemed to own shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Affiliate, as determined under Code §422.

(2) Option Period. The Option Period of each Option will be specified in the Award Agreement, provided that no Option shall be exercisable fewer than six months after the Grant Date or more than 10 years after the Grant Date (five years in the case of an ISO granted to a 10 percent Owner).

(3) Exercisability. Subject to Article X, an Option shall be exercisable under terms specified in the Award Agreement; provided, however, that an Option (which is not a substitution under Section 13.9) shall not permit more than one-third of any Common Shares thereunder to be purchased before each of the first three anniversary dates after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of an Option upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any Option at any time. The aggregate Fair Market Value (determined at the Grant Date) of the Common Shares subject to ISOs that are exercisable by a Participant for the first time during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000, calculated under Code §422.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Award Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee specifying the number of whole Common Shares subject to the Option to be purchased. Such notice must be accompanied by payment of the Exercise Price by cash or certified check or other form of payment acceptable to the Committee at the time of exercise, including (a) delivering Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price; (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided this method of payment may not be used by an executive officer of the Company to the extent it would violate applicable provisions of the Sarbanes-Oxley Act of 2002; (c) authorizing the Company to withhold from the Common Shares to be issued pursuant to the Option a number of Common Shares having a total Fair Market Value as of the date of exercise equal to the Exercise Price; or (d) any combination of the foregoing.

6.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable Options held by a Participant who Terminates Employment may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement; provided, however, that a Participant may not exercise an ISO more than 3 months following such Participant’s Termination of Employment for any reason other than due to death or Disability or the expiration date specified in the Award Agreement, if earlier.

6.4 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods. The Committee may require that a Participant exercising an ISO give a written representation, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of Common Shares acquired through exercise of an ISO before expiration of the holding periods specified by Code §422(a)(1).

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. The Committee may grant SARs to Participants at any time during the term of the Plan, either alone or in tandem with other Awards. If all the terms and conditions specified in the Award Agreement are met, the Participant may exercise the SAR and receive Common Shares under the procedures described in this Section 7.1.

7.2 Terms and Conditions. SARs shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price may not be less than 100 percent of Fair Market Value on the Grant Date.

(2) Period and Exercise. The Award Agreement will specify the period over which a SAR may be exercised and the terms and conditions that must be met before it may be exercised; provided, however, that (a) a SAR Award Agreement (which is not a substitution under Section 13.9) shall not permit more than one-third of SARs granted thereunder to be exercised before each of the first three anniversary dates after its Grant Date and (b) a SAR Award Agreement may not permit the SAR Award to be exercisable for more than 10 years after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of a SAR upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any SAR. A Participant may exercise a SAR giving written notice of exercise on a form acceptable to the Committee specifying the portion of the SAR being exercised.

(3) Settlement. Except as otherwise provided in the Award Agreement, when a SAR is exercised, the Participant shall be entitled to receive a number of Common Shares, cash or a combination of cash or Common Shares (as determined by the Participant) as follows: (a) if the SAR Award is settled in cash, the Participant shall receive an amount of cash equal to the product of (i) the excess of the Fair Market Value of one Common Share on the date of exercise over the Exercise Price, multiplied by (ii) the number of SARs being settled; and (b) if the SAR Award is settled in Common Shares, the Participant shall receive a number of Common Shares equal to the amount of the cash settlement, divided by the Fair Market Value of one Common Share on the date of exercise. Also, neither the Company nor an Affiliate may repurchase the Common Shares delivered in settlement of a SAR or enter into an arrangement that has a similar effect.

7.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable SARs held by a Participant who Terminates Employment may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement.

ARTICLE VIII

RESTRICTED STOCK/RESTRICTED STOCK UNITS

8.1 Restricted Stock. Except as provided in Section 4.4, the Committee may grant Restricted Stock to Participants at any time during the term of the Plan.

(1) Restricted Stock Grant, Awards and Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. That certificate shall be registered in the name of such Participant and shall bear an appropriate legend describing the terms, conditions and restrictions applicable to such Award as determined by the Committee. The Committee, in its discretion, may distribute the certificate to the Participant or require that the certificate be held in escrow by the Company until the Restriction Period lapses and, as a condition of receiving any Restricted Stock Award, the Participant delivers a share power, endorsed in blank, relating to the Common Shares underlying the Restricted Stock Award.

(2) Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as specified in the Award Agreement, including:

(a) Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock is to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Awards; provided however, that (except in the case of Restricted Stock subject to Section 10.1 or Restricted Stock substituted under Section 13.9) the Restriction Period (1) affecting no more than one-third of such Restricted Stock, may not lapse earlier than one year after the Grant Date, (2) affecting no more than one-half of the remaining Restricted Stock may not lapse earlier than two years after the Grant Date and (3) affecting the remaining Restricted Stock may not lapse earlier than three years after the Grant Date.

(b) Rights. Except as provided in Section 13.7 during the Restriction Period, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. However, any dividends paid on Restricted Stock held in escrow also will be held in escrow and either will be paid to the Participant or forfeited at the end of the Restriction Period, depending on whether the Restricted Stock on which they were paid is earned or forfeited. Also, any stock dividends will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 13.17 of the Plan.

(c) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period. If forfeited Restricted Stock was held in escrow during the Restriction Period, it will be released from escrow. If forfeited Restricted Stock was issued to the Participant, the share certificates will be returned and cancelled.

(d) Settlement. If all terms and conditions imposed on the Restricted Stock Award are met, unlegended certificates (or other representation of title) for such Common Shares shall be delivered to the Participant.

(e) Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.2 Restricted Stock Units. Except as provided in Section 4.4, the Committee may grant Restricted Stock Units to Participants at any time during the term of the Plan. Restricted Stock Units shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock Units are to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Units Award; provided however, that (except in the case of Restricted Stock Units subject to Section 10.1 or substituted under Section 13.9) the Restriction Period (a) affecting no more than one-third of such Restricted Stock Units, may not lapse earlier than one year after the Grant Date, (b) affecting no more than one-half of the remaining Restricted Stock Units may not lapse earlier than two years after the Grant Date and (c) affecting the remaining Restricted Stock Units may not lapse earlier than three years after the Grant Date.

(2) Rights. During the Restriction Period, a Participant receiving a Restricted Stock Unit Award will not have, with respect to the Restricted Stock Unit, any of the rights of a shareholder of the Company.

(3) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock Units will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period.

(4) Settlement. Within two and one-half months after all terms and conditions imposed on the Restricted Stock Unit Award and specified in the Award Agreement have been met, the Committee, in its discretion, will issue unlegended certificates (or other representation of title) for Common Shares equal to the number of Restricted Stock Units to be settled, redeem the Restricted Stock Units for cash equal to the Fair Market Value (as of the last day of the Restriction Period) of the Restricted Stock Units being settled or deliver any combination of unlegended certificates or cash to the Participant having an aggregate value equal to the Restricted Stock Units being settled.

ARTICLE IX

PERFORMANCE UNITS

9.1 Grant of Performance Units. Except as provided in Section 4.4 of the Plan, the Committee may grant to Participants Performance Units at any time during the term of the Plan.

9.2 Terms and Conditions. The Committee may, in its discretion, grant Performance Units to Participants. Performance Units may be subject to any terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan; provided, however, that a Performance Unit Award Agreement (other than one executed under Section 13.9 of the Plan or subject to Section 10.1 of the Plan) shall not permit more than one-third of the Performance Units granted thereunder to vest before each of the first three anniversary dates after its Grant Date. Performance Units may constitute Performance-Based Awards, as described in Article X. The Award Agreement will state the form in which the Performance Unit is to be settled and when the Performance Unit will be settled. Common Shares issued through a Performance Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee.

9.3 Settling Performance Units. One Common Share will be issued for each Performance Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in Common Shares. If all or part of any Performance Unit Award is to be settled in cash, the amount distributed will be equal to the Fair Market Value (as of the settlement date specified in the Award Agreement) of the number of Common Shares that otherwise would have been distributed to settle the Performance Unit.

9.4 Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Performance Units will be forfeited if the Participant Terminates Employment before meeting all applicable terms and conditions.

ARTICLE X

PERFORMANCE-BASED AWARDS

10.1 Grant of Performance-Based Awards. Any Award may be granted in a form that qualifies as “qualified performance-based compensation” as defined under Code §162(m). As determined by the Committee, in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving one or more (or any combination of) performance objectives derived from the criteria listed below over the Performance Period established by the Committee. However, a particular Performance-Based Award Agreement shall not permit (1) the exercisability of a Performance-Based Option or Performance-Based SAR before the first anniversary date after its Grant Date, (2) the lapse of the Restriction Period in the case of a Restricted Stock Award or Restricted Stock Unit Award before the first anniversary date after its Grant Date, (3) the vesting of a Performance-Based Performance Unit before the first anniversary date after its Grant Date, or (4) except upon the attainment of the performance objectives to which the relevant Award relates and the certification required by Section 10.4, the lapse of the Restriction Period in the case of a Restricted Stock Award or a Restricted Stock Unit Award or the vesting of a Performance-Based Performance Unit in the event of a Participant’s Termination of Employment (other than due to death or Disability).

10.2 Establishing Objectives. With respect to Performance-Based Awards, the Committee will establish in writing the performance objectives to be applied and the Performance Period (which may not be shorter than 12 fiscal periods (which may consist of a four or five week period) of the Company except for the inaugural Performance Period in the case of an employee who first becomes a Participant after the beginning of a fiscal year of the Company) over which their achievement will be measured, the method for computing the value of the Award that may be earned if (and to the extent that) those performance objectives are met and the Participants or class of

Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

10.3 Performance Goals. Performance criteria imposed on Performance-Based Awards will be derived using the accounting principles generally accepted in the United States of America and will be reported or appear in the Company’s filings with the Securities Exchange Commission (including, but not limited to, Forms 8-K, 10-Q and 10-K) or the Company’s annual report to shareholders and will be derived from one or more (or any combination of one or more) of the following:

(1) Earnings per common share from continuing operations; or

(2) Earnings per common share from income; or

(3) Operating profit (loss) or Operating income (loss) (as the case may be); or

(4) Income (Loss) from continuing operations before unusual or infrequent items; or

(5) Income (Loss) from continuing operations; or

(6) Income (Loss) from continuing operations before income taxes; or

(7) Income (Loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(8) Income (Loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(9) Net income (loss); or

(10) Income (Loss) before other comprehensive income (loss); or

(11) Comprehensive income (loss); or

(12) Income (Loss) before interest and income taxes (sometimes referred to as “EBIT”); or

(13) Income (Loss) before interest, income taxes, depreciation and amortization (sometimes referred to as “EBITDA”); or

(14) Any other objective and specific income (loss) category or non-GAAP financial measure that appears as a line item in the Company’s filings with the Securities and Exchange Commission or the annual report to shareholders; or

(15) Either of items (1) or (2) on a basic basis and any of items (3) through (14) on a basic earnings per share basis, as basic earnings per share is defined in ~~the~~ Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, Earnings Per Share (formerly Statement of Financial Accounting Standards (“SFAS”) No. 128), including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(16) Either of items (1) or (2) on a diluted basis and any of items (3) through (14) on a diluted earnings per share basis, as diluted earnings per share is defined in ASC 260, Earnings Per Share (formerly ~~the FASB~~ SFAS No. 128), including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(17) Common stock price; or

(18) Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders; or

(19) Percentage increase in comparable store sales; or

(20) Gross profit (loss) or gross margin (loss) (as the case may be); or

(21) Economic value added; or

(22) Any of items (1) through (21) with respect to any subsidiary, Affiliate, business unit, business group, business venture or legal entity, including any combination thereof, or controlled directly or indirectly by the Company whether or not such information is included in the Company’s annual report to shareholders, proxy statement or notice of annual meeting of shareholders; or

(23) Any of items (1) through (21) above may be determined before or after a minority interest’s share as designated by the Committee; or

(24) Any of items (1) through (21) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company’s filings, annual report to shareholders, proxy statement or notice of annual meetings of shareholders; or

(25) Total shareholder return ranking position meaning the relative placement of the Company’s total shareholder return (as determined in (18) above) compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight and not more than sixteen companies, including the Company.

(26) With respect to items (1), (2), (15) and (16) above, other terminology may be used for each such performance criteria (including, but not limited to, “Basic EPS,” “income (loss) per common share,” “diluted EPS,” or “earnings per common share-assuming dilution”) as contemplated in ASC 260, Earnings Per Share (formerly ~~by~~ SFAS No. 128), as amended, revised or superseded;

The Committee, in its sole discretion in setting the performance goals in the time prescribed in Section 10.2, may provide for the making of adjustments (including the income tax effects attributable thereto), singularly or in combination, to the goals/targets in recognition of the following categories (or any particular item(s) within the following categories or portion(s) thereof):

(27) Asset impairments as described in ASC 360, Property, Plant and Equipment (formerly SFAS No. 144), as amended, revised or superseded; or

(28) Costs associated with exit or disposal activities as described ~~by~~ in ASC 420, Exit or Disposal Cost Obligations (formerly SFAS No. 146), as amended, revised or superseded; or

(29) Impairment charges (excluding the amortization thereof) related to goodwill or other intangible assets, as described ~~by~~ in ASC 350, Intangibles – Goodwill and Other (formerly SFAS No. 142), as amended, revised or superseded; or

(30) Merger integration costs; or

(31) Merger transaction costs; or

(32) Any profit or loss attributable to the business operations of a specified segment as described ~~by~~ in ASC 280, Segment Reporting (formerly SFAS No. 131), as amended, revised or superseded; or

(33) Any profit or loss attributable to a specified segment as described ~~by~~ in ASC 280, Segment Reporting (formerly SFAS No. 131), as amended, revised or superseded or an entity or entities acquired during the period of service to which the performance goal relates; or

(34) Any tax settlement(s) with a tax authority; or

(35) Any extraordinary item, event or transaction as described in ASC 225-20, Income Statement – Extraordinary and Unusual Items (formerly Accounting Principles Board Opinion (“APB”) No. 30), as amended, revised or superseded; or

(36) Any unusual in nature, or infrequent in occurrence items, events or transactions (that are not “extraordinary” items) as described in ASC 225-10, Income Statement – Extraordinary and Unusual Items (formerly APB No. 30), as amended, revised or superseded; or

(37) Any other non-recurring items, any events or transactions that do not constitute ongoing operations, or other non-GAAP financial measures (not otherwise listed); or

(38) Any change in accounting principle as described in ASC 250, Accounting Changes and Error Corrections (formerly SFAS No. 154), as amended, revised or superseded; or

(39) Unrealized gains or losses on investments in debt and equity securities as described in ASC 320, Investments – Debt and Equity Securities (formerly SFAS No. 115), as amended, revised or superseded; or

(40) Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in ASC 815, Derivatives and Hedging (formerly SFAS No. 133), as amended, revised or superseded; or

(41) Stock-based compensation charges as described in ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity Based Payments to Non Employees (formerly SFAS No. 123R), as amended, revised or superseded; or

(42) Any gain or loss as reported as a component of other comprehensive income as described in ASC 220, Comprehensive Income (formerly SFAS No. 130), as amended, revised or superseded; or

(43) Any expense (or reversal thereof) as a result of incurring an obligation for a direct or indirect guarantee, as described in ASC 460, Guarantees (formerly FASB Interpretations (“FIN”) No. 45), as amended, revised or superseded; or

(44) Any profit or loss as the result of the consolidation of a variable interest entity as described in ASC 810, Consolidation (formerly FIN No. 46R), as amended, revised or superseded; or

(45) Any expense, gain or loss (including, but not limited to, judgments, interest on judgments, settlement amounts, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation or lawsuit settlement (including collective actions or class action lawsuits); or

(46) Any charges associated with the early retirement of debt; or

(47) The relevant tax effect(s) of tax laws or regulations, or amendments thereto, that become effective after the beginning of the applicable Performance Period.

10.4 Certification of Performance Goals. Any Award intended to qualify as “qualified performance-based compensation” as defined under Code §162(m) shall not be paid until the Committee certifies in writing that the performance goals and any other material terms were in fact satisfied. In the manner required by Code §162(m), the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “qualified performance-based compensation” under Code §162(m). In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

10.5 Limitation on Awards. The following limits, which are subject to automatic adjustment under Section 4.7, will apply to Performance-Based Awards:

(1) In no event may the number of Restricted Stock shares awarded to any Covered Employee for any fiscal year exceed 2,000,000 Common Shares.

(2) During any three consecutive calendar-year period, the maximum number of Common Shares for which Options and SARs, in the aggregate, may be granted to any Covered Employee may not exceed 3,000,000 Common Shares. If an Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares for which Options may be granted to the Covered Employee under the Plan.

(3) For Performance Unit Awards that are intended to be “qualified performance-based compensation” (as that term is used in Code §162(m)) no more than $6,000,000 may be subject to such Awards granted to any Covered Employee during any three consecutive calendar-year period.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, in the event of a Change in Control:

(1) Any Options and SARs outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Awards shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Unit shall lapse and such Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant (i.e., the Restriction Period shall lapse); and

(4) Any performance goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and the Common Shares or cash subject to such Award shall be fully distributable.

11.2 Effect of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate in effect on the date of the Change in Control, if the sum (or value) due under Section 11.1 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same Change in Control, constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under the Plan by the smaller of (1) the value of the sum or the value of the payments due under Section 11.1 or (2) the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under the Plan and all other agreements will be $1.00 less than the amount that would generate an excise tax under Code §4999. Any reduction pursuant to this Section 11.2 shall be first applied against parachute payments (as determined above) that are not subject to Code §409A and, thereafter, shall be applied against all remaining parachute payments (as determined above) subject to Code §409A on a pro rata basis.

ARTICLE XII

PROVISIONS APPLICABLE TO COMMON SHARES ACQUIRED UNDER THE PLAN

12.1 No Obligation to Disclose Material Information. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares that may be issued or acquired under of the Plan.

12.2 Six-Month Distribution Delay. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee,” within the meaning of Code §409A and as determined under the Company’s policy for determining specified employees, on the date of his or her “separation from service” (as that phrase is used for purposes of Code §409A), all Awards subject to Code §409A shall be paid, distributed or settled, as applicable, on the first business day of the seventh month following the Participant’s separation from service (or, if earlier, the Participant’s death). This payment shall include the cumulative amount of any amounts that could not be paid or provided during such period.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendment, Alteration and Termination. The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made to (1) cause the Plan to comply with applicable law (including, but not limited to, any changes needed to comply with Code §409A), (2) permit the Company, or an Affiliate a tax deduction under applicable law, or (3) avoid an expense charge to the Company or an Affiliate. Subject to the requirements of Code §409A and except to the extent prohibited by Code §162(m), the Committee may amend, alter or terminate any Award Agreement prospectively or retroactively, on the same conditions and limits (and exceptions to limitations) that apply to the Board and further subject to any approval or limitations the Board may impose and any amendment to the terms of an Award Agreement which has the effect of accelerating the exercisability (with respect to any Option or SAR Award), causing the remaining restrictions to lapse (in the case of Restricted Stock or Restricted Stock Unit Awards), or satisfying any performance goal or other condition (with respect to any Performance Unit Award) may only be made after, in the Committee’s sole discretion, an extraordinary, unusual or nonrecurring event has occurred. Notwithstanding the foregoing, any material amendments to the Plan or any Award Agreement shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

13.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

13.3 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

13.4 Withholding. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant (but no later than the last business day of the calendar quarter during which the amount first becomes includible in gross income), the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (1) authorizing the Company to withhold from the Common Shares to be issued pursuant to any Award a number of Common Shares that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation or (2) transferring to the Company Common Shares owned by the Participant that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

13.5 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Ohio (other than its law respecting choice of laws). The Plan shall be construed to comply with all applicable law and to avoid liability (other than a liability expressly assumed under the Plan or an Award Agreement) to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Franklin County, Ohio or to the federal district court that encompasses that county.

13.6 Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature up to $5,000 in any taxable year of the Participant may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under the Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. However, no waiver of any liability (or the right to apply the offset described in this Section 13.6) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.

13.7 Nontransferability; Beneficiaries. No Award or Common Shares subject to an Award shall be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or SAR or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in the Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the applicable laws of descent and distribution. Except in the case of the Participant’s incapacity, only the Participant may exercise an Option or SAR.

13.8 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to Terminate the Employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of the Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to Terminate the Employment or service of the Participant as existed prior to the individual becoming a Participant in the Plan.

13.9 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate (and will be eligible to be Participants) as the result of a transaction described in Code §424. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code §§409A and 424, to the extent applicable, are met.

13.10 Delivery of Stock Certificates. To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have placed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 13.10 or elsewhere in the Plan or an Award Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such Common Shares.

13.11 Indemnification. To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.12 No Fractional Shares. No fractional Common Shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee, in its sole discretion, may round fractional shares down to the nearest whole share or settle fractional shares in cash.

13.13 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15 Entire Agreement. Except as expressly provided otherwise, the Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any Award Agreement, the terms and conditions of the Plan shall control.

13.16 Term. No Award shall be granted under the Plan after May 16, 2012.

13.17 Application of Section 83(b). At the Committee’s discretion, any Participant may make an early inclusion election under Code §83(b) but only by complying with procedures developed by the Committee and rules issued under Code §83(b).

13.18 Headings. The headings of the Articles and their subparts contained in the Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of the Plan.

13.19 Compliance with Code §409A. It is intended that the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly. Nothing in the Plan or any Award Agreement shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

13.20 Inclusion in Income under Code §409A. The Company may accelerate the time or schedule of distribution, exercise or settlement of an Award to a Participant to pay an amount the Participant includes in income as a result of the Plan failing to meet the requirements of Code §409A and the Treasury Regulations promulgated thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with Code §409A and the Treasury Regulations promulgated thereunder.

APPENDIX C

The Big Lots 2006 Bonus Plan, as proposed to be amended and restated effective May 27, 2010

~~AMENDED & RESTATED~~
BIG LOTS 2006 BONUS PLAN

1.	NAME

	1.01.	The Big Lots 2006 Bonus Plan (the “Plan”) was originally established by Big Lots, Inc., effective as of January 29, 2006 (the “Effective Date”), subject to approval by the Company’s shareholders no later than June 1, 2006. The Plan was first ~~is hereby~~ amended and restated effective December 4, 2008 ~~(the “Restatement Effective Date”) for the purpose of complying with IRC section 409A~~. The Plan is, subject to approval by the Company’s shareholders, hereby amended and restated a second time, effective May 27, 2010 (the “Restatement Effective Date”).

2.	PURPOSE

	2.01.	The Plan is designed to: (a) assist the Company and its Affiliates in attracting, retaining and motivating employees; (b) align Participants’ interests with those of the Company’s shareholders; and (c) qualify compensation paid to Participants who are “Covered Associates” as “qualified ~~other~~ performance-based compensation” within the meaning of section 162(m) of the IRC or a successor provision.

3.	DEFINITIONS

	3.01.	“Acquired Corporation” has the meaning ascribed in Section 3.07.

	3.02.	“Affiliate” means any person with whom the Company would be considered a single employer under IRC section 414(b) or (c).

	3.03.	“Base Salary” means as to a Performance Period a Participant’s actual gross salary rate in effect on the Determination Date. Such salary shall be before: (a) deductions for taxes and benefits; and (b) deferrals of salary pursuant to Company-sponsored plans.

	3.04.	“Beneficiary” means the person or persons entitled to receive the interest of a Participant in the event of the Participant’s death.

	3.05.	“Board” means the Board of Directors of the Company.

	3.06.	“Bonus” means a payment subject to the provisions of this Plan.

	3.07.	“Change of Control” means any one or more of the following events: (a) the acquisition by any person (as defined under IRC section 409A), or more than one person acting as a group (as defined under IRC section 409A), of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company; (b) the acquisition by an person or group, within any 12 month period, of stock of the Company possessing 30 percent or more of the total voting power of all of the stock of the Company; (c) a majority of the Board then in office is replaced within any period of 12 months or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved); or d) the acquisition by any person, or more than one person acting as a group, within any 12 month period, of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. This definition of Change of Control under this Section 3.07 shall be interpreted in a manner that is consistent with the definition of “change in control event” under IRC section 409A and the Treasury Regulations promulgated thereunder. Provided, however, the other provisions of this Section 3.07 notwithstanding, the term “Change of Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.

3.08.	“Committee” means the Compensation Committee of the Board, which shall consist of not less than three (3) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3)(i), or as such term may be defined in any successor regulation under Section 16 of the Exchange Act. In addition, each member of the Committee shall be an outside director within the meaning of IRC section 162(m).

3.09.	“Common Shares” means the common shares of the Company, its successors and assigns.

3.10.	“Company” means Big Lots, Inc., an Ohio Corporation, its successors and assigns and any corporation which shall acquire substantially all its assets.

3.11.	“Conditional Payment” means prepaying a Bonus before the date of current payment in Section 6.02 and subjects the prepayment (or a portion thereof) to possible return to the Company.

3.12.	“Covered Associate” means any Participant who is expected to be a “covered employee” (in the Fiscal Year the Bonus is expected to be payable) as defined in IRC section 162(m) and the regulations thereunder.

3.13.	“Deferred Bonus Account” means the bookkeeping account established under Section 6.04.

3.14.	“Determination Date” means as to a Performance Period: (a) the first day of the Performance Period; or (b) such other date set by the Committee provided such date will not jeopardize the Plan’s Bonus as qualified performance-based compensation under IRC section 162(m).

3.15.	“Eligible Position” means an employment position with the Company or an Affiliate which provides the employee in the position the opportunity to participate in the Plan. The Committee (or its designee) determines Eligible Positions.

3.16.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

3.17.	“Fiscal Year” means the fiscal year of the Company (currently comprised of a 52/53 week fiscal year which ends on the Saturday nearest to January 31).

3.18.	“Fiscal Year Bonus” means any Bonus relating to a period of service coextensive with one or more consecutive Fiscal Years, of which no amount is paid or payable during the Fiscal Year(s) constituting the period of service.

3.19.	“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor.

3.20.	“Participant” means a key employee of the Company or an Affiliate who has been approved for participation in the Plan by the Committee (or its designee).

3.21.	“Performance Period” means the period (which, with respect to a Covered Associate, may be no shorter than a fiscal quarter of the Company) established by the Committee over which the Committee measures whether or not Bonuses have been earned. In most cases, the Performance Period will be a Fiscal Year. In the case of an inaugural Performance Period or a promotion, the Performance Period may be less than a Fiscal Year.

3.22.	“Tax” means any net income, alternative or add-on minimum tax, gross income, gross receipts, commercial activity, sales, use, consumer, transfer, documentary, registration, ad valorem, value added, franchise, profits, license, withholding, payroll, employment, unemployment insurance contribution, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, unclaimed fund/abandoned property, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

3.23.	“Termination” or any form thereof means a “separation from service” as defined in Treasury Regulation §1.409A-1(h) by a Participant with the Company and all its Affiliates.

3.24.
“Unforeseeable Financial Emergency” means a severe financial hardship to a Participant within the meaning of Treasury Regulation §1.409A-3(i)(3) resulting from: (a) an illness or accident of the Participant or the Participant’s spouse, Beneficiary, or dependent (as defined in IRC section 152, without reference to IRC sections 152(b)(1), (b)(2) and (d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

4.	ELIGIBILITY AND PARTICIPATION

	4.01.	Approval. Each key employee of the Company or an Affiliate who is approved for participation in the Plan by the Committee (or under the authority conveyed by the Committee) shall be a Participant as of the date designated. Notwithstanding the foregoing, any key employee of the Company or an Affiliate who was participating in the Plan as of the Restatement Effective Date shall remain a Participant as long as the key employee is in an Eligible Position.

	4.02.	Termination of Approval. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key employee concerned shall cease to be an active Participant as of the date selected by the Committee. Nothing in this Section 4.02 shall permit distribution of amounts credited to a Participant’s Deferred Bonus Account before the time specified in Section 6.04.

	4.03.	Transfers In, Out of and Between Eligible Positions.

		(a)	A key employee may be approved for participation during a portion of a Fiscal Year.

(i) With respect to employees who are not Covered Associates, an employee newly hired or transferred into an Eligible Position shall have his/her participation prorated during the first Fiscal Year provided employment or transfer occurs at least two months prior to the end of the Fiscal Year.

(ii) An employee (other than a Covered Associate) transferred out of an Eligible Position may receive a prorated Bonus at the discretion of the Committee provided he/she served in the Eligible Position for at least two full months during the Fiscal Year.

(iii) With respect to Covered Associates approved for participation during a portion of a Fiscal Year, see Section 5.03 as it would relate to Performance Periods that are not equivalent to a Fiscal Year.

		(b)	Participants (who are not Covered Associates) transferring between Eligible Positions having different Bonus formulas will receive Bonuses prorated to months served in each Eligible Position. Generally, for Covered Associates transferring between Eligible Positions, Section 5.03 shall apply to each respective Performance Period applicable to the particular position unless an employment agreement provides otherwise.

	4.04.	Termination of Employment.

		(a)	Except to the extent that the Committee determines otherwise, and notifies the Participant in writing of this determination, prior to the end of the Performance Period, the ~~The~~ Participant shall forfeit all rights to a Bonus unless the Participant is employed by the Company or an Affiliate on the day on which payments determined under Section 6.02 are in fact made (or would have been made if a deferred payment election under Section 6.04 had not been executed). However, a Participant shall not forfeit a Bonus for a Performance Period if the Participant is employed by the Company or an Affiliate at the end of the Performance Period and is involuntarily Terminated by the Company or an Affiliate without cause or Terminates by reason of retirement, disability, or death, after the end of the Performance Period, but before the Bonus payment date. Notwithstanding the foregoing, a Covered Associate who Terminates by reason of retirement during a Performance Period shall be entitled to a pro rata portion of any Bonus that the Covered Associate would have been eligible to receive for the Performance Period in which his or her retirement occurs had his or her retirement not occurred at all.

		(b)	The Company shall have discretion to provide a pro-rated Bonus to a Participant whose employment with the Company or an Affiliate Terminated by reason of retirement, disability, or death during a Performance Period.

5.	DETERMINATION OF BONUSES

	5.01.	In addition to the vesting requirements of Section 4.04, Bonuses will vest solely on account of: (1) the attainment of one or more pre-established performance objectives and (2) in the case of Covered Associates, the certification described in Section 5.07.

	5.02.	With respect to Bonuses for Covered Associates, the material terms of the performance measure(s) must be disclosed to, and subsequently approved by, the shareholders before the Bonus payout is executed, unless the performance measures conform individually, alternatively or in any combination of the performance criteria and the application thereof in Appendix A.

	5.03.	Prior to the completion of 25% of any Performance Period (which, by example, may be a full Fiscal Year or some portion thereof) or, if earlier, 90 days after the beginning of the applicable Performance Period or such earlier date as required under IRC section 162(m), the Committee shall in its sole discretion, for each such Performance Period determine and establish in writing a performance measure or performance measures (in accordance with Section 5.02) applicable to the Performance Period to any Covered Associate. Within the same period of time, the Committee (or its designee) for each such Performance Period shall determine and establish in writing the performance measures applicable to the Performance Period for Participants who are not Covered Associates. Such pre-established performance measures must state, in terms of an objective formula or standard, the method for computing the amount of the Bonus payable to the Participant if the objective(s) is (are) obtained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. The Committee may establish any number of Performance Periods, objectives and Bonuses for any associate running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company’s deduction for such Bonuses under IRC section 162(m).

	5.04.	On or prior to the date specified in Section 5.03, the Committee, in its sole discretion, shall either;: (a) assign each Participant a target Bonus opportunity level expressed as a percentage of Base Salary or a whole dollar amount (for Covered Associates, Base Salary must be fixed prior to the establishment of performance objectives applicable to a particular Performance Period); or (b) establish a payout table or formula for purposes of determining the Bonus (if any) payable to each Participant. The Committee may authorize a designee to establish a payout table or formula for those Participants who are not Covered Associates.

	5.05.	Each payout table or formula:

(a) shall be in writing;

(b) shall be based on a comparison of actual performance to the performance objectives;

(c) may include a “floor” which is the level of achievement of the performance objective in which payout begins;

(d) shall include a ceiling (a/k/a “stretch”) which is the level of achievement for the maximum Bonus payout percentage (subject to Section 5.09); and

(e) shall provide for a formula for the actual Bonus attainment in relation to the Participant’s target Bonus, depending on the extent to which actual performance approached, reached or exceeded the performance criteria goal subject to Section 5.09.

	5.06.	In lieu of Bonuses based on a percentage of Base Salary (Section 5.04), Bonuses may be based on a percentage or share of a Bonus pool. The Committee (or its designee) shall determine (by the date specified in Section 5.03) the total dollar amount available for Bonuses (or a formula to calculate the total dollar amount available) known as a Bonus pool. The Committee, in its sole discretion, may establish two or more separate Bonus pools and assign the Participants to a particular Bonus pool. The Committee (or its designee in the case of Participants who are not Covered Associates) shall establish in writing a performance payout table or formula detailing the Bonus pool and the payout (or payout formula) based upon the relative level of attainment of performance goals. Each payout table or formula shall (a) be based on a comparison of actual performance to the performance goals, (b) provide the amount of a Participant’s Bonus or total pool dollars available (or a formula to calculate pool dollars available), if the performance goals for the Performance Period are achieved, and (c) provide for an actual Bonus (which may be based on a formula to calculate the percentage of the pool to be distributed to a particular Participant) based on the extent to which the performance goals were achieved. The payout table or formula may include a “floor” which is the level of achievement of the performance goals in which payout begins. In the case of Bonuses which are stated in terms of a percentage of a Bonus pool, the sum of the individual percentages for all Participants in the pool cannot exceed 100 percent. In no case shall a reduction in a Bonus of one Participant result in an increase in another Participant’s Bonus.

	5.07.	After the end of each Performance Period or such earlier date if the performance objective(s) are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Bonus, which performance objective(s) for the Performance Period were satisfied and to what extent they were satisfied. The Committee (or its designee) shall determine the actual Bonus for each Participant based on the payout table/formula established in Section 5.05 or 5.06, as the case may be.

	5.08.	The Committee, in its discretion, may cancel or decrease a Bonus calculated under this Plan, but with respect to Covered Associates, may not under any circumstances increase such Bonus calculated under this Plan.

	5.09.	Any other provision of the Plan notwithstanding, the maximum aggregate Bonus payable to a Participant for a particular Fiscal Year may not exceed $4,000,000 ~~$3,000,000~~.

6.	PAYMENT OF INCENTIVE BONUSES

	6.01.	In General. Once a Bonus has vested and the amount thereof is determined, payment of the Bonus (or the portion thereof not deferred under Section 6.04) shall be made pursuant to Section 6.02 or, if properly and timely elected, pursuant to Section 6.04, shall be deferred in accordance with Section 6.04.

	6.02.	Current Payment. A Participant’s Bonus for a Performance Period, which is not deferred in accordance with the provisions of Section 6.04 hereof, and a Participant’s Bonus, whether or not he/she elected deferred-payment thereof, for the Fiscal Year in which his/her employment Terminates, if any, as determined in accordance with Section 4.04, shall be paid in immediately available funds to the Participant, or his/her Beneficiary in the event of his/her death, no later than the later of (a) the 15th day of the third month following the Participant’s first taxable year in which such Bonus is no longer subject to a substantial risk of forfeiture (within the meaning of IRC section 409A) or (b) the 15th day of the third month following the end of the first taxable year of the service recipient (within the meaning of IRC section 409A) in which such Bonus is no longer subject to a substantial risk of forfeiture.

	6.03.	Conditional Payment. The Committee may authorize a Payment of a ~~Participant’s~~ Bonus to a Participant, other than a Covered Employee, based upon the Committee’s good faith determination that the relevant performance objectives have been satisfied. The Conditional Payment, at the discretion of the Committee may be discounted to reasonably reflect the time value of money for the prepayment. The amount of the Conditional Payment that will be returned to the Company is equal to the Conditional Payment less the Bonus payment that has vested, if any. For example, if the floor (see Section 5.05) was not attained for the performance goal or target for the Performance Period, all of the Conditional Payment made for that Performance Period to the Participant must be returned to the Company. Return of all or a portion of the Conditional Payment shall be made reasonably soon after it is determined the extent to which the performance goal or target was not achieved. Conditional payments shall not be made in connection with bonuses that otherwise would be subject to IRC section 409A if paid in the ordinary course.

6.04	Deferred Payment.

	(a)	Highly Compensated Employees. If a Participant in this Plan is a highly compensated employee who participates in the Big Lots, Inc. Amended and Restated Supplemental Savings Plan (the “Top Hat Plan”), as it may be amended and restated from time to time, elections to defer Bonus, elections as to the form of distribution of the deferred amount, establishment of a deferred account, distributions from the deferred accounts, and all other terms governing the deferred payment of a Bonus shall be governed by the terms of the Top Hat Plan. Any election to defer the Bonus of a Participant who participates in the Top Hat Plan will result in an account administered under the Top Hat Plan.

	(b)	Other Employees. The terms governing the deferral of a Bonus for Participants who do not participate in the Top Hat Plan are set forth below.

		(i)	Elections.

(1) Performance Periods. Except as provided in Section 6.04(b)(i)(2), a Participant may irrevocably elect in writing to have all or a part of a Bonus (but not less than $5,000) deferred on or before December 31 of the calendar year preceding the calendar year in which the Performance Period begins. At the same time, the Participant also shall elect the form of distribution from the Deferred Bonus Account from among the choices set forth in Section 6.04(b)(v) of the Plan.

(2) Fiscal Year Bonus. Notwithstanding the foregoing, a Participant may irrevocably elect in writing to have all or a part of a Fiscal Year Bonus (but not less than $5,000) deferred before the first day of the applicable Fiscal Year. At the same time, the Participant shall also elect the form of distribution from the Deferred Bonus Account from among the choices set forth in Section 6.04(b)(v) of the Plan.

Such deferred payment shall be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company or an Affiliate and known as his/her “Deferred Bonus Account”.

		(ii)	Credits to Deferred Bonus Account. When a Participant has elected to have a part or all of his/her Bonus credited to a Deferred Bonus Account, the unpaid balance in such account shall be credited with a simple annual interest equivalent, as follows: As of the May 1 next following the Fiscal Year for which the deferred Bonus was paid, such Bonus shall become part of the unpaid balance of such Deferred Bonus Account. Such Deferred Bonus Account shall be credited on April 30 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such April 30 at the rate determined by adding together the Three--month Treasury Bill rate on the last banking day prior to the beginning of such year and the Three--month Treasury Bill rate in effect on the last banking days of each of the calendar months of April through March of such year and dividing such total by 12. In the event that the Deferred Bonus Account shall be terminated for any reason prior to April 30 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average Three-month Treasury Bill rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

		(iii)	Alternate Deferral Plans. The Committee, at its discretion, may provide alternate deferral arrangements of which Bonuses under this Plan may be included; provided that such deferral arrangements conform with the requirements imposed by IRC section 409A.

		(iv)	Trust Deposits. The Committee, at its discretion, may establish an irrevocable trust in which the assets of the trust are subject to the general creditors of the Company and/or the Affiliate as the case may be. Such trust may upon the occurrence of certain events, as determined by the Committee, receive assets equal to the value of all Participants’ Deferred Bonus Accounts on the date of the event.

(v)	Distribution upon Termination of Employment. Upon Termination of a Participant’s employment for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to payment of the entire Deferred Bonus Account in one lump-sum payment payable on the date of the first regular payroll after the thirtieth day following the date of Termination of employment, or in ten (10) substantially equal annual installment payments payable as set forth below, as elected by the Participant at the time the Participant elects to defer all or part of his or her Bonus pursuant to Section 6.04(b). Installment payments shall be payable beginning on the thirtieth day following the date of Termination and, thereafter, on the first regular payroll date of each succeeding Fiscal Year following the year during which the first anniversary of the date of Termination of employment occurs.

(vi)	Six-Month Distribution Delay. Notwithstanding any other provision of the Plan, if the Participant is a “specified employee” (within the meaning of IRC section 409A and the Treasury Regulations promulgated thereunder and as determined under the Company’s policy for determining specified employees) on the date of the Participant’s Termination, and the Participant is entitled to a distribution under the Plan that is required to be delayed pursuant to IRC section 409A(a)(2), then such distribution shall not be paid or provided (or begin to be paid or provided) until the first business day of the seventh month following the Participant’s date of Termination (or, if earlier, the Participant’s death).

(vii)	Distribution in Event of Financial Emergency. If requested by a Participant while in the employ of the Company or an Affiliate and if the Committee (or in the case of Participants who are not Covered Associates, its designee) determines that an Unforeseeable Financial Emergency has occurred with respect to a Participant, all or a portion of the Deferred Bonus Account of the Participant may be distributed at the sole discretion of the Committee (or its designee, as applicable) in an amount no greater than the amount reasonably necessary to satisfy the emergency need (including amounts necessary to pay any Federal, state or local income taxes reasonably anticipated to result from such distribution). The Participant must supply written evidence of the Unforeseeable Financial Emergency and must declare, under penalty of perjury, that the Participant has no other resources available to meet the emergency, including the resources of the Participant’s spouse and minor children that are reasonably available to the Participant. The Participant must also declare that the need cannot be met by reimbursement or compensation by insurance or otherwise, or by reasonable liquidation of the Participant’s assets (or the assets of the spouse or minor children of the Participant) to the extent such liquidation will not itself cause severe financial hardship. Any such distribution shall be paid within 7 days of the determination by the Committee that an Unforeseeable Financial Emergency exists.

(viii)	Cash Outs. Notwithstanding the provisions in Sections 6.04(b)(v) and (vii), once distributions of the Deferred Bonus Account begin, if the amount remaining in a Participant’s Deferred Bonus Account at any time is less than $5,000, the Committee shall pay the balance in the Participant’s Deferred Bonus Account in a lump sum. within thirty (30) days; provided, however, that the payment results in the termination and liquidation of the Participant’s interest under the Plan and all other plans or arrangements that, along with the Plan, would be treated as a single nonqualified deferred compensation plan under IRC section 409A.

(ix)	Beneficiary Designation.

(1) A Participant may designate a Beneficiary who is to receive, upon his/her death, the distributions that otherwise would have been paid to him/her. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution whether payable before or after the Beneficiary’s death, and any distributions remaining upon the Beneficiary’s death shall be made to the Beneficiary’s estate.

(2) A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term “Beneficiary” shall include his estate.

(x) Corporate Changes.

(1) Dissolution or Liquidation of Company. The Company shall cause the dollar balance of a Deferred Bonus Account (adjusted to the end of the month immediately preceding the date of dissolution or liquidation) to be paid out in cash in a lump sum to the Participants, or their Beneficiaries as the case may be, 60 days following the date of a corporate dissolution of the Company taxed under IRC section 331 in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(A); provided that the amounts in the Deferred Bonus Accounts are included in the Participants’ gross incomes in accordance with Treasury Regulation §1.409A- 3(j)(4)(ix)(A).

(2) Change of Control of Company. In the event of a Change of Control of the Company, the Company may, within thirty days preceding or twelve months following the Change of Control event, irrevocably elect to terminate the Plan and to distribute all Deferred Bonus Accounts under the Plan in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B); provided that all agreements, methods, programs and other arrangements sponsored by the Company and all Affiliates immediately after the time of a Change of Control with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation §1.409A-1(c)(2) are terminated and distributed with respect to each Participant that experienced the Change of Control, so that under the terms of the termination and distribution, all such Participants are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the date the Company irrevocably takes all necessary action to terminate and distribute amounts under such arrangements.

7.	RIGHTS OF PARTICIPANTS

	7.01.	No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company or an Affiliate by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company hold any funds in reserve or trust to secure payments hereunder. No Participant may assign, pledge, or encumber his/her interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

	7.02.	Nothing contained in this Plan shall be construed to give any associate or Participant any right to receive any Bonus other than in the sole discretion of the Committee or any rights whatsoever with respect to the Common Shares of the Company.

8.	NO EMPLOYEE RIGHTS

	8.01.	Nothing in the Plan or participation in the Plan shall confer upon any Participant the right to be employed by the Company or an Affiliate or to continue in the employ of the Company or an Affiliate, nor shall anything in the Plan, or participation in the Plan amend, alter or otherwise affect any rights or terms of employment or other benefits arising from that employment.

9.	ADMINISTRATION

	9.01.	Administration. The Committee shall have complete authority to administer the Plan, interpret the terms of the Plan, determine eligibility of associates to participate in the Plan, and make all other determinations and take all other actions in accordance with the terms of the Plan and any trust agreement established under Section 6.04(b)(iv). Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

	9.02.	Liability of Committee, Indemnification. To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

	9.03.	Expenses. The costs of the establishment, the adoption, and the administration of the Plan, including but not limited to legal and accounting fees, shall be borne by the Company. The expenses of establishing and administering any trust under Section 6.04(b)(iv) shall be borne by the trust; provided, however, that the Company shall bear, and shall not be reimbursed by, the trust for any tax liability of the Company associated with the investment of assets by the trust.

	9.04.	Choice of Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Ohio, unless superseded by federal law, which shall govern correspondingly.

10.	AMENDMENT OR TERMINATION

	10.01.	The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by IRC section 162(m) to be approved by the shareholders, or suspend or terminate the Plan entirely; provided, however, that no such modifications, amendment, suspension or termination may, without the consent of the Participant, or his Beneficiary in the case of his/her death, reduce the right of a Participant, or his/her Beneficiary, as the case may be, to any payment due under the Plan. For the avoidance of doubt, the Committee may amend the Plan as necessary to conform the Plan to the requirements of IRC section 409A. Distributions of Deferred Bonus Accounts on termination of the Plan shall occur only under the circumstances specified in Section 6.04(b)(x) above.

11.	TAX WITHHOLDING

	11.01.	The Company or the employing Affiliate shall have the right to deduct from all cash payments any federal, state, or local taxes or other withholding amounts required by law or valid court order to be withheld with respect to such cash payments. Amounts deferred will be taken into account for purposes of any tax or withholding obligation under the Federal Insurance Contribution Act and Federal Unemployment Tax Act, not in the year distributed, but at the later of the year the services are performed or the year in which the rights to the amounts are no longer subject to a substantial risk of forfeiture, as required by IRC sections 3121(v) and 3306(r) and the regulations thereunder. Amounts required to be withheld pursuant to IRC sections 3121(v) and 3306(r) shall be withheld out of other current wages paid to the Participant by the Company or the employing Affiliate, or, if such current wages are insufficient, the Participant shall remit to the Company an amount equal to the applicable tax withholding. The determination of the Company or the employing Affiliate regarding applicable income and employment tax withholding requirements shall be final and binding on the Participant.

12.	CLAIMS PROCEDURE

	12.01.	Any Participant (the “claimant”) who believes that he or she is entitled to a benefit under the Plan or that wishes to resolve a dispute or disagreement which arises under, or in any way relates to, the interpretation or construction of the Plan may file a claim with the Committee.

	12.02.	If the claim is wholly or partially denied, the Committee will within ninety (90) days of the receipt of such claim provide the claimant with written notice of the denial setting forth in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for which the claim was denied;

(b) Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the claim;

(c) A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

(d) An explanation of the Plan’s claims review procedure and the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action under §502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse determination upon review.

If special circumstances require the extension of the ninety (90) day period described above, the claimant will be notified before the end of the initial period of the circumstances requiring the extension and the date by which the Committee expects to reach a decision. Any extension for deciding a claim will not be for more than an additional ninety (90) day period.

12.03.	Review Procedure. If a claim has been wholly or partially denied, the affected claimant, or such claimant’s authorized representative, may:

(a) Request that the Committee reconsider its initial denial by filing a written appeal within sixty (60) days after receiving written notice that all or part of the initial claim was denied;

(b) Review pertinent documents and other material upon which the Committee relied when denying the initial claim; and

(c) Submit a written description of the reasons for which the claimant disagrees with the Committee’s initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing within the time periods described above and directed to the Committee. The Committee is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Committee’s decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal. The Committee will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. The decision will also include a statement of the claimant’s right to bring an action under ERISA §502(a).

The Committee’s decision on review will be made not later than sixty (60) days after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than one-hundred-twenty (120) days after receipt of the request for review. This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision and will be provided to the claimant prior to the expiration of the initial period.

To the extent permitted by law, the decision of the Committee will be final and binding on all parties. No legal action for benefits under the Plan will be brought unless and until the claimant has exhausted such claimant’s remedies under this Section 12.01.

13.	SECTION 409A

	13.01.	It is intended that the Plan comply with IRC section 409A and the Treasury Regulations promulgated thereunder, and the Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of IRC section 409A and the Treasury Regulations promulgated thereunder.

	13.02.	The Company may accelerate the time or schedule of a distribution to a Participant at any time the Plan fails to meet the requirements of IRC section 409A and the Treasury Regulations promulgated thereunder. Such distribution may not exceed the amount required to be included in income as a result of the failure to comply with IRC section 409A and the Treasury Regulations promulgated thereunder.

APPENDIX A
PERFORMANCE CRITERIA

I.
Performance criteria imposed on Bonus opportunities will be derived using the accounting principles generally accepted in the United States of America and will be reported or appear in the Company’s filings with the Securities Exchange Commission (including, but not limited to, Forms 8-K, 10-Q and 10-K) or the Company’s annual report to shareholders and will be derived from one or more (or any combination of one or more) of the following:

	(a)	Earnings ~~Income~~ (loss) per common share from continuing operations;

	(b)	Earnings ~~Income~~ (loss) per common share;

	(c)	Operating profit (loss), operating income (loss), or income (loss) from operations (as the case may be);

	(d)	Income (loss) from continuing operations before unusual or infrequent items;

	(e)	Income (loss) from continuing operations;

	(f)	Income (loss) from continuing operations before income taxes;

	(g)	Income (loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be);

	(h)	Income (loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be);

	(i)	Net income (loss);

	(j)	Income (loss) before other comprehensive income (loss);

	(k)	Comprehensive income (loss);

	(l)	Income (loss) before interest and income taxes (sometimes referred to as “EBIT”);

	(m)	Income (loss) before interest, income taxes, depreciation and amortization (sometimes referred to as “EBITDA”);

	(n)	Any other objective and specific income (loss) category or non-GAAP financial measure that appears as a line item in the Company’s periodic filings with the Securities and Exchange Commission or the annual report to shareholders;

	(o)	Any of items (c) through (n) on a weighted average common shares outstanding basis;

	(p)	Any of items (a) through (n) on a diluted basis as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260 – Earnings Per Share (formerly Statement of Financial Accounting Standards (“SFAS”) No. 128) including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements;

	(q)	Common share price;

	(r)	Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders;

	(s)	Percentage increase in comparable store sales;

	(t)	Gross profit (loss) or gross margin (loss) (as the case may be);

	(u)	Economic value added;

(v)	Any of items (a) through (u) with respect to any subsidiary, Affiliate, business unit, business group, business venture or legal entity, including any combination thereof, or controlled directly or indirectly by the Company whether or not such information is included in the Company’s annual report to shareholders, proxy statement or notice of annual meeting of shareholders;

(w)	Any of items (a) through (u) above may be determined before or after a minority interest’s share as designated by the Committee;

(x)	Any of items (a) through (u) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company’s SEC ~~periodic~~ filings, annual report to shareholders, proxy statement or notice of annual meetings of shareholders;

(y)	Total shareholder return ranking position meaning the relative placement of the Company’s total shareholder return [as determined in (r) above] compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight and not more than sixteen companies, including the Company; or

(z)	With respect to items (a), (b), (o) and (p) above, other terminology may be used for “earnings ~~income~~ (loss) per common share” (such as “Basic EPS,” “income (loss) ~~earnings~~ per common share,” “diluted EPS,” or “income (loss) ~~earnings~~  per common share-assuming dilution”) as contemplated by ASC 260 – Earnings Per Share (formerly SFAS No. 128), as amended, revised or superseded.

II.
The Committee in its sole discretion, in setting the performance objectives in the time prescribed in Section 5, may provide for the making of equitable adjustments (including the income tax effects attributable thereto), singularly or in combination, to the performance criteria (in Section I ~~A above~~ of this Appendix) in recognition of unusual or non-recurring events, transactions and accruals for the effect of the following qualifying objective items (or any particular item(s) within the following items or portion(s) thereof):

	(aa)	Asset impairments as described in ASC 360 – Property, Plant, & Equipment (formerly SFAS No. 144), as amended, revised or superseded;

	(bb)	Costs associated with exit or disposal activities as described by ASC 420 – Exit or Disposal Cost Obligations (formerly SFAS No. 146), as amended, revised or superseded;

	(cc)	Impairment charges (excluding the amortization thereof) related to ~~Amortization costs associated with the acquisition of~~ goodwill or other intangible assets, as described by ASC 350 – Intangibles – Goodwill and Other (formerly SFAS No. 142), as amended, revised or superseded;

	(dd)	Merger integration costs;

	(ee)	Merger transaction costs;

	(ff)	Any profit or loss attributable to the business operations of a reportable segment as described by ASC 280 – Segment Reporting (formerly SFAS No. 131), as amended, revised or superseded;

	(gg)	Any profit or loss attributable to a reportable segment as described by ASC 280 – Segment Reporting (formerly SFAS No. 131), as amended, revised or superseded or an entity or entities acquired during the period of service to which the performance goal relates;

	(hh)	Any specified Tax settlement(s) (or combination thereof) with a Tax authority;

	(ii)	The relevant Tax effect of new Tax legislation enacted after the beginning of the Performance Period or other changes in Tax law;

	(jj)	Any extraordinary item, event or transaction as described in ASC 225-20 – Income Statement – Extraordinary and Unusual Items (formerly Accounting Principles Board Opinion (“APB”) No. 30), as amended, revised or superseded;

	(kk)	Any unusual in nature, or infrequent in occurrence items, events or transactions (that are not “extraordinary” items) as described in ASC 225-20 – Income Statement – Extraordinary and Unusual Items (formerly APB No. 30), as amended, revised or superseded;

(ll)	Any other non-recurring items, any events or transactions that do not constitute ongoing operations, or other non-GAAP financial measures (not otherwise listed);

(mm)	Any change in accounting principle as described in ASC 250-10 Accounting Changes and Error Corrections (formerly SFAS No. 154)~~APB No. 20~~, as amended, revised or superseded;

(nn)	Unrealized gains or losses on investments in debt and equity securities as described in ASC 320 – Investments – Debt and Equity Securities (formerly SFAS No. 115), as amended, revised or superseded;

(oo)	Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in ASC 815 – Derivatives and Hedging (formerly SFAS No. 133), as amended, revised or superseded;

(pp)	Shares-based compensation charges as described in ASC 718 – Compensation – Stock Compensation and ASC 505-50 Equity-Based Payments to Non-Employees (formerly SFAS No. 123R), as amended, revised or superseded;

(qq)	Any gain or loss as reported as a component of other comprehensive income as described in ASC 220 – Comprehensive Income (formerly SFAS No. 130), as amended, revised or superseded;

(rr)	Any expense (or reversal thereof) ~~gain or loss~~ as a result of incurring an obligation for a direct or indirect guarantee, as described in ASC 460 – Guarantees (formerly FASB Interpretations (“FIN”) No. 45), as amended, revised or superseded;

(ss)	Any gain or loss as the result of the consolidation of a variable interest entity as described in ASC 810 - Consolidation (formerly FIN No. 46), as amended, revised or superseded;

(tt)	Any expense, gain or loss (including, but not limited to, judgments, interest on judgments, settlement amounts, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation, judgments or lawsuit settlement (including collective actions or class action lawsuits); or

(uu)	Any charges associated with the early retirement of debt obligations.

APPENDIX D

Proposed Amendments to the Amended Articles of Incorporation
of Big Lots, Inc. as Discussed under Proposal Four in this Proxy Statement

I.	Proposed new Article Eighth would be added to the Amended Articles of Incorporation and would read as follows:

Eighth: At each meeting of shareholders for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. For purposes of this Article EIGHTH, brokers’ non-votes and abstentions will not be considered votes cast for or against or withheld from a nominee’s election at the shareholder meeting. In all director elections other than uncontested elections, the nominees receiving the greatest number of votes shall be elected. For purposes of this Article, an “uncontested election” means an election of directors at a meeting of shareholders in which the number of nominees for election does not exceed the number of directors to be elected and with respect to which no shareholder has submitted to the corporation notice of an intent to nominate a candidate for election as a director at such meeting in accordance with the corporation’s Code of Regulations, as it may be amended from time to time (the “Regulations”), or, if such a notice has been submitted with respect to such meeting, prior to the commencement of the election of directors at such meeting, each such notice with respect to such meeting has been (A) withdrawn by its respective submitting shareholder in writing to the secretary of the corporation, (B) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the Regulations, or, if challenged in court, by final court order) or (C) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

II.	Article Eighth of the Amended Articles of Incorporation would be renumbered “Article Ninth” and Article Ninth of the Amended Articles of Incorporation would be renumbered “Article Tenth”.

D-1

APPENDIX E

Proposed Amendments to the Code of Regulations
of Big Lots, Inc. as Discussed under Proposal Five in this Proxy Statement

I.	Proposed new Section 1.07 would be added to the Code of Regulations and would read as follows:

     Section 1.07. Notice of Shareholder Director Nominations.

     (A) Nomination(s) of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by any shareholder of the corporation who (i) was a shareholder of record at the time the shareholder gives notice of such nomination(s) as provided for in this Section 1.07 and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.07 as to such nomination. In order to assure that shareholders and the corporation have a reasonable opportunity to consider nominations proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, the procedures referenced in clause (iii) above shall be the exclusive means for a shareholder to make nominations of candidates for election as directors of the corporation (other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting) before a meeting of shareholders.

     (B) Without qualification, for any nominations of persons to be elected as directors of the corporation to be properly brought before a shareholder meeting by a shareholder pursuant to Section 1.07(A)(iii), the shareholder must have given timely notice thereof in proper written form to the corporation’s secretary. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 130th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 130th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment of a shareholder meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the secretary must:

     (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (I) the name and address of such shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (II) the class and number of shares of the corporation which are held of record by such shareholder as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of the corporation held of record by such shareholder on such record date, (III) the class and number of shares of the corporation which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of the corporation beneficially owned by such shareholder and such beneficial owner on such record date, (IV) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (V) such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the corporation pursuant to this Section 1.07;

     (ii) set forth, as to the shareholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination is made (I) any agreements, arrangements or understandings entered into by the shareholder or beneficial owner, as appropriate, and any affiliate thereof with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (II) to the extent not covered in clause (ii)(I) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and (III) a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of the information set forth in clause (ii)(I) and (i)(II) above as of such record date;

     (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors of the corporation (I) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (II) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed shareholder nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K promulgated by the U. S. Securities and Exchange Commission if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

     (iv) set forth a representation that such shareholder intends to appear at the meeting to bring such nomination before the meeting;

     (v) set forth such other information as may reasonably be required by the board of directors of the corporation as described in the corporation’s proxy statement for the preceding year’s annual meeting;

     (vi) be accompanied by the signed consent of each shareholder nominee to serve as a director of the corporation if so elected; and

     (vii) be followed, within five business days after the record date for such meeting, by the written notice providing the information described in clauses (B)(i) and (B)(ii) above.

     The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     (C) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.07 shall be presented as shareholder nominees for election as directors at a meeting of shareholders. Except as otherwise provided by law, the Articles of Incorporation of the corporation or these Regulations, the board of directors of the corporation (or a designated committee thereof) shall have the power and duty to determine whether a shareholder’s nomination was made in accordance with the procedures set forth in this Section 1.07 and, if any proposed nomination is not in compliance with this Section 1.07, to declare that such defective nomination shall be disregarded. In addition, at each shareholder meeting, the chairperson of the meeting may refuse to acknowledge the nomination of any person by a shareholder not made in compliance with the foregoing procedure.

     (D) For purposes of this Section 1.07, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the U. S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

     (E) Notwithstanding the foregoing provisions of this Section 1.07, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.07; provided, however, that any references in this Section 1.07 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to Section 1.07(A)(iii) or Section 1.07(B). Nothing in this Section 1.07 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Section 1.07.

II.	Section 1.07 of the Code of Regulations would be renumbered Section 1.08 and amended as follows:

Section 1.08. Votes Required. At each meeting of shareholders for the election of directors at which a quorum is present, a nominee for election as a director in an “ uncontested election” (as defined in the corporation’s Amended Articles of Incorporation, as hereafter may be amended from time to time) shall be elected to the corporation’s board of directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. For purposes of this Section 1.08, brokers’ non-votes and abstentions will not be considered votes cast for or against or withheld from a nominee’s election at the shareholder meeting. In all director elections other than uncontested elections, the nominees ~~At all elections of directors, the candidates~~ receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

III.	Sections 1.08, 1.09, 1.10, 1.11 and 1.12 of the Code of Regulations would be renumbered Section 1.09, 1.10, 1.11, 1.12 and 1.13, respectively.

ATTN: GENERAL COUNSEL 300 PHILLIPI ROAD COLUMBUS, OH 43228

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M23853-P92855-Z52141	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BIG LOTS, INC.					For	Withhold	For All
					All	All	Except

1.	ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the nominees named below.				☐	☐	☐
	01)	Jeffrey P. Berger	06)	Philip E. Mallott
	02)	Steven S. Fishman	07)	Russell Solt
	03)	Peter J. Hayes	08)	James R. Tener
	04)	David T. Kollat	09)	Dennis B. Tishkoff
	05)	Brenda J. Lauderback
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2005 LONG-TERM INCENTIVE PLAN. The Board of Directors recommends a vote FOR the approval of the amended and restated Big Lots 2005 Long-Term Incentive Plan.	☐	☐	☐

3.	APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2006 BONUS PLAN. The Board of Directors recommends a vote FOR the approval of the amended and restated Big Lots 2006 Bonus Plan.	☐	☐	☐

4.	APPROVAL OF AMENDMENTS TO OUR AMENDED ARTICLES OF INCORPORATION. The Board of Directors recommends a vote FOR the approval of amendments to the Big Lots, Inc. Amended Articles of Incorporation to institute majority voting in uncontested director elections.	☐	☐	☐

5.	APPROVAL OF AMENDMENTS TO OUR CODE OF REGULATIONS. The Board of Directors recommends a vote FOR the approval of amendments to the Big Lots, Inc. Code of Regulations to establish procedures for advance notice of shareholder director nominations.	☐	☐	☐

6.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐

The undersigned hereby expressly revokes any and all proxies heretofore given or executed by him/her with respect to the common shares of Big Lots represented by this proxy card.

Please date and sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Combined Document is available at www.proxyvote.com.

M23854-P92855-Z52141

BIG LOTS, INC.
Proxy Solicited on Behalf of the Board of Directors
for the May 27, 2010
Annual Meeting of Shareholders

The undersigned hereby appoints Steven S. Fishman, Joe R. Cooper and Charles W. Haubiel II, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of Big Lots, Inc. ("Big Lots"), to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 a.m. EDT on May 27, 2010, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of Big Lots which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side of this proxy card.

This proxy, when properly executed, will be voted in the manner you specify. If you do not specify a choice as to Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five or Proposal Six (excluding broker non-votes), the above-named proxies will vote the common shares: (i) FOR the election of each of the nominees named on the reverse side of this proxy card (Proposal One); (ii) FOR the approval of the amended and restated Big Lots 2005 Long-Term Incentive Plan (Proposal Two); (iii) FOR the approval of the amended and restated Big Lots 2006 Bonus Plan (Proposal Three); (iv) FOR the amendments to Big Lots' Amended Articles of Incorporation (Proposal Four); (v) FOR the amendments to Big Lots' Code of Regulations (Proposal Five); and (vi) FOR the ratification of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for fiscal 2010 (Proposal Six). If any nominee named for election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as Big Lots' Board of Directors may recommend.The above-named proxies will vote the common shares in accordance with the recommendations of Big Lots' Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders.

PLEASE SIGN AND DATE ON THE REVERSE SIDE